UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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8x8, Inc.

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2026 Proxy Statement
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To our stockholders:
Fiscal 2026 marked a turning point for 8x8. We delivered four consecutive quarters of year-over-year revenue growth, achieved our first GAAP-profitable full fiscal year since fiscal 2015, and continued expanding the capabilities of our platform for a world being reshaped by AI. A year ago, we outlined a clear set of operational priorities: accelerating growth, completing the Fuze customer transition, expanding our partner ecosystem, and maintaining financial discipline. Fiscal 2026 was defined by our execution against those commitments.
Delivering on Our Commitments
Total revenue grew 3% to $735.8 million. Service revenue grew 3% to $715.3 million. Both reflected four consecutive quarters of year-over-year growth. By the fourth quarter, revenue from the remaining customers on the Fuze platform had reached effectively zero, down from approximately 5% of total revenue in the fourth quarter of fiscal 2025. The transition of Fuze customers is now complete.
Our progress extended well beyond the top line in fiscal 2026. GAAP operating income grew 25% to $18.9 million. We delivered GAAP net income of $1.6 million for the full fiscal year, compared to a GAAP net loss of $27.2 million in fiscal 2025. Non-GAAP net income reached $57.5 million, up from $48.3 million in the prior year. GAAP net income per diluted share increased to $0.01, while Non-GAAP net income per diluted share increased to $0.40. We also reduced stock-based compensation expense from $39.9 million in fiscal 2025 to $20.4 million in fiscal 2026, a meaningful reduction in non-cash operating costs.
Cash generation remained strong. Operating cash flow was $55.8 million, our fourth consecutive year of positive annual operating cash flow. We made $30 million in principal repayments on our term loan. Combined with prior repayments, we have reduced total debt by approximately $224 million since our peak indebtedness in August 2022. Stockholders' equity grew to $146.6 million, up 20% from the prior year-end.
Innovating Across Communications, AI and the Customer Experience
Fiscal 2026 was a year of meaningful innovation across our platform. We brought 8x8 Engage to general availability, extending AI-powered customer experience tools to frontline teams outside the contact center, with customer adoption growing more than 300% year-over-year. We introduced AI Studio, enabling organizations to build and deploy AI-powered voice and digital agents without new infrastructure. We acquired Maven Labs and CallRoute to deepen our messaging, automation, and Microsoft Teams capabilities. And we introduced our first product-led growth initiative, making basic workforce engagement tools available at no additional cost directly within the platform, deployable in minutes or hours rather than the days or weeks typically required.
The breadth of what we can offer customers has never been greater, and our results reflect this. Customers using three or more 8x8 products grew meaningfully year-over-year, and these multi-product customers continue to demonstrate stronger retention and higher lifetime value. More than 5 billion digital interactions flowed across 8x8 communications APIs during fiscal 2026. Usage-based revenue grew more than 50% for the full year and more than 70% in the fourth quarter alone, reaching approximately 23% of service revenue in the fourth quarter of fiscal 2026, up from approximately 14% a year earlier. Our internal AI adoption has accelerated as well: we are using AI to automate workflows, replace legacy third-party tools, and compress development cycles in ways that are already showing up in our cost structure.
Serving Customers and Strengthening Our Ecosystem
Our platform is resonating with customers. Throughout the year, we won competitive deals across industries and geographies. For example, in the United States, an insurance company chose 8x8 after evaluating six vendors, replacing two competitors with a full UCaaS and CCaaS deployment. In another example, a healthcare organization with more than 100 locations implemented 8x8 for omnichannel patient communications. Internationally, customers in the UK and the Philippines selected 8x8 for its trusted infrastructure and AI-ready capabilities.

We enter fiscal 2027 with improved partner momentum. Partners remain an underpenetrated growth channel for 8x8, and expanding our global partner ecosystem is a top priority. During fiscal 2026 we increased our investments in systems and automation that make it easier for partners to do business with 8x8, from onboarding and deal registration to co-selling and enablement. We also expanded our Technology Partner Ecosystem during fiscal 2026, including new integrations with our partner MNET, LLC to deliver real-time integration with core financial systems, Workair Limited to deliver the Hive65 workforce management product and engagement, and AI Software, LLC, doing business as Capacity, for agent assistance and guidance. Subsequent to year-end, we announced a strategic partnership with AgentFlow AI GmbH, doing business as Synthflow AI, to expand next-generation agentic AI solutions in the 8x8 Contact Center.
The Voice Infrastructure Advantage
Enterprise communications is undergoing a structural shift. Customers are moving from disconnected tools toward integrated platforms that combine communications, AI, APIs, and workflow automation, while the traditional fixed-seat subscription model gives way to usage-based pricing that aligns cost with value delivered. 8x8 is well positioned for this transition, and fiscal 2026 was a year in which we made that positioning tangible.
As agentic AI moves from experimentation into production, the underlying communications infrastructure becomes increasingly strategic. Every AI interaction, every agentic workflow, every automated customer response still requires a communications layer: voice routing, messaging infrastructure, data handling, compliance logging, service level guarantees. The more AI permeates enterprise operations, the more traffic flows through the communications infrastructure and the more critical that infrastructure becomes. AI gets smarter from data. We believe the data that matters most lives in conversations, and the company that owns the communications network owns the context that delivers truly intelligent AI in the enterprise setting.
Our global network with carrier-grade voice and messaging across fifty-eight countries sits at the intersection of what AI needs and what AI cannot replace. We believe this will prove to be a structural advantage that is not easily replicated.
Independent analysts and industry observers have reached similar conclusions. 8x8 was named a Leader in the IDC European MarketScape for Worldwide Communications Engagement Platforms and a Leader in the Omdia Universe for Customer Engagement Platforms. We earned recognition across five categories at the 22nd Annual International Business Awards, including Gold Stevie Awards, bringing our three-year total to 21 Stevie Awards. 8x8 was also named a Top Provider for both CCaaS and CPaaS by Metrigy in its Q2 2026 MetriStar Top Provider reports.1
Looking Ahead
We enter fiscal 2027 with real momentum: a unified platform that enterprises trust, rapid growth in usage revenue, including from our AI products and communications APIs, and a customer base that increasingly depends on the full 8x8 stack to run their most critical operations. The investments we made over the past three years — in platform, in AI, in go-to-market discipline — are compounding, and the results are showing up in our financials.
We are on a multi-year journey as we build a diversified, durable business. Our priorities remain clear:
•Expand our global communications infrastructure for AI-driven customer engagement.
•Deliver innovation that enables seamless human and agent interactions that build trust at every stage of the customer journey.
•Scale our partner and distribution ecosystem globally.
•Drive operational discipline and efficiency.
On behalf of the leadership team, thank you to our customers, partners, employees, and shareholders for your continued trust and support.
Sincerely,
Samuel C. Wilson
Chief Executive Officer
1 Reference: IDC MarketScape: European Contact Center as a Service Applications Software 2025 Vendor Assessment by Oru Mohiuddin, Graham Fruin, and Bruno Teyton, October 2025, IDC #EUR153005525; Omdia Universe: Customer Engagement Platforms, 2026 by Mila D’Antonio, Principal Analyst, Customer Engagement, published February 6, 2026; MetriStar Top Provider Award: Communications Platform as a Service, Q2 2026 by Beth Schultz, VP of Research and Principal Analyst, Metrigy; Metrigy MetriStar Top Provider Award: Contact Center-as-a-Service Platforms, Q2 2026, by Robin Gareiss, CEO and Principal Analyst, Metrigy; https://iba.stevieawards.com/

Table of Contents

PROXY SUMMARY	1	AUDIT MATTERS	58
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	6	Report of the Audit Committee of the Board of Directors	58

Governance Framework	6	Fees billed by Grant Thornton LLP	58
Corporate Governance Principles	6	Related Party Transactions	59
Board Composition, Meetings and Attendance	7
		PROPOSALS TO BE VOTED ON DURING THE MEETING	60
Director Independence	14
Committees	15	PROPOSAL 1 - ELECTION OF DIRECTORS	60
Code of Business Conduct and Ethics	19	PROPOSAL 2 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	61
Stockholder Engagement	19
Sustainability and Corporate Social Responsibility	22	PROPOSAL 3 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	62

Compensation of Non-Employee Directors	26
		PROPOSAL 4 - APPROVAL OF AMENDMENT TO AMENDED AND RESTATED 2022 EQUITY INCENTIVE PLAN	64
NAMED EXECUTIVE OFFICER COMPENSATION	29

Equity Compensation Plan Information	29
Executive Officers	30
Compensation Discussion and Analysis	31	INFORMATION ABOUT THE MEETING	74
Fiscal 2026 Compensation Highlights	32	Voting Rights, Quorum, And Required Vote	74
Report of the Compensation Committee of the Board of Directors	43
		Voting Requirements	76
Summary Compensation Table	44	Solicitation of Proxies	76
Fiscal 2026 Grants of Plan-Based Awards Table	45	Stockholder Proposals For 2027 Annual Meeting	77

Fiscal 2026 Outstanding Equity Awards at Fiscal Year-End Table	46	Other Matters	78

Fiscal 2026 Option Exercises and Stock Vested Table	48	APPENDIX A - 8X8, INC. AMENDED AND RESTATED 2022 EQUITY INCENTIVE PLAN, AS AMENDED	79

Employment Arrangements	48
Potential Payments Upon Termination or Change-In-Control	49

CEO Pay Ratio	51
Pay Versus Performance	52
Security Ownership Of Certain Beneficial Owners and Management	56

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," “opportunity,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this Proxy Statement include, but are not limited to, statements about: our future financial performance, including revenue, margins, and operating expenses; trends in our business and the technology industry; the sufficiency of our cash, cash equivalents, investments, and operating cash flows to meet our liquidity needs; our ability to service our debt; our market position, opportunity, and growth strategy; our ability to compete successfully; our product strategy, innovation efforts and evolving artificial intelligence ("AI") capabilities; our ability to operate under evolving macroeconomic conditions; our ability to attract and retain customers; our ability to expand into new markets and internationally; our ability to manage growth and future expenses; and the impact of recent accounting standards on our consolidated financial statements.
For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s annual report on Form 10-K, as well as other reports that 8x8, Inc. files from time to time with the U.S. Securities and Exchange Commission (the “SEC”). All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Notice of the 2026 Annual Meeting of Stockholders
The 2026 Annual Meeting (the “2026 Annual Meeting”) of Stockholders of 8x8, Inc. (“8x8” or the “Company”), a Delaware corporation, will be held virtually at the date and time indicated below.
Meeting Information
August 3, 2026
9:00 a.m., Pacific Time
All stockholders are cordially invited to virtually attend the 2026 Annual Meeting. We will be hosting the 2026 Annual Meeting via live webcast on the Internet. Any stockholder can listen to and participate in the 2026 Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/8x82026. Stockholders may vote and ask questions while connected to the 2026 Annual Meeting on the Internet. You will not be able to attend the 2026 Annual Meeting in person. Instructions on how to participate in the 2026 Annual Meeting and demonstrate proof of stock ownership are posted at www.virtualshareholdermeeting.com/8x82026. However, to ensure your representation at the 2026 Annual Meeting, you are urged to vote as promptly as possible. Any stockholder of record virtually attending the 2026 Annual Meeting may vote even if he or she has previously returned a proxy. The items of business are summarized below and are described in more detail in the Proxy Statement accompanying this notice.

Items of Business
1.
To elect eight directors to hold office until the 2027 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. The Company’s nominees are Jaswinder Pal Singh, Monique Bonner, Andrew Burton, Todd Ford, Alison Gleeson, John Pagliuca, Elizabeth Theophille and Samuel Wilson.

2.	To approve, through an advisory vote, the Company’s executive compensation for the fiscal year ended March 31, 2026.
3.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2027.
4.	To approve an amendment to the Amended and Restated 2022 Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 8,338,000 shares.
Notice of Internet Availability
In accordance with Securities and Exchange Commission rules that allow us to furnish our proxy materials over the Internet, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials, instead of a paper copy of the proxy materials, on or about June 24, 2026. The notice contains instructions on how to access the proxy materials over the Internet and how to submit your proxy via the Internet. If you would like to receive a paper copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting a paper copy of such materials included in the notice, as well as in the accompanying Proxy Statement.
Record Date
Stockholders of record at the close of business on Monday, June 8, 2026 are entitled to notice of and to vote at the 2026 Annual Meeting or at any adjournments or postponements thereof.
Stockholder List
A list of stockholders entitled to vote will be available for 10 days prior to the 2026 Annual Meeting at our headquarters, 675 Creekside Way, Campbell, California 95008. If you would like to view the stockholder list, please contact our Investor Relations department at (408) 495-2524 to schedule an appointment or for alternative arrangements to the extent office access is impracticable. In addition, a list of stockholders of record will be available during the 2026 Annual Meeting for inspection by stockholders of record for any legally valid purpose related to the 2026 Annual Meeting at www.virtualshareholdermeeting.com/8x82026.
By Order of the Board of Directors,
Jaswinder Pal Singh
Campbell, California
June 24, 2026

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
PROXY SUMMARY
The following is a summary of certain key information in our Proxy Statement. This is only a summary, and it may not contain all of the information that is important to you. For more complete information, please review the full Proxy Statement and our Annual Report on Form 10-K for the year ended March 31, 2026. In this Proxy Statement, we refer to 8x8, Inc. as “8x8,” the “Company,” “we” or “us,” and we refer to our fiscal year ended March 31, 2026 as “fiscal 2026” or “FY 2026.” Please note that the information on, or accessible through, our website is expressly not incorporated by reference in this Proxy Statement. This Proxy Statement and the form of proxy card were first sent or made available to stockholders on approximately June 24, 2026.
ELIGIBILITY TO VOTE
Stockholders of record at the close of business on June 8, 2026 are entitled to notice of and to vote at the 2026 Annual Meeting or at any adjournments or postponements thereof.
HOW TO VOTE
You may vote using any one of the following methods. In all cases, you should have your 16-Digit Control Number from your proxy card available and follow the instructions. Voting will be accepted until 11:59 p.m., Eastern Time, on Sunday, August 2, 2026:

Online at www.proxyvote.com	By Telephone at 1-800-690-6903

Online using your mobile device by scanning the QR Code	By mail by voting, signing and timely mailing your Proxy Card

MEETING INFORMATION

Time and Date:	Monday, August 3, 2026 at 9:00 a.m., Pacific Time
Virtual Meeting Address:	www.virtualshareholdermeeting.com/8x82026
VOTING MATTERS AND BOARD RECOMMENDATIONS
The table below includes a brief description of each matter to be voted upon at the 2026 Annual Meeting, along with the voting recommendation of our Board of Directors (the “Board”).

Description of Proposals		Board Vote Recommendation	Page Reference
1.	To elect eight directors to hold office until the 2027 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. The Company’s nominees are Jaswinder Pal Singh, Monique Bonner, Andrew Burton, Todd Ford, Alison Gleeson, John Pagliuca, Elizabeth Theophille and Samuel Wilson.	FOR each Company Nominee	60
2.	To approve, through an advisory vote, the Company’s executive compensation for the fiscal year ended March 31, 2026.	FOR	61
3.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2027.	FOR	62
4.	To approve an amendment to the Amended and Restated 2022 Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 8,338,000 shares.	FOR	64
8x8, Inc. | PROXY STATEMENT 1

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
DIRECTOR NOMINEES
In Proposal One, our stockholders are asked to vote on the election of the eight individuals nominated by the Board, each of whom is currently serving as a director. The tables below set forth basic information concerning each nominee individually and highlight certain qualifications, areas of expertise and attributes of our nominees collectively.

Name	Age	Director Since	Principal Occupation	Independent
Jaswinder Pal Singh(1)	61	2013	Professor of Computer Science, Princeton University	Yes
Andrew Burton	54	2024	Board Director and Advisor	Yes
Monique Bonner	55	2018	Board Director and Business Owner	Yes
Todd Ford	59	2019	Board Director and Advisor	Yes
Alison Gleeson	60	2021	Board Director and Advisor	Yes
John Pagliuca	49	2024	Chief Executive Officer, N-Able	Yes
Elizabeth Theophille	59	2019	Chief Digital Officer of Sandoz Group AG	Yes
Samuel Wilson	57	2023	Chief Executive Officer, 8x8, Inc.	No
(1)Dr. Singh has served as Chairman of the Board since December 10, 2020.
BOARD OF DIRECTORS SNAPSHOT
Ensuring the Board is composed of directors who bring various perspectives, experience and backgrounds to effectively represent the long-term interests of stockholders is a key priority of our Board. In this regard, the Board believes that conducting regular, periodic assessments of its composition and size is an important aspect of an effective governance structure. The Board seeks a balance between retaining directors with deep knowledge of our Company and our industry, while adding directors who bring new perspectives. Since the beginning of fiscal 2019, we have added six new Board members while taking steps to increase the Board’s breadth and depth of experience. In fiscal 2021 (calendar year 2020), we appointed Dr. Singh to the position of Chairman of the Board. He had previously been our Lead Independent Director. In fiscal 2025 (calendar year 2024), we appointed Andrew Burton and John Pagliuca to our Board.

■ <5 years ■ 5-10 years ■ +10 years	■ Independent ■ Non-Independent

8x8, Inc. | PROXY STATEMENT 2

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
CORPORATE GOVERNANCE HIGHLIGHTS
We are committed to the highest standards of corporate governance. Our Governance and Nominating Committee monitors new and changing trends and best practices in corporate governance, considers whether we should make changes in light of these trends, and makes recommendations to the Board. The table below sets forth some highlights of our corporate governance programs and policies.

Board and Committees	Management	Stockholders Rights and Engagement
•Separate Chairman and CEO roles.	•Robust executive and Board member stock ownership requirements, including a 6X ownership requirement for our CEO (ratio of value of equity ownership to base salary).	•We have a single-class share capital structure. Each issued and outstanding share of our stock is entitled to one vote per share on all matters submitted to the stockholders for a vote.
▪Seven of our eight director nominees are independent, including all members of our five standing committees.	▪We do not allow short sales, hedging or pledging of stock ownership positions, or transactions involving derivatives of our stock, by employees, management or Board members.	▪We do not have a classified board structure or multi-year directorships. All of our directors are elected on an annual basis.
▪Our Board and each of its five standing committees conduct a formal assessment of its performance on an annual basis. In fiscal 2024, we established the Technology & Cybersecurity Committee to enhance the Board’s risk oversight by reviewing risk policies related to AI, cybersecurity, data privacy, technology, information systems, and security procedures. In fiscal 2025, we established the Strategic Investment Committee to advise the Board on strategic investments including shareholder returns (such as dividends and share repurchases), debt management, acquisitions, divestitures, external investments, and similar transactions, further strengthening our governance framework.
	▪Related party transactions involving management, or a member of our Board require prior approval of the Audit Committee.	▪Our capital structure and organizational documents do not include any “poison pill” provisions.
▪Regular executive sessions are conducted by the independent directors without management present, overseen by our independent Chairman of the Board.	▪Executive compensation is reviewed by the Compensation Committee annually, with advice and data (including a benchmark analysis) provided by an independent compensation consultant.	▪None of our officers or directors (nor any of their affiliates) has a controlling interest in our stock. Our officers and directors as a group hold less than 5% of our outstanding common stock.
▪Our Board has adopted a CEO Absence Event Management Process, which is periodically reviewed by the Governance and Nominating Committee.
▪A significant portion of each executive’s annual compensation is “at risk” and a significant portion of his or her long-term equity incentive compensation depends on our achievement of aggressive performance goals.
▪We do not have a supermajority approval requirement to amend any of our organizational documents.
▪Director compensation is reviewed by our Compensation Committee at least once every two years, per our Corporate Governance Principles, with advice and data provided by an independent compensation consultant.

▪We have clawback rights under our Amended and Restated 2022 Equity Incentive Plan that permit us to recover long-term gains under specified circumstances, as well as under our clawback policy that we adopted during fiscal 2024, which meets the requirements of the Nasdaq compensation recovery listing rules.
▪We have an active and ongoing stockholder outreach and engagement program.
▪Our Board has adopted a majority voting policy requiring (and each nominee for director has agreed) that, in an election of directors that is not a contested election, if the nominee fails to receive more votes cast “FOR” his or her selection than “WITHHELD,” the nominee shall tender his or her resignation from the Board.
▪We adopted guidelines on Board and Committee leadership tenure. The members of our Board have served for an average of six years, with one director serving over ten years.
8x8, Inc. | PROXY STATEMENT 3

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
FISCAL 2026 BUSINESS HIGHLIGHTS
Fiscal 2026 marked a turning point for 8x8. We delivered four consecutive quarters of year-over-year revenue growth, achieved our first GAAP-profitable full fiscal year since fiscal 2015, and advanced our platform's capabilities in an era being reshaped by AI. Our execution against the priorities we set a year ago defined the year: accelerating growth, completing the Fuze transition, expanding our partner ecosystem, and maintaining financial discipline.
FINANCIAL RESULTS
•Total revenue grew 3% year-over-year to $735.8 million, and service revenue grew 3% to $715.3 million, reflecting four consecutive quarters of year-over-year growth.
•Achieved first GAAP-profitable full fiscal year since fiscal 2015: GAAP net income of $1.6 million ($0.01 per diluted share), compared to a GAAP net loss of $27.2 million in fiscal 2025.
•GAAP operating income grew 25% year-over-year to $18.9 million.
•Non-GAAP net income of $57.5 million ($0.40 per diluted share), up from $48.3 million in the prior year.
•Operating cash flow of $55.8 million, our fourth consecutive year of positive annual operating cash flow.
•Reduced total debt by approximately $224 million (approximately 41%) from peak indebtedness in August 2022 and repaid $30 million in term loan principal amount during fiscal 2026.
•Stockholders' equity grew 20% year-over-year to $146.6 million, and we repurchased 1 million shares of common stock in open market transactions.
•Stock-based compensation declined from $39.9 million to $20.4 million.
•Completed transition with full shutdown of the Fuze platform, eliminating significant operational complexity and cost.
•Usage-based revenue grew more than 50% for the full year and more than 70% in the fourth quarter, reaching approximately 23% of service revenue in the fourth quarter, up from approximately 14% in the fourth quarter of the prior year.
PRODUCT INNOVATION
Product innovation that drives customer outcomes is the cornerstone of our growth strategy. During the year, or shortly after year-end, we launched several significant innovations:
•8x8 Engage reached general availability in March 2026, extending AI-powered customer experience tools and real-time insights to frontline teams beyond the contact center. Customer adoption grew more than 300% year-over-year.
•Introduced AI Studio in April 2026, providing a native agentic AI development environment that enables organizations to build and deploy AI-powered voice and digital agents via natural language prompts, with no new infrastructure required.
•Launched our first product-led growth initiative, embedding basic workforce engagement tools at no additional cost into every 8x8 Contact Center seat.
•Expanded our Platform for CX with:
◦8x8 Smart Assist, bringing AI-powered real-time guidance, dynamic workflows, and intelligent automation directly into the agent workspace, reducing after-call work and improving resolution times.
◦8x8 Secure Pay for virtual agents and interactive voice response systems (“IVRs”).
◦8x8 Social Connect to route social messages directly into the agent workspace for faster, contextual resolution.
◦Journey IQ to track customer interactions across transfers, queues, and team in a single view, allowing business and CX leaders to follow the customer journey, assess service quality and access unified performance metrics.
ACQUISITIONS
As part of an orchestrated M&A strategy designed to expand our technology platform and extend our geographic reach, we completed several acquisitions (which were financially immaterial) during the year, including:
•Maven Labs, expanding 8x8's messaging and automation capabilities.
•CallRoute, enabling Microsoft Teams to function as a full-featured enterprise telephony environment through native voice orchestration.
INDUSTRY RECOGNITION
•Named a Leader in the IDC MarketScape for Worldwide Communications Engagement Platforms.
•Named a Leader in the Omdia Universe for Customer Engagement Platforms.
•Named Metrigy's 2026 MetriStar Top Provider for both CCaaS and CPaaS.
•Named Best CPaaS Platform by CX Today for secure, composable, and AI-powered communications solutions.
•Won Cybersecurity Initiative of the Year (Singapore) at the Asian Telecom Awards 2026, recognizing 8x8 Omni Shield for real-time SMS fraud mitigation.

8x8, Inc. | PROXY STATEMENT 4

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
STRATEGIC PARTNERSHIPS
•8x8 announced a strategic partnership with Synthflow AI shortly after year-end to expand agentic AI capabilities in 8x8 Contact Center.
•8x8 partnered with KCOM, a leading UK carrier, to deliver unified communications and contact center services on KCOM's carrier-grade infrastructure for UK enterprise and public sector customers.
•8x8 established a strategic partnership with ULAP Networks to provide compliant, sovereign-ready connectivity for customers in jurisdictions with complex regulatory requirements.
•8x8 launched Silent Mobile Authentication in the Philippines in partnership with PLDT Enterprise, enabling secure, OTP-free user verification through mobile network and SIM-based signals.
•8x8 integrated Jitsi as a Service into Modica's CPaaS platform, enabling businesses to launch secure, high-quality video sessions directly from SMS, WhatsApp, or MMS.
Fiscal 2026 demonstrated that the strategy 8x8 has been building is working, with profitability restored, platform innovation accelerating, and a growing ecosystem of customers and partners who depend on 8x8 to run their most critical communications. As we enter fiscal 2027, we do so with momentum, a stronger balance sheet, and a clear set of priorities to drive continued growth and value creation.
EXECUTIVE COMPENSATION HIGHLIGHTS
We have designed our executive compensation program to:
▪Attract, develop, motivate and retain top talent and focus our executive officers on goals that increase long-term stockholder value;
▪Ensure executive compensation is aligned with our corporate strategies and business objectives;
▪Provide meaningful equity ownership opportunities to our executives to align their incentives with the creation of sustainable stockholder value;
▪Ensure fairness among our executives by recognizing the contributions each executive officer makes to our success, as well as his or her compensation history and experience level; and
▪Provide an incentive for long-term continued employment with us.
The table below lists some specific elements that our program possesses and avoids in turn.

What We Have	What We Do Not Have
▪An executive compensation program based on our “pay for performance” philosophy and aligned with peer compensation policies.	▪No pension arrangements or non-qualified deferred compensation plans for our executive officers.
▪Stock ownership guidelines for named executive officers and non-employee directors.	▪No special health or welfare plans for our executive officers.
▪100% independence of Compensation Committee members.	▪No single-trigger acceleration of compensation or benefits for our executive officers in connection with a change-in-control.
▪Regular review of executive target total direct compensation and long-term incentive compensation relative to peer companies of similar size, market capitalization, and operating characteristics.	▪No “gross-ups” or other tax reimbursement payments on any severance or change-in-control payments or benefits for our executives.
•Engagement of an independent compensation consultant to monitor compensation trends and advise the Compensation Committee.	•No “evergreen” provision in our Amended and Restated 2022 Equity Incentive Plan.
•A substantial portion of the total value of annual equity awards granted to our executives is “at risk” and tied to stock performance.	•No guaranteed incentive compensation or excessive severance payments.
•The long-term equity incentives granted to our named executive officers vest or are earned over multi-year periods, consistent with current market practice and our pay-for-performance and retention objectives.
•No repricing of option awards without stockholder approval (except in connection with certain corporate events where a repricing is necessary for equitable treatment).
8x8, Inc. | PROXY STATEMENT 5

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
GOVERNANCE FRAMEWORK
As stated in our Corporate Governance Principles, our Board is the ultimate decision-making body of the Company, except with respect to matters reserved to the stockholders. The Board selects the Chief Executive Officer, who is charged with the conduct of the Company’s business. The Board acts as an advisor and counselor to senior management and ultimately monitors its performance. The fundamental objective of the Board is to build long-term sustainable growth in stockholder value for the Company.
In furtherance of this mission, we have adopted a comprehensive corporate governance framework designed to enable the Board, among other things, to:
▪provide effective oversight of the senior management team in connection with its conduct of the Company’s business and affairs;
▪allow the Board to make decisions independent of management;
▪align the interests of the Board and management with those of our stockholders; and
▪maintain compliance with the requirements of the Nasdaq Stock Market LLC (the “Nasdaq”) and applicable law.
The framework helps determine our policies and practices with respect to Board composition, Board independence, Board and committee evaluations, executive compensation, stockholder engagement, risk oversight and more.
Copies of our current corporate governance documents and policies, including our Code of Business Conduct and Ethics, Corporate Governance Principles and committee charters, are available on the Investor Relations section of our website at http://investors.8x8.com. The Board regularly reviews these corporate governance documents and policies and revises them when the Board determines it would serve the interests of the Company and its stockholders to do so, such as in response to changing governance practices or legal requirements.
CORPORATE GOVERNANCE PRINCIPLES
Our Board has adopted Corporate Governance Principles which address various matters relating to Board and Committee structure, composition, meetings and responsibilities. The Corporate Governance Principles are posted on our website at http://investors.8x8.com.
BOARD’S ROLE IN THE OVERSIGHT OF RISK
The full Board is involved in the oversight of our risk management program. The Board as a whole is consulted on any matters which might result in material financial changes, investments, or the strategic direction of the Company. The Board oversees these risks through its interaction with senior management, which occurs at formal Board meetings and committee meetings and through other periodic written and oral communications.
Additionally, the Board has delegated some of its risk oversight activities to its committees. For example, the Compensation Committee considers the risks associated with compensation for our named executive officers and directors, including whether any of our compensation policies have the potential to encourage excessive risk-taking. The Audit Committee oversees compliance with our Code of Business Conduct and Ethics, our financial reporting process, and our systems of internal controls, and reviews with management our major risk exposures and the steps taken to control such exposures. In fiscal 2024, we established the Technology & Cybersecurity Committee to enhance the Board’s risk oversight by reviewing risk policies related to AI, cybersecurity, data privacy, technology, information systems, and security procedures. In fiscal 2025, we established the Strategic Investment Committee to enhance the Board’s risk oversight in ensuring the effective and strategic allocation of capital through investments, share repurchases, dividends, M&A, and other strategic transactions.
COMPENSATION RISK ASSESSMENT
The Compensation Committee has reviewed our compensation programs to ensure that our incentive and other motivational elements of compensation are aligned with long-term value creation, taking into consideration prudent risk management. We do not believe any of our compensation policies and practices create any risks that are reasonably likely to have a material adverse effect on us. In making this determination, the Compensation Committee considered the mix of fixed and variable compensation, our use of equity in our long-term incentive compensation arrangements, the time horizon of performance measurement in incentive opportunities, and the ability of the Compensation Committee and management to rely on judgment in determining compensation and assessing performance outcome.

8x8, Inc. | PROXY STATEMENT 6

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
COMMUNICATIONS WITH THE BOARD
The Board has implemented a process by which stockholders and other interested parties, including, without limitation, customers, vendors, and business partners, may send written communications directly to the attention of the Board, our non-management directors (as a group), our Chairman, or any other individual Board member. The process is explained on our website at http://investors.8x8.com in the Governance section under the heading “Contact the Board.”
BOARD COMPOSITION, MEETINGS AND ATTENDANCE
CRITERIA FOR EVALUATING CANDIDATES. The Board, with input from the Governance and Nominating Committee, is responsible for periodically determining the appropriate skills, perspectives, experiences, and characteristics required of Board candidates, taking into account the Company’s needs and current make-up of the Board. Among other factors considered in the selection of each candidate, the Governance and Nominating Committee considers the following attributes, criteria and qualifications:
▪knowledge, experience, skills and expertise, particularly in areas critical to understanding the Company and its business;
▪differences in background;
▪personal and professional integrity and character;
▪business judgment;
▪time availability in light of other commitments, particularly service on the boards of other publicly-held companies;
▪dedication; and
▪conflicts of interest.
While the Governance and Nominating Committee has not established specific minimum qualifications for directors, the committee believes that candidates and nominees must reflect a Board that is comprised of directors who:
▪have strong integrity;
▪have qualifications that will enhance the overall effectiveness of the Board;
▪have the highest professional and personal ethics and values, and will conduct themselves consistently with our Code of Business Conduct and Ethics;
▪will comply with our corporate governance, conflict of interest, confidentiality, stock ownership and insider trading policies and guidelines, and all other codes of conduct, policies and guidelines, as well as any relevant securities and other laws, rules, regulations and listing standards, in each case as applicable to members of the Board; and
▪satisfy other relevant standards that may be required by applicable rules and regulations, such as financial literacy or financial expertise with respect to prospective Audit Committee members.
As a matter of policy, the Board believes that a substantial majority of the directors should be independent within the meaning of the rules of the Nasdaq and the applicable independence requirements of the federal securities laws and regulations. The Board also believes that it is important to strike the right balance in its composition to ensure that there is an appropriate range and mix of expertise, perspective and knowledge.
REFRESHMENT OF THE BOARD. Seven of our eight Board members, including the Chairman of the Board, are independent within the meaning of the rules of the Nasdaq and the applicable independence requirements of the federal securities laws and regulations. Six of our eight Board members have been appointed to the Board since the beginning of fiscal 2020 (calendar year 2019), each of whom is nominated for re-election at the 2026 Annual Meeting. These changes reflect the Board’s commitment to bringing in fresh perspectives.
Board Tenure and Composition

Fiscal 2026
Average Tenure	6 years
Independence	88%
The Board has not established term limits in the belief that compulsory retirement from the Board could cause the Board to lose the valuable contributions of directors who have developed unique perspectives and insight into the Company. As an alternative to term limits, the Governance and Nominating Committee reviews each director’s continuing contribution to the Board as part of the annual assessment process and whenever a director experiences a change in professional responsibilities.
8x8, Inc. | PROXY STATEMENT 7

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
We have adopted guidelines to assist in this review. Our Governance and Nominating Committee carefully considers Board nominees annually. After ten years, a director’s continued service is subject to a careful reassessment. Dr. Singh, our current Chairman, is the only director currently serving with a tenure longer than ten years. We do not have a set tenure for the position of Board Chair. Our Governance and Nominating Committee reviews the Chair’s performance annually in light of Board dynamics, succession planning, strategic continuity. Dr. Singh has served as our Chairman since fiscal 2021 (calendar year 2020). We believe Dr. Singh’s tenure provides stability and continuity. Committee chairs will ideally serve a minimum of three years, and after five years, the Governance and Nominating Committee will review the advisability of rotation. These regular reviews ensure that the collective skills and experience of our Board members continue to match the needs of the Company and best serve the interests of our broad community of stakeholders.
Every Board member is expected to ensure that he or she devotes the time necessary to discharge his or her duties as a director effectively and that other existing and planned future commitments do not materially interfere with his or her service.

STEP 1	è	STEP 2	è	STEP 3	è	STEP 4

Identify optimum Board profile to drive corporate growth, including experience, skills, expertise, personal and professional integrity, and business judgment.		Review suitability for continued Board service for each Board member based on optimum Board profile.		Identify, recruit and interview potential candidates to Board positions, including candidates recommended by stockholders.		Recommend to the Board the director nominees for election to the Board.

IDENTIFYING AND EVALUATING DIRECTOR NOMINEES. The Board is responsible for selecting and nominating candidates for election by the stockholders and for filling vacancies on the Board. The Governance and Nominating Committee recommends to the Board (a) first-time nominees for election, based on the need for new Board members as identified by the Governance and Nominating Committee and the Chairman or other Board members, as well as (b) incumbent directors for re-election, as appropriate.
The Governance and Nominating Committee reviews the composition of the Board at least annually with the Board as a whole and, if necessary, recommends measures to be taken so that the Board (a) reflects the appropriate balance of knowledge, experience, skills, expertise and differences in background required for the Board as a whole to continue to provide effective oversight and otherwise fulfill its fiduciary and other duties, and (b) includes at least the minimum number of independent directors required by the Nasdaq and other applicable laws, rules or regulations.
In selecting individuals for nomination, the Governance and Nominating Committee seeks the input of the Chairman of the Board and other Board members and may use a third-party search firm to assist in identifying and contacting candidates who meet the expertise, personal integrity, and differences in background criteria established by the Governance and Nominating Committee. The Governance and Nominating Committee will also consider individuals recommended for Board membership by our stockholders, in accordance with our by-laws and applicable law.
Prospective candidates are interviewed by our Chairman of the Board, our Chief Executive Officer, and at least one member of the Governance and Nominating Committee. During the selection process, the full Board is kept informed of progress. The Governance and Nominating Committee will consider the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the Governance and Nominating Committee may consider many factors, as discussed above. The Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, based on whether the candidate was recommended by a stockholder or not.
The Governance and Nominating Committee meets to consider and recommend final candidate(s) for approval by the Board. Once a candidate is selected for appointment to the Board, or to stand for election or re-election, as applicable, the Chairman extends the invitation to join the Board, or to stand for election or re-election, on the Board’s behalf.
Upon completion of its review and evaluation of the candidates in June 2026, our Governance and Nominating Committee recommended the candidates named in this Proxy Statement for re-election. The full Board approved all candidates recommended by the Governance and Nominating Committee for re-election.

8x8, Inc. | PROXY STATEMENT 8

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
Stockholder Nominations and Recommendations
The Governance and Nominating Committee will consider any recommendations and nominations for candidates to the Board from stockholders, as required by its charter. When submitting candidates for nomination to be elected at an annual or special meeting of stockholders, stockholders must follow the notice procedures and provide the information required in our by-laws. The following is a partial summary of those procedures and requirements.
Stockholder recommendations for candidates to the Board must be sent in writing to our Secretary at the address of our principal executive offices, currently 675 Creekside Way, Campbell, CA 95008. To be timely, a stockholder’s notice proposing the nomination of a director at an annual meeting must be delivered to or mailed and received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days in advance of the first anniversary of the previous year’s annual meeting of stockholders. If no annual meeting was held in the previous year or the date of the annual meeting is more than 30 calendar days earlier than the date contemplated at the time of the previous year’s proxy statement, notice must be received not later than the close of business on the tenth (10th) day following the day on which the date of the annual meeting is publicly announced. A timely notice for the nomination of a director by a stockholder at a special meeting of stockholders must be delivered to or mailed and received at our principal executive offices not later than the close of business on the later of (a) the ninetieth (90th) day prior to the special meeting, and (b) the tenth (10th) day following the day on which public disclosure of the date of the special meeting is first made.
The stockholder’s notice must include certain information about the stockholder (and all persons participating with the stockholder in any proxy solicitation for the proposal) and certain information about the candidate, as set forth in our by-laws, including, but not limited to, the candidate’s name, age, business address and residence address, the candidate’s principal occupation or employment for the past five years, the stockholder’s name and address, the class and number of shares of our stock and other securities, including derivatives, beneficially owned by the proposing stockholder and by such candidate, any short interest in any of our securities held by the proposing stockholder, all voting rights with respect to our stock beneficially owned by the stockholder and others joining in the proposal, and a description of all arrangements or understandings between the stockholder making such recommendation and each candidate and any other person or persons (naming such person or persons) pursuant to which the recommendations are to be made by the stockholder, as well as any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.
In addition, if requested, the proposed nominee must furnish additional information to determine whether he or she is eligible to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the proposed nominee, as set forth in our by-laws.
We encourage stockholders to refer to our by-laws for complete information regarding the requirements for submitting stockholder proposals and nominating director candidates. You may contact us at 8x8, Inc., Attn: Secretary, 675 Creekside Way, Campbell, CA 95008, for a copy of the relevant by-law provisions on this topic. Our by-laws also can be found where our filed reports are located on the SEC’s website at http://www.sec.gov.
BOARD SIZE AND STRUCTURE. The Board periodically reviews its size, assesses its ability to function effectively based on its size and composition, and determines whether any changes to the size or composition of the Board are appropriate. As part of this review and determination, the Board focuses on its role in the oversight of risk management and the related processes to ensure it is the appropriate size and has the right composition to effectively carry out its duties. The size of our Board increased from six to eight members with the appointment of Andrew Burton to the Board in June 2024 and the appointment of John Pagliuca to the Board in November 2024.
Dr. Singh, formerly our Lead Independent Director, was appointed to the Chairman role in December 2020, replacing Bryan Martin, who did not stand for re-election. With Dr. Singh’s appointment, it was no longer necessary to have a Lead Independent Director. While our Corporate Governance principles do not require that the roles of Chairman and Chief Executive Officer be held by different individuals, the Board believes that the separation of the offices of the Chairman and Chief Executive Officer is appropriate at this time because it allows our Chief Executive Officer to focus primarily on our business strategy, operations and corporate vision. In accordance with governance best practices, if, in the future, the Chairman role is held by a non-independent Director, then our Corporate Governance Principles require the appointment of a Lead Independent Director from among the independent members of the Board. These principles reflect our belief that it is important for the Board to retain flexibility to determine whether the two roles should be separate or combined, and whether the Chairman should be independent or not, based upon the Board’s assessment of the Company’s needs and leadership at a given point in time.
BOARD MEETINGS AND ATTENDANCE. The Board held a total of six meetings during fiscal 2026. Every member of our Board standing for re-election attended 75% or more of the meetings of the Board during fiscal 2026 (during the period that he or she served).
Pursuant to our Corporate Governance Principles, members of the Board are encouraged, but are not required, to attend each annual meeting of stockholders. Two of our directors attended last year’s Annual Meeting of Stockholders held in July 2025.

8x8, Inc. | PROXY STATEMENT 9

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
BOARD SKILLS AND EXPERIENCE. Our Board of Directors believes that having a mix of directors with complementary skills, experience and expertise is essential to meeting its oversight responsibility. A checkmark indicates a specific area of focus or expertise on which the Board particularly relies. The absence of a checkmark does not mean that the director lacks that qualification or skill. Each of our director nominees’ biographies describes his or her background and relevant experience in more detail.

Qualifications and Expertise	Bonner	Burton	Ford	Gleeson	Pagliuca	Singh	Theophille	Wilson

Environmental, Social and Governance
Experience overseeing or integrating environmental, social and governance matters, including sustainability strategy, human capital management, corporate responsibility, ethical business practices, stakeholder engagement, and risk oversight related to these factors.
	✓	✓		✓			✓

Financial Leadership
Leadership of a financial firm or management of the finance function of an enterprise, resulting in proficiency in complex financial management, capital allocation, and financial reporting processes.
			✓		✓			✓

Global Business
Experience driving business success in markets around the world, with an understanding of diverse business environments, economic conditions, cultures, and regulatory frameworks, and a broad perspective on global market opportunities.
	✓	✓	✓	✓	✓		✓	✓

Mergers and Acquisitions
A history of leading growth through acquisitions and other business combinations, with the ability to assess “build or buy” decisions, analyze the fit of a target with a company’s strategy and culture, accurately value transactions, and evaluate operational integration plans.
		✓	✓		✓	✓		✓
Sales and Marketing Experience Experience developing strategies to grow sales and market share, build brand awareness and equity, and enhance enterprise reputation.	✓			✓		✓		✓

Technology Background
A significant background working in technology, resulting in knowledge of how to anticipate technological trends, innovate through disruptive technologies like AI, extend or create new business models, or oversee complex risks like cybersecurity.
		✓	✓	✓	✓	✓	✓	✓

8x8, Inc. | PROXY STATEMENT 10

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
OUR DIRECTOR NOMINEES. Following are biographies for the eight directors nominated by the Board for election during the 2026 Annual Meeting.

JASWINDER PAL SINGH

Age 61 Director Since: 2013 INDEPENDENT Chairman of the Board Strategic Investment Committee Governance and Nominating Committee Technology & Cybersecurity Committee
EXPERIENCE:
Dr. Singh has served as a member of our Board since 2013 and as Board Chairman since December 2020. He currently serves as the co-director of the Princeton Center for the Decentralization of Power Through Blockchain Technology and is the inaugural Professor of Computer Science, Technology, and Societal Change. His research focuses on parallel computing systems and applications, and the implications of parallel systems for software and architectural design. He joined the Princeton University computer science department in 1995. Earlier in his career, Dr. Singh co-founded and advised multiple companies in the technology space. Dr. Singh earned a Bachelor of Science in Engineering degree from Princeton University and a Master of Science degree as well as a Ph.D. from Stanford University. We believe Dr. Singh’s experience in academia and industry, his deep technological expertise and familiarity with the Company qualify him to serve on our Board.

MONIQUE BONNER

Age 55 Director Since: 2018 INDEPENDENT Governance and Nominating Committee (Chair) Compensation Committee
EXPERIENCE:
Ms. Bonner has served as a member of our Board since 2018. She previously served as the Executive Vice President and Chief Marketing Officer of Akamai Technologies, Inc., from 2016 until March 2021, where she focused on driving growth and operational excellence. She served as an executive advisor to Akamai from March 2021 until March 2022. Prior to Akamai, Ms. Bonner spent 16 years at Dell Technologies Inc. in a variety of roles, including sales, operations, strategy, and marketing. She led the company’s first global brand strategy work and designed and developed its digital innovation roadmap for marketing. She was also based in Europe for seven years. She earned a Bachelor of Arts degree from Middlebury College and Master of Business Administration degree from the University of Michigan. We believe Ms. Bonner’s experience at leading technology firms qualify her to serve on our Board.

8x8, Inc. | PROXY STATEMENT 11

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING

ANDREW BURTON

Age 54 Director Since: 2024 INDEPENDENT Strategic Investment Committee (Chair) Audit Committee Technology & Cybersecurity Committee
EXPERIENCE:
Mr. Burton has served as a member of our Board since June 2024. He most recently served as the Chief Executive Officer of commercetools GmbH, a global enterprise e-commerce software company, from July 2024 until October 2025. Prior to commercetools, Mr. Burton served as the President and Chief Operating Officer of Rapid7, Inc. (NASDAQ: RPD), a leading provider of cybersecurity solutions, from February 2019 until 2024. Mr. Burton joined Rapid7 in 2015 as a Senior Vice President and during his time there, he oversaw the company’s sales and marketing, go-to-market, product development, and operations functions. Before Rapid7, Mr. Burton was the CEO of Revelops, Inc. (doing business as Logentries), a cloud-native provider of scalable, real-time machine data search and analytics technology, which was acquired by Rapid7 in October 2015. Mr. Burton earned a Bachelor of Science degree from Oregon State University, a Master of Science degree in Information Systems from University College Dublin, and a Master of Business Administration degree from Boston College. We believe Mr. Burton’s experience leading technology companies qualify him to serve on our Board.

TODD FORD

Age 59 Director Since: 2019 INDEPENDENT Audit Committee (Chair) Compensation Committee Strategic Investment Committee
EXPERIENCE:
Mr. Ford has served as a member of our Board since 2019. He currently serves as a general partner at Windproof Partners, a boutique advisory and investment firm focused on enterprise software, a position he has held since September 2025. Prior to this, he served as President and Chief Financial Officer at Coupa Software Incorporated (formerly NASDAQ: COUP), a leader in business spend management, where he oversaw the company’s financial strategy and operations, from April 2022 to February 2023. From May 2015 through March 2022, Mr. Ford held positions of increasing responsibility at Coupa Software. Mr. Ford earned a Bachelor of Science degree in Accounting from Santa Clara University. We believe Mr. Ford’s historical knowledge of the Company and his deep investing and operating experience qualify him to serve on our Board.

ALISON GLEESON

Age 60 Director Since: 2021 INDEPENDENT Compensation Committee (Chair) Technology & Cybersecurity Committee
EXPERIENCE:
Ms. Gleeson has served as a member of our Board since August 2021. She currently serves as a Special Advisor and Portfolio Committee Member at Brighton Park Capital, an investment firm, a position she has held since January 2020. She previously served as the Senior Vice President of the Americas organization at Cisco Systems, Inc. (NASDAQ: CSCO), from 2014 until 2018. This organization represented the largest of Cisco's four geographic regions, responsible for more than $25 billion in annual sales for the company and leading nearly 9,000 employees across 35 countries. Ms. Gleeson currently serves as a member of the board of directors for public SaaS companies Elastic N.V. (NYSE: ESTC), a position she has held since July 2022, and ZoomInfo Technologies Inc. (NASDAQ: ZI), a position she has held since January 2020. Ms. Gleeson earned a Bachelor of Arts degree in Marketing from Michigan State University. We believe Ms. Gleeson’s deep and unique experiences in enterprise sales and marketing qualify her to serve on our Board.

8x8, Inc. | PROXY STATEMENT 12

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING

ELIZABETH THEOPHILLE

Age 59 Director Since: 2019 INDEPENDENT Governance and Nominating Committee Technology & Cybersecurity Committee (Chair)
EXPERIENCE:
Ms. Theophille has served as a member of our Board since 2019. She currently serves as the Chief Digital Officer of Sandoz Group AG, a Swiss-based producer of generic pharmaceuticals and biosimilars, a position she has held since June 2025. She also serves as the Chief Executive Officer of EHT Consulting GmbH, a consulting firm that she founded in February 2023. Previously, Ms. Theophille served as Chief Technology Transformation Officer of Novartis AG (NYSE: NVS), a global healthcare company, from November 2020 until January 2023. Ms. Theophille earned a Bachelor of Arts degree in Business Administration from the International Management Center in Buckingham, United Kingdom. We believe Ms. Theophille’s extensive operational experience with IT systems, her familiarity with the implementation of cloud-based solutions and migration from legacy IT systems, and her experience with European markets qualify her to serve on our Board.

JOHN PAGLIUCA

Age 49 Director Since: 2024 INDEPENDENT Audit Committee
EXPERIENCE:
Mr. Pagliuca has served as a member of our Board since November 2024. Mr. Pagliuca currently serves as the Chief Executive Officer of N-able, Inc. (NYSE: NABL), a global provider of cloud-based software solutions for managed service providers (MSPs), a position he has held since January 2020. Mr. Pagliuca earned a Bachelor of Science degree from Babson College. We believe Mr. Pagliuca’s deep leadership experience and focus on the SaaS marketplace qualify him to serve on our Board.

SAMUEL WILSON

Age 57 Director Since: 2023 Chief Executive Officer since 2023
EXPERIENCE:
Mr. Wilson has served as our Chief Executive Officer and a member of the Board since May 2023. Prior to becoming our Chief Executive Officer, Mr. Wilson served as our Interim Chief Executive Officer from November 2022 to May 2023. Mr. Wilson previously served as our Chief Financial Officer from June 2020 to November 2022. Prior to this position, Mr. Wilson served as our Chief Customer Officer and Managing Director of EMEA from January 2020 until June 2020. From September 2017 until January 2020, Mr. Wilson served as Senior Vice President, responsible for e-commerce, global small business, and United States mid-market sales. Mr. Wilson served in the U.S. Army, where he was Airborne, Air Assault and Ranger-qualified. Mr. Wilson earned a Bachelor of Science degree in Electrical Engineering from Seattle University and a Master of Business Administration from the University of California, Berkeley.

8x8, Inc. | PROXY STATEMENT 13

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
DIRECTOR INDEPENDENCE
Our Board determines director independence in compliance with the listing standards of the exchange our common stock is traded on, the rules and regulations of the SEC, and our Corporate Governance Principles.
The Board is required to determine the independence of each director on the Board as required by the Nasdaq, where the Company’s common stock is listed.
The rules of the Nasdaq require that a majority of our directors be independent within the meaning of those rules. Additionally, our Corporate Governance Principles require that a substantial majority of our directors be independent.
For a director to be considered independent under the Nasdaq rules, our Board must affirmatively determine that the director:
▪does not hold an executive officer or employee position within the Company;
▪in the Board’s opinion, does not have a relationship that would interfere with the exercise of independent judgment in carrying out a director’s responsibilities; and
▪satisfies each of the requirements under rule 5605(a)(2) of the Nasdaq.
The Board has adopted a definition of independence which conforms to the above independence requirements of the Nasdaq and further requires a director not to have any relationship (material or otherwise, including social relationships) that would reasonably be expected to impair his or her exercise of independent judgment in carrying out the responsibilities of a director.
In addition, audit committee members must satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the Nasdaq.
We believe it is important that, in making a determination of independence, our Board broadly consider all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with us (whether commercial, consulting, charitable, familial or otherwise), our Board considers the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.
In addition, in affirmatively determining the independence of any director who will serve on our Compensation Committee, our Board must consider all factors specifically relevant to determining whether the individual has a relationship which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member.
These factors include:
▪the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by any listed company to such director; and
▪whether such a director is affiliated with 8x8, a subsidiary of 8x8 or an affiliate of a subsidiary of 8x8.
In this context, the Board assesses the sources of a director’s compensation, considering whether the director receives compensation from any person or entity that would impair their ability to make independent judgments about the Company’s executive compensation. Additionally, when evaluating an affiliate relationship a director has with the Company, a subsidiary of the Company, or an affiliate of a subsidiary of the Company for purposes of Compensation Committee service, the Board determines whether the affiliate relationship places the director under the direct or indirect control of 8x8 or our senior management or creates a direct relationship between the director and members of senior management that would impair the director’s ability to make independent judgments about the Company’s executive compensation.
Our Board has determined that seven of its eight current nominees for re-election, who are all current members, are “independent directors” within the meaning of Rule 5605(a)(2) of the Nasdaq rules and under our own definition of independence:

Independent
Jaswinder Pal Singh	Alison Gleeson
Monique Bonner	John Pagliuca
Andrew Burton	Elizabeth Theophille
Todd Ford
Not Independent
Samuel Wilson

8x8, Inc. | PROXY STATEMENT 14

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
In making these determinations, the Board affirmatively determined that there are no business relationships that are material or that would interfere with the exercise of independent judgment by any of the independent directors in their service on the Board or its committees.
In making this determination with respect to Ms. Gleeson, the Board considered, among other factors, that during fiscal 2026, Ms. Gleeson served as a director at Zoominfo, Inc. (“Zoominfo”), a Company vendor. We paid Zoominfo approximately $726,000 during fiscal 2026. The Board considered the materiality of this arrangement from the perspective of both the Company and Zoominfo. Among other things, the Board took into account the fact that Zoominfo had been a vendor of the Company for several years prior to Ms. Gleeson joining the Board in 2021 and prior to her joining the board of directors of Zoominfo in 2022 and the amount the Company paid to Zoominfo during the fiscal year was not material to any of the parties, in making its determination regarding Ms. Gleeson’s independence.
Each of the Board’s Audit Committee, Compensation Committee, Governance and Nominating Committee, Technology & Cybersecurity Committee and Strategic Investment Committee is composed solely of independent directors in accordance with the Nasdaq listing rules.
COMMITTEES
The Board has five standing committees: an Audit Committee; a Compensation Committee; a Governance and Nominating Committee; a Technology & Cybersecurity Committee; and a Strategic Investment Committee. None of the members of our Board standing for re-election attended less than 75% of the meetings held by the committees on which he or she served during fiscal 2026 (during the period that he or she served).
The Board has adopted charters for each of these committees that are available on the investor relations section of our website under “Corporate Governance”, which can be found at http://investors.8x8.com. Each committee reviews its charter on an annual basis and makes recommendations to the Board for any changes based on its review. The composition of each standing committee is indicated in the table below as of the date of this Proxy Statement, unless otherwise noted.

Director	Independent	Audit	Compensation	Governance and Nominating	Technology & Cybersecurity	Strategic Investment	Other Role
Jaswinder Pal Singh	Yes						Chairman of the Board
Monique Bonner	Yes
Andrew Burton	Yes
Todd Ford	Yes						Audit Committee Financial Expert
Alison Gleeson	Yes
John Pagliuca	Yes
Elizabeth Theophille	Yes
Samuel Wilson	No						8x8 CEO

= Committee Chair	= Committee Member
8x8, Inc. | PROXY STATEMENT 15

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING

Audit Committee
Current Members: Todd Ford Andrew Burton John Pagliuca Current Chair: Todd Ford	Purpose: The Audit Committee oversees our corporate accounting and financial reporting process and performs several functions in the execution of this role. Fiscal 2026 Meetings: 7
Responsibilities of the Audit Committee include:
▪Evaluates the performance of and assesses the qualifications of the independent auditors
▪Determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors. Reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services
▪Confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting
▪Discusses with management and the independent auditors the results of the annual audit and the results of the reviews of our quarterly financial statements
▪Reviews and approves all business transactions between the Company and any director, officer, affiliate or related party, including transactions required to be reported in this Proxy Statement
▪Oversees the Company’s internal audit function, risk management processes, and system of internal controls
Independence: The Board has determined that each of the current members meets the requirements for membership to the Audit Committee, including the independence requirements under Nasdaq and SEC rules, and is financially literate in accordance with the additional audit committee requirements. The Board has identified Mr. Ford as an “audit committee financial expert” as defined under Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act, but that status does not impose duties, liabilities, or obligations that are greater than the duties, liabilities, or obligations otherwise imposed on him as a member of our Audit Committee or our Board.

8x8, Inc. | PROXY STATEMENT 16

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING

Governance and Nominating Committee
Current Members: Monique Bonner Jaswinder Pal Singh Elizabeth Theophille Current Chair: Monique Bonner
Purpose: The Governance and Nominating Committee identifies and recommends to the Board individuals qualified to serve as directors of the Company, advises the Board with respect to its committees’ composition, oversees the evaluation of the Board, and oversees other matters of corporate governance.
Fiscal 2026 Meetings: 4

Responsibilities of the Governance and Nominating Committee include:
▪Identifies, reviews and evaluates candidates to serve as directors of the Company, including those recommended by stockholders, consistent with criteria approved by the Board and set forth in the committee’s charter
▪Recommends to the Board candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board
▪Reviews and evaluates the suitability of incumbent directors for continued service on the Board (including those recommended by stockholders)
▪Develops and recommends to the Board for approval Corporate Governance Principles and advises on succession plans for the CEO and other executive officers
▪Oversees and advises the Board on environmental, social and governance matters
▪Reviews and formalizes proposals to amend our certificate of incorporation and by-laws
▪Adopts the procedures pursuant to which the Board and each Committee is to conduct an annual evaluation of its own performance and reviews the results of these evaluations and makes recommendations to the Board
▪Reviews CEO succession plan and unexpected absence event policy with CEO
Independence: Pursuant to the charter of the Governance and Nominating Committee, all members of the Governance and Nominating Committee must be qualified to serve under the Nasdaq listing rules and any other applicable law, rule regulation and other additional requirements that the Board deems appropriate. The Board has determined that each of the three current members meet these requirements.

Compensation Committee
Current Members: Monique Bonner Todd Ford Alison Gleeson Current Chair: Alison Gleeson
Purpose: The Compensation Committee reviews and recommends compensation arrangements for the Chief Executive Officer for approval by the independent members of the Board and approves the compensation arrangements for our other executive officers.
Fiscal 2026 Meetings: 4

Responsibilities of the Compensation Committee include:
▪Recommends the compensation of the Chief Executive Officer to the independent members of the Board for approval
▪Reviews and approves corporate goals and objectives relevant to CEO compensation and evaluates the CEO’s performance in light of those goals and objectives
▪Approves, in consultation with the Chief Executive Officer, the compensation of all other executive officers
▪Oversees our human capital management efforts, including talent acquisition and retention
▪Administers our stock-based award and employee stock purchase plans, as well as our employee bonus plan
▪Reviews and approves all employment, severance and change-in-control agreements, and special or supplemental benefits applicable to executive officers
▪Engages an independent compensation consulting firm to advise on executive compensation
The Compensation Committee may delegate duties or responsibilities to subcommittees or to one member of the Compensation Committee if appropriate.
Independence: The Board has determined that each of the current members meets the requirements for membership to the Compensation Committee, including the independence requirements of the SEC and the Nasdaq listing standards under rule 5605(a)(2).

8x8, Inc. | PROXY STATEMENT 17

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee of the Board currently consists of Ms. Bonner, Mr. Ford, and Ms. Gleeson. None of these individuals is currently, or was, an officer or employee of the Company at any time during fiscal 2026. None of our executive officers or directors served as a member of the board or compensation committee of any entity that had one or more executive officers serving as a member of the Board or our Compensation Committee at any time during fiscal 2026.

Technology & Cybersecurity Committee
Current Members: Jaswinder Pal Singh Andrew Burton Alison Gleeson Elizabeth Theophille Current Chair: Elizabeth Theophille
Purpose: The Technology & Cybersecurity Committee oversees and advises the Board on matters involving the Company’s overall strategy, significant business risks and opportunities in the areas of technology, innovation, and research and development. The Committee also reviews and evaluates the Company’s risk assessment and risk management policies for data privacy, information and cybersecurity and related risks, internal controls for technology, information systems and security procedures, and considers emerging trends in these areas and their contributions to, and potential impact on, the Company’s business performance, growth, and competitive position.
Fiscal 2026 Meetings: 4

Responsibilities of the Technology & Cybersecurity Committee include:
▪Reviews the Company’s approach to identification, research, development, and integration of technology and innovation, including AI and strategic technology programs supporting the Company’s corporate strategy, and associated resource allocation and investment
▪Reviews strategic vendor partnerships relating to technology innovation that support the Company’s execution of its corporate strategy
▪Assesses trends or disruptions that could significantly benefit or otherwise affect the Company, including emerging technologies such as AI, economic trends, and/or commercial or political events that may influence the Company’s strategy and competitive position with respect to technology, innovation, security, data privacy, information and cybersecurity
▪Reviews the Company’s risk posture and exposures relating to its technology development and application activities, AI, data privacy, information and cybersecurity and related risks
▪Monitors the quality and effectiveness of the Company’s prevention, identification, and mitigation of information systems and AI-related risks, cybersecurity risks, as well as data privacy risks
▪Reviews the Company’s significant technology investments and expenditures related to AI, cybersecurity, data privacy, and information security
▪Reviews the Company’s internal controls for matters related to technology, including, but not limited to, AI, information systems, cybersecurity procedures, data privacy, and related risks
▪Reviews and reports the Committee’s activities, concerns, conclusions, and recommendations to the Board on a periodic basis
▪Conducts an annual evaluation of the Committee’s own performance
▪Reviews and evaluates the Committee’s charter periodically and recommends any changes to the Board as the Committee considers necessary or appropriate
Independence: The Board has determined that each of the current members of the Technology & Cybersecurity Committee qualifies as independent under the definitions promulgated by the Nasdaq and the SEC.

8x8, Inc. | PROXY STATEMENT 18

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING

Strategic Investment Committee
Current Members: Andrew Burton Todd Ford Jaswinder Pal Singh Current Chair: Andrew Burton
Purpose: The Strategic Investment Committee assists the Board in overseeing 8x8’s strategic investment strategy to ensure the effective and strategic use of resources. This includes evaluating, providing guidance on, approving, and overseeing the execution of decisions related to strategic investments including shareholder returns (including dividends and share repurchases), debt management, acquisitions, divestitures, external investments, and similar transactions.
Fiscal 2026 Meetings: 8

Responsibilities of the Strategic Investment Committee include:
▪Reviews and evaluates the Company’s strategic investment strategy, including acquisitions, divestitures, debt management, external investments, dividends, and share repurchases
▪Oversees and assesses the Company’s shareholder return planning to ensure alignment with long-term financial strategies
▪Recommends for Board approval significant strategic transactions, including the financial terms and total consideration of such transactions
▪Oversees due diligence processes for potential acquisitions and investment opportunities, including reviewing transaction evaluations and integration strategies
▪Periodically reviews performance and outcomes of completed strategic transactions to ensure strategic alignment and value creation
▪Identifies and evaluates key risks, benefits, and opportunities associated with strategic investment activities
Independence: The Board has determined that each of the current members of the Strategic Investment Committee qualify as independent under the definitions promulgated by the Nasdaq and the SEC.

CODE OF BUSINESS CONDUCT AND ETHICS
We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Business Conduct and Ethics reflects the values and the business practices and principles of behavior that support this commitment. Our Board most recently updated our Code of Business Conduct and Ethics in July 2025. The Code of Business Conduct and Ethics is available on the investor relations section of our website under “Corporate Governance”, which can be found at https://8x8.gcs-web.com/corporate-governance/governance-overview. We will post any amendment to, or a waiver from, a provision of the Code of Business Conduct and Ethics that are required to be disclosed by the rules of the SEC or the Nasdaq on our website.
STOCKHOLDER ENGAGEMENT
We believe that effective corporate governance includes regular, constructive conversations with our stockholders on a broad range of governance and business topics, including our business strategy and execution, our executive compensation philosophy and approach, governance topics, and our culture and human capital management.
In fiscal 2026 (ended March 31, 2026), we participated in virtual and in-person meetings with existing and potential institutional stockholders, independent money managers and retail investors. The primary topics in these meetings were corporate performance (including innovation, new products, revenue growth, profitability and cash flow), the macroeconomic and competitive environment (including the impact of new market entrants, peer competitive practices and the possibility of industry consolidation), the impact of artificial intelligence on our industry, and our capital allocation strategy and capital structure (including our debt reduction and potential share repurchases).
Engagement and Response on Executive Compensation
In response to our ongoing engagement with our stockholders, we have been proactive in evolving our executive compensation program. Our executive compensation practices received support from 98% of our voting stockholders in the 2025 executive compensation advisory vote (Say on Pay).

8x8, Inc. | PROXY STATEMENT 19

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
Although our large institutional investors declined meetings to discuss executive compensation during the voting period last year, in prior meetings, we received investor feedback that management should increase focus on achieving revenue growth as well as improving profitability and cash flow. In response, beginning in fiscal 2024, we increased the weighting of service revenue and net new monthly recurring revenue relative to non-GAAP operating profit under our employee bonus plan. In further response to such feedback, our fiscal 2025 performance-based restricted stock unit awards (“PSUs”) vest based on cash flow from operations performance and our fiscal 2026 PSUs vest based on both cash flow from operations performance and cumulative service revenue performance. While we suspended our annual cash incentive plan for fiscal 2025, the annual cash incentive plan for fiscal 2026 included performance metrics based on service revenue, net new annual subscription revenue, and non-GAAP operating profit.
Engagement and Response on Stock-based Compensation
While investors have supported our executive compensation practices and recognized that the equity component of our compensation plans has been consistent with peers in our industry and software in general, the level of new share issuance has been a frequent topic of discussion. Generally, stockholders provided positive feedback on our long-term objective of reducing the dilutive effect of our employee equity incentive programs and acknowledged our progress on reducing stock-based compensation.
However, as the relative valuations and stock prices for publicly traded companies in our industry have declined, including our own, stockholders have also voiced concern that new share issuances continue to increase. In response to these concerns, which we share, in fiscal 2024, we decided to fundamentally change our approach to equity compensation for non-executive employees. Additionally, we have taken or are considering additional actions to reduce the dilutive impact of employee equity programs over time.
Our approach to equity compensation: Beginning with fiscal 2024, the majority of our employees have been compensated entirely in cash and most new hires below the senior director level receive a cash signing bonus instead of equity. These practices improve income predictability for the majority of our workforce, reduce our stock-based compensation expense, and limit the number of shares granted through employee equity programs. All employees retain the opportunity to benefit from future share price appreciation through participation in our Employee Stock Purchase Plan (“ESPP”).
In part as a result of this change, the grant date value of RSUs granted through our employee equity program declined from $27.7 million in fiscal 2024 to less than $17 million in fiscal 2025 and $13.9 million in fiscal 2026. On a broader basis, total stock-based compensation declined from approximately $61.9 million in fiscal 2024 to $39.9 million in fiscal 2025 and $20.4 million in fiscal 2026.
Net cash settlement for our CEO and NEOs for employee payroll tax withholding: In fiscal 2025, we began withholding shares to meet employee payroll withholding taxes for our CEO and NEOs (as defined below in the Compensation Discussion and Analysis). In the past, shares for employee payroll taxes have been issued and sold to meet withholding requirements. Also known as “net cash settlement,” this change reduced the number of new shares issued in fiscal 2025 by 175,000 shares and in fiscal 2026 by 710,452 shares. In fiscal 2027, we are expanding this program to include all C-suite members.
In addition to maintaining alignment of interests between our management and our external shareholders, we also believe it is important for all employees to have the opportunity to participate in potential stock price appreciation through our ESPP. Our ESPP program allows employees to purchase common stock at a discount every six months through payroll deductions. Purchases are limited to $25,000 worth of stock or 10,000 shares per calendar year, whichever is less.
To reduce the impact of new share issuance from our ESPP, as well as other employee equity programs, we are considering several future actions. These include open market share repurchases (as allowed by the provisions of our term loan) and net cash settlement for some or all shares issued through our employee equity plans and ESPP.
We believe the changes we have made, as well as those under consideration, will serve to limit new share issuance in connection with employee equity programs over time, while maintaining alignment of the long-term objectives of management and investors.

8x8, Inc. | PROXY STATEMENT 20

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
Engagement and Response on Corporate Governance
We recognize the importance of Environmental, Social and Governance initiatives for our employees, customers, and the investment community at large. We continue to adapt our governance framework to align with best practices and provide Board-level oversight on emerging issues and opportunities, including climate change and other environmental and social impact initiatives. We are also committed to expanding our social and environmental initiatives around the world, further reducing the already low carbon footprint of our operations, and increasing our disclosures on our progress going forward.
In fiscal 2026, we engaged with one of our stockholders on the topic of Board tenure. As a result of that dialogue, the Board, acting through the Governance and Nominating Committee, undertook a comprehensive review of its policies on director tenure, leadership continuity, and Board refreshment. Following that review, the Board adopted formal Guidelines on Board and Committee Leadership Tenure (the "Tenure Guidelines") based on best-in-class governance practices drawn from Institutional Shareholder Services, the National Association of Corporate Directors, and our public SaaS peers. The Tenure Guidelines formalize how 8x8's Board approaches rotation, continuity, and renewal, ensuring strong governance while preserving the institutional knowledge and leadership stability that support 8x8's strategy and ongoing transformation.
The Tenure Guidelines establish the following framework:
Director Tenure: The Board has not adopted a fixed tenure limit for independent directors. After a director has served for 10 years, however, his or her continued service is subject to biennial review by the Governance and Nominating Committee. In conducting that review, the Committee considers the director's ongoing contribution and engagement, the evolving skills required of the Board in light of 8x8's strategy, the appropriate balance between continuity and fresh perspectives, and the overall average tenure of the independent directors.
Committee Chair Tenure: The Tenure Guidelines establish recommended service ranges for the Chairs of the Audit, Compensation, Governance and Nominating, Strategic Investment, and Technology and Cybersecurity Committees. Committee Chairs are expected to serve for a minimum of three years to provide continuity, with rotation encouraged after five years to broaden leadership experience across the Board, refresh oversight perspectives, and support orderly succession in key Committee leadership roles. The Governance and Nominating Committee works with the Board Chair beginning approximately six months in advance of an anticipated rotation to identify and prepare future Committee Chairs through shadowing or co-leadership of agenda items.
We also engaged with one of our shareholders on the inclusion of a matrix showing gender and ethnic diversity in our annual proxy. When considering Board nominees, we strive to achieve the appropriate balance of knowledge, experience, skills, expertise and differences in background required for the Board as a whole to continue to provide effective oversight. The detailed background information on each of our nominees demonstrates these characteristics. Further, although not considered as a criteria for nomination for the coming year, four of our eight current board members have self-identified as female and/or as members of underrepresented racial or ethnic groups.
We intend to continue active stockholder engagement in fiscal 2027, and welcome engagement on our corporate governance policies, as well as our financial performance, new product initiatives, and overall corporate strategy.
8x8, Inc. | PROXY STATEMENT 21

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
SUSTAINABILITY AND CORPORATE SOCIAL RESPONSIBILITY
We believe good corporate citizenship and sustainable business practices go hand-in-hand with our purpose of seamlessly connecting people and organizations, empowering them to unlock the potential of every interaction. As a leader and innovator in cloud-native Unified Communications as a Service (“UCaaS”), Contact Center as a Service (“CCaaS”) and Communications Platform as a Service (“CPaaS”), we have embraced sustainable business practices from our inception and strive to have a positive impact on the environment and in our communities. We have embedded good corporate governance, environmental awareness, and positive social impact in the corporate values that define our culture and guide decision making within the organization.
Human Capital and Corporate Culture
As of March 31, 2026, we had 1,819 full-time employees operating around the world, of which 70% are located outside of the United States. We are committed to fair labor practices and a culture of open communication across all regions in which we operate. None of our employees are represented by a labor union or are subject to a collective bargaining arrangement. We did not experience any work stoppages in fiscal 2026.
Our employees and our culture are foundational to our success. We invest in programs designed to foster engagement, promote inclusion, support development, and reward performance. Our human capital priorities are organized around five areas: employee engagement, learning and development, culture and community, social impact, and total rewards.
Values and Engagement
We operate in accordance with a set of core values that are closely aligned with our operating principles. These values shape our interactions with colleagues, partners, and customers, as illustrated below:

People First	Collaborative	Innovative	Intentional	Driven
Simply put, we're for people. We're respectful and assume positive intent. Every voice matters, so we listen and treat others with professionalism. We recognize that our rivals are outside, not inside the company.	We're all in this together. Disagree and commit is a real thing. We speak the truth in our meetings and listen when others challenge conventional wisdom. We win as a team when we're honest and transparent.	We focus on progress over perfection. We cultivate our curiosity and embrace the adventure. We move fast and take bold action. We're unafraid to fail, knowing that each mistake gets us one step closer to our solution.	We do the right things well. We prioritize our commitment to our customers and intentionally engineer their success. We think and act with accountability and ownership of our performance.	We care about key results and measurable outcomes. We are empowered and tireless in our pursuit of greatness. We make decisions close to the customer or problem, and follow through to completion.
These values are reinforced through onboarding, training, everyday decision-making and our performance review process. Consistent with our values of accountability and collaboration, we support a hybrid work model and approximately 46% of our global employees are considered “remote”. We also recognize that certain roles or regions may benefit from increased in-person collaboration, and we have empowered our regional leaders, together with their site councils, to determine in-office work requirements for local employees. We rely on regular communications and our own communication and collaboration platform, 8x8 Work, to foster connection and teamwork across time zones.
We also invest in understanding and improving the employee experience through a comprehensive employee listening strategy. We leverage Qualtrics to administer a broad range of employee lifecycle and experience surveys, including onboarding, exit, performance feedback, recruiting, programmatic, and targeted surveys. In addition, we conduct multiple employee engagement surveys annually to measure workforce sentiment and identify opportunities for improvement. In our most recent engagement survey, 79% of employees participated, and we achieved 77% engagement.
Learning and Development
We are committed to continuous professional development for employees at all levels. In fiscal 2026, our employees collectively completed more than 16,100 hours of structured learning through formal programs. Our learning programs include:
•LinkedIn Learning: A platform providing curated learning paths for role-specific and universal skills.
•Acceler8 Manager Program: An award-winning four-month blended learning experience with workshops, coaching, and peer collaboration.
•Leadership Coaching: One-on-one coaching and behavioral assessments for vice presidents and senior leaders.
•Technical Skills Training: Tools and platforms to enhance product knowledge, coding skills, and platform familiarity.
•AI Tools Training: Training in the use of AI-based tools for increased productivity and effectiveness.

8x8, Inc. | PROXY STATEMENT 22

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
The Company has invested in expanding AI capabilities across its workforce, with spending covering both employee training and AI tools. Training programs have included weekly internal AI skills sessions during fiscal 2026, along with dedicated sales enablement sessions, product team knowledge-sharing forums, and additional internal programs. The Company has also conducted structured internal hackathons where cross-functional teams have developed and deployed AI-driven solutions to operational challenges, reflecting the Company's broader effort to accelerate adoption and shift the organizational culture toward AI-enabled ways of working. On the tools side, the Company has provided employees across all functions with access to a suite of leading AI platforms and development tools and has retired certain legacy products in favor of AI-native alternatives. The Company views AI proficiency as a core operational capability and intends to continue investing accordingly. There can be no assurance that these programs will result in sustained productivity improvements or competitive differentiation. We encourage employees and managers to have regular performance and development conversations, supported by tools that align individual goals with company objectives.
Culture and Community
At 8x8, we stand united in our commitment to fostering a workplace where every voice is valued and every individual feels a sense of belonging. In keeping with our core value of respect, we honor the unique capabilities and characteristics each individual brings to their work and to their team. Our employees are the heart of our business, and we celebrate and commend their contributions, collaboration, and commitment.
When every voice can be heard, amazing things can happen. We are committed to ensuring our employees are equipped, enabled, and empowered to have impact. Our programs and initiatives include:
•Multiple employee resource groups.
•A global culture and community council, supported by an executive-level leadership steering committee.
•Unconscious bias training as part of our Company-wide learning curriculum.
•Internal resources and programs, managed by our local site committees, to celebrate cultural and community milestones, including International Women’s Day and Veterans Day.
•Commitment to community involvement, including paid time off for volunteer activities.
We also conduct regular pay equity reviews and promote equal opportunities in our internal management and hiring practices.
Total Rewards and Well-Being
We provide a comprehensive total rewards package designed to support the financial, physical, and emotional well-being of our employees. Our offerings include:
Compensation
•Competitive base salaries and performance-based incentive plans.
•Targeted equity compensation.
Benefits
•Employee Stock Purchase Plan participation.
•Health, dental, and vision insurance.
•Paid parental and medical leave.
•Company-funded short- and long-term disability insurance.
•401(k) plan with company match.
•Global employee assistance program with mental health support.
•Resources for financial wellness and family care.
•Subsidized public transportation, where available.
•Legal assistance.
Workforce Metrics
•8x8 uses workforce metrics to track the size, composition and performance of employees over time, evaluate effectiveness and inform business decisions.
8x8, Inc. | PROXY STATEMENT 23

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
During fiscal 2026, the Company made several enhancements to its international employee benefit programs across the Asia-Pacific and Europe, Middle East and Africa markets, covering approximately 1,100 employees. In the Philippines, the Company increased the maximum benefit limit under its group health plan to better reflect current medical cost trends in the region. In Singapore, coverage under the risk and healthcare plan was expanded to provide family-level benefits to all eligible employees at the M6 and executive levels. In the United Kingdom, the Company successfully negotiated a reduction in medical insurance premiums as a result of favorable claims experience and commenced a phased restructuring of the employer National Insurance give-back under the pension salary sacrifice scheme to align with evolving market practice ahead of anticipated regulatory changes, to become effective in 2029.
Succession Planning and Employee Relations
We maintain a formal succession planning process to support leadership continuity and mitigate operational risk. This includes regular review of key roles and the development of high-potential employees. We are committed to fair labor practices and a culture of open communication across all regions in which we operate.
Social Impact
8x8 is committed to conducting business in a socially responsible and sustainable manner, and we believe that doing so will create long-term value for our stakeholders. We uphold the highest integrity, honesty, and transparency standards in all of our business activities. We have designed our processes to ensure that our suppliers adhere to ethical labor standards, environmental regulations, and human rights principles. Additionally, we conduct regular audits and collaborate with our suppliers to promote transparency and continuous improvement in their practices. We strive to build relationships with our customers, suppliers, and the local communities we serve by encouraging our employees to involve themselves in public service.
Our core Social Impact strategy focuses on digital inclusion, utilizing the expertise of our workforce to address the technology skills gap and bridge the digital divide. Access to and proficiency with information and communication technologies are crucial for individuals to fully engage in and benefit from today's expanding information society. These skills are vital for workforce development, education, healthcare, and civic participation. By promoting digital inclusion, we advance equality, social cohesion, and accessibility, key drivers of long-term prosperity.
8x8 encourages its employees to volunteer and awards up to four paid Volunteer Days per employee per year (up to 32 hours for hourly employees). In fiscal 2026, our employees reported more than 1,000 volunteer hours. Activities included sorting food donations at local food banks, beach clean-ups, and animal rescue.
Local site committees are tasked with implementing Social Impact initiatives in their communities, ensuring they are both culturally sensitive and tailored to the specific needs of the community. Activities have included supporting young people into the world of work with career days in local schools, volunteering in homeless shelters, and serving food to the elderly. Additionally, employee social events are often centered around a charitable cause or local tradition. Employees have raised money for various charities across the globe, including organizations that support improved mental health, environmental charities, and cancer research charities.
Protecting Our Environment
Data center operations for our cloud-based solutions. We continue to migrate our services to public cloud platforms, partnering with industry leaders with aggressive timelines for achieving net zero carbon emissions, including Oracle, Amazon, Google and Microsoft. As we move traffic to the public cloud, we reduce our need to purchase resource-intensive appliance hardware and optimize our energy usage.
Commitment to energy efficiency and renewable resources in our leased facilities. We are committed to managing the energy efficiency and carbon footprint in our facilities, and maintained net zero Scope 1 emissions in our operations outside the U.S. in fiscal 2026. In our U.S. operations, we continued to actively manage our energy consumption, source a significant portion of our energy from renewable sources and work toward Energy Star certification for our U.S. headquarters in Campbell, CA. Scope 1 emissions were limited to two late-model Company-owned vehicles. We have also limited our water consumption with minimal, low water landscaping, limited flow faucets and signage reminding employees to conserve resources.
Where possible, we have instituted similar programs in leased facilities around the world.
Think globally, act locally. Collective action drives results, and we encourage employees to be active participants in achieving our sustainability goals by reducing waste, water usage, and electricity usage. To this end, we facilitate recycling and composting in our offices, encourage employees to limit printing and paper waste, and deploy energy saving devices such as automatic off switches for our lights. We offer hybrid work schedules that help reduce employee commutes and support the use of public transportation through pre-tax commuter accounts and Company-supported bus services in regions where these options are available. We also recycle (or donate, when possible) electronic equipment, and host an electronics recycling drive for Earth Day.
In fiscal 2026, we maintained our ISO 14001 certification for our Environmental Management Systems in the UK and France. We also continued the process of documenting our operations to achieve certification for our U.S. operations.

8x8, Inc. | PROXY STATEMENT 24

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
Privacy and Data Protection at 8x8
8x8 is committed to safeguarding the privacy and data of its customers, employees, and partners as a foundational element of its business and trust model. With services that span voice, video, messaging, and AI-powered contact center solutions globally, privacy and data protection are not only integral to product design and operations but also essential to maintaining the integrity of communications infrastructure. As discussed below, 8x8’s cybersecurity risk management program is aligned with the National Institute of Standards and Technology (“NIST”) Cybersecurity Framework and includes real-time threat detection, third-party audits, penetration testing, and ongoing employee training. Governance oversight is led by the Board’s Technology & Cybersecurity Committee, ensuring accountability at the highest levels.
8x8 complies with a wide array of privacy regulations globally, including the General Data Protection Regulation in the European Union, the UK’s Data Protection Act, and the Telecommunications (Security) Act. In the U.S., it adheres to the California Consumer Privacy Act and California Privacy Rights Act, and monitors and complies with emerging state laws in Colorado, Virginia, Florida, and others. Across the Asia-Pacific region, 8x8 ensures adherence to jurisdiction-specific data localization, cybersecurity, and telecom privacy rules. The company proactively invests in legal, technical, and operational controls to meet these standards, recognizing that strong data protection practices not only mitigate risk but also support customer trust and business continuity in a rapidly evolving regulatory landscape.
Cybersecurity Risk Management and Strategy
8x8 maintains a global cybersecurity risk management program aligned with the NIST Cybersecurity Framework. This program is integrated and embedded within the Company's overall enterprise risk management, process and designed to proactively identify, assess, and manage cybersecurity threats that could materially affect our business operations, financial condition, or reputation.
Key components of the program include:
•Continuous threat monitoring and intelligence, with real-time detection capabilities across cloud and on-premise environments.
•Periodic risk assessments and threat modeling, covering internal assets and supply chain exposure.
•Third-party penetration testing, security audits, and independent assessments conducted at least annually.
•A vulnerability management lifecycle to identify, prioritize, and remediate security flaws in infrastructure and applications.
•Employee cybersecurity training and phishing simulations, tailored by role and location.
Reliability and business continuity are important to 8x8’s cloud-based business communications solutions, which are delivered from geographically diverse industry-leading public cloud platforms as well as state-of-the-art data centers that are "Statement on Standards for Attestation Engagements 18" audited. 8x8 engages reputable external security firms and consultants to support ongoing evaluations, and has obtained certifications and attestations across various jurisdictions and industries (including ISO/IEC 27001, CyberEssentials Plus et al., and compliance with frameworks applicable to communications and cloud service providers). We offer our customers a financially backed 99.999% service level agreement that covers both uptime and call quality. For full transparency, we publish the current and historical service status of our solutions on our website.
Cybersecurity threats continue to evolve, and the Company has developed and implemented a comprehensive Incident Response Plan to effectively manage cybersecurity incidents. The plan is regularly reviewed, tested, and updated to facilitate its effectiveness in mitigating and responding to cybersecurity threats promptly.
Cybersecurity Governance
The Company's Board, through its Technology & Cybersecurity Committee, oversees 8x8’s cybersecurity risk management strategy. This committee meets quarterly and receives briefings from senior leadership on cybersecurity risk trends, controls testing and efficacy, compliance posture, and incident management preparedness. The full Board is informed at least annually on cybersecurity matters, with additional updates as needed.
The Company’s Chief Information Security Officer (“CISO”), leads the cybersecurity program and reports functionally to the Chief Legal Officer, and periodically to the CEO, the Executive Risk Management Committee and the Board. The CISO has over 25 years of global cybersecurity, information security, disaster recovery, and business continuity experience, including leadership roles across UK national infrastructure and global Fortune 100 and 500 companies. The CISO holds an M.S. in Information Technology Security (with distinction), and is a Certified Information Security Manager, and Certified Information Systems Security Professional.
The Technology & Cybersecurity Committee includes directors with backgrounds in technology, data governance, and risk oversight, and we have conducted training sessions for all directors to continue to enhance their understanding of cybersecurity issues and their implications for the Company.
8x8, Inc. | PROXY STATEMENT 25

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
COMPENSATION OF NON-EMPLOYEE DIRECTORS
OUR APPROACH. We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the amount of time that our directors expend in fulfilling their duties, the skill-level required of members of the Board and the practices of our peers, among other factors. Compensation of non-employee directors is reviewed at least once every two years by our Compensation Committee, which then makes its recommendation to the full Board, in accordance with our Corporate Governance Principles.
The key terms of our director compensation program were last updated in fiscal 2025 which we left in place for fiscal 2026 and are summarized below. In connection with its review, the Compensation Committee engaged Compensia, Inc. (“Compensia”) to provide advice on the non-employee director compensation program. Compensia delivered a report to the Compensation Committee which included a benchmark analysis of the program. The Compensation Committee considered, among other factors, the total cost of our non-employee director compensation relative to that of 8x8’s peer group in fiscal 2026 as used for executive compensation purposes, which is described in the section titled “Competitive Positioning” in the Compensation Discussion and Analysis.
Directors who are also employees of 8x8 do not receive any additional compensation for serving as members of the Board.
CASH COMPENSATION. We pay non-employee directors the following cash fees for their annual service:
▪annual payment of $100,000 for service on our Board;
▪annual payment for service as a committee member (other than in the chair role) in the amounts of $12,500 for the Audit Committee, $8,000 for the Compensation Committee, $5,000 for the Governance and Nominating Committee, $5,000 for the Technology & Cybersecurity Committee and $5,000 for the Strategic Investment Committee;
▪annual payment for service as the chair of a committee in the amounts of $25,000 for the Audit Committee, $16,000 for the Compensation Committee, $14,000 for the Governance and Nominating Committee, $12,500 for the Technology & Cybersecurity Committee and no additional retainer for the chair of the Strategic Investment Committee; and
▪annual payment of $60,000 to our Chairman of the Board for services in that capacity.
In the event a director serves on our Board for less than a full term, or serves in a particular capacity for which he or she would receive an additional fee for less than a full term, the fees payable to that director are prorated accordingly. A director may elect to defer payment of all or a portion of the annual stipend and meeting fees payable to him or her in order to postpone taxation on such amounts. In addition to the above payments, we also reimburse our non-employee directors for certain expenses in connection with attendance at Board meetings.
EQUITY AWARDS. We pay the following equity-based compensation to our non-employee directors:
▪upon a new director’s election or appointment to the Board, that director is granted:
▪an initial award of restricted stock units (“RSUs") equal in value to $100,000, vesting in equal annual installments over two years from the date of grant, subject to the director’s continued service on our Board;
▪an award of RSUs equal in value to $135,000 (or a prorated portion of that amount, based on the length of the remaining term of service, in the event the director is appointed on a date other than the date of the annual meeting), vesting in full on the date of the next annual meeting, subject to the director’s continued service on our Board; and
▪upon re-election to the Board, a director is granted an award of RSUs equal in value to $135,000, of which directors may elect to receive the vested amount in cash, stock and deferred RSUs, vesting in full on the earlier of (a) the date of the director’s completion of his or her year of Board service or (b) 12 months from the date of grant of such award, in each case subject to the director’s completion of his or her year of Board service.
In fiscal 2026, these awards were granted pursuant to our Amended and Restated 2022 Equity Incentive Plan.
The non-employee directors are also eligible to receive discretionary awards in recognition of exemplary service above and beyond the standard workload of a director.
Director Compensation - Tax Equalization. 8x8 provides tax equalization payments for 8x8 cash and equity award income for the year in which the corresponding services are rendered so that the directors are tax-equalized on a current basis to be in the same position as if they were only taxed in their country of residence. 8x8 provides tax equalization limited to employer-related tax that is imposed on Directors in their country of residence based on their U.S.-sourced income. Ms. Theophille was the only non-employee director to receive tax equalization payments in fiscal 2026.

8x8, Inc. | PROXY STATEMENT 26

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
Change-in-Control. Upon a change-in-control, all unvested stock options and restricted stock units then held by non-employee directors will accelerate to become fully vested as of the date of such change-in-control. For this purpose, a change-in-control generally means (1) the liquidation or dissolution of the Company; (2) the sale of stock by stockholders representing more than 50% of our voting stock, or a sale, transfer, or other disposition of all or substantially all of our assets; or (3) a merger or consolidation after which the stockholders immediately before such transaction do not retain more than 50% of the outstanding voting stock.
Fiscal 2026 Director Compensation Table
The table below sets forth summary information concerning the compensation paid to each of our non-employee directors for their services as directors during fiscal 2026:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2)(3) ($)	All Other Compensation (4) ($)	Total ($)
Jaswinder Pal Singh	171,609	135,000	—	306,609
Monique Bonner	123,125	135,000	—	258,125
Todd Ford	133,466	135,000	—	268,466
Alison Gleeson	121,000	135,000	—	256,000
Elizabeth Theophille(4)	126,063	135,000	50,000	311,063
Andrew Burton	121,863	135,000	—	256,863
John Pagliuca	119,402	135,000	—	254,402
(1)As of March 31, 2026, each of our non-employee directors who served as directors in fiscal 2026 held outstanding RSUs representing the right to acquire the number of shares indicated in the table below and none held outstanding Company stock options:

Name	RSUs (#) (2)
Jaswinder Pal Singh	66,502
Monique Bonner	66,502
Todd Ford	66,502
Alison Gleeson	66,502
Elizabeth Theophille	66,502
Andrew Burton	91,377
John Pagliuca	84,617
(2)On July 25, 2025, Dr. Singh, Ms. Bonner, Mr. Ford, Ms. Gleeson, Mr. Burton, Ms. Theophille and Mr. Pagliuca each received a grant in the form of RSUs representing the right to receive 66,502 shares of common stock upon the completion of the director’s board service year, subject to his or her continued service through such date. In addition, Mr. Burton and Mr. Pagliuca held additional unvested RSUs with respect to 24,875 and 18,115 shares, respectively, corresponding to the portion of their Board appointment RSU grants that remained unvested as of March 31, 2026.
(3)The amounts reported reflect the aggregate grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718 based on the closing market price of our common stock on the grant date. For a more detailed discussion of the valuation model and assumptions used to calculate the fair value of our stock awards, refer to Note 1 to the consolidated financial statements contained in our Annual Report on Form 10-K for our fiscal year ended March 31, 2026, filed with the SEC on May 22, 2026.
(4)Fiscal 2026 amounts listed in the "All Other Compensation" column for Ms. Theophille reflect the tax equalization payments of $50,000 made to Ms. Theophille related to fiscal 2026 when Ms. Theophille was residing in Switzerland. Ms. Theophille’s compensation reported in the table is not reduced to reflect any expat reduction related to services she performed in fiscal 2026.
8x8, Inc. | PROXY STATEMENT 27

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP REQUIREMENT
Pursuant to our stock ownership policy all non-employee directors are required to hold the lesser of (i) a number of shares of common stock with a value equal to $200,000, measured annually at the end of each fiscal year, or (ii) 40,000 shares of common stock, beginning with the fiscal year end following the fifth (5th) anniversary of the director’s election to the Board.
The shares counted towards satisfaction of the ownership requirement include shares held by the non-employee director and his or her immediate family members residing in the same household, and shares held in trust for the benefit of the non-employee director and his or her immediate family members residing in the same household.
Shares subject to vested RSUs that have not settled by the measurement date are counted for the purpose of this ownership requirement, but shares subject to unvested RSUs are excluded. For purposes of this requirement each share of common stock is valued based on the closing price of our common stock on the Nasdaq, as of the last trading day of the fiscal year. A non-employee director who has not met the applicable stock ownership guideline as of the specified measurement date will be required to retain an amount equal to 100% of the shares awarded to such director as compensation for service on the Board until the requirement has been met.
As of March 31, 2026, all non-employee directors were subject to the minimum stock ownership requirement. On March 31, 2026 (the last trading day of fiscal 2026), our stock price was $1.66, and therefore, each non-employee director subject to the minimum stock ownership requirement was required to hold at least 40,000 shares of our common stock.
Based solely on our review of written representations from each non-employee director subject to the minimum stock ownership requirement, we believe that each such director complied with the minimum stock ownership requirement.

8x8, Inc. | PROXY STATEMENT 28

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
NAMED EXECUTIVE OFFICER COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
The tables below provide information as of March 31, 2026 and June 8, 2026, respectively, concerning shares of our common stock that may be issued upon the exercise of outstanding stock options, warrants and other rights, and that remain available for future issuance, under all of our equity compensation plans that were in force as of such dates, including:
▪8x8, Inc. Amended and Restated 2022 Equity Incentive Plan;
▪8x8, Inc. Amended and Restated 2017 New Employee Inducement Incentive Plan;
▪8x8, Inc. Amended and Restated 2012 Equity Incentive Plan; and
▪8x8, Inc. Amended and Restated 1996 Employee Stock Purchase Plan.

As of June 8, 2026: Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (#)	Weighted- Average Exercise Price of Outstanding Options Warrants and Rights ($)(4)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the 1st Column of this Table) (#)
Equity Compensation plans approved by security holders(1)(2)	15,374,271	$15.04	9,017,212
Equity Compensation plans not approved by security holders(3)	669,992	$—	930,038
Total	16,044,263	$15.04	9,947,250

As of March 31, 2026: Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted- Average Exercise Price of Outstanding Options Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the 1st Column of this Table) (#)
Equity Compensation plans approved by security holders(1)(2)	12,572,926	$15.04	16,429,714
Equity Compensation plans not approved by security holders(3)	782,443	$—	902,442
Total	13,355,369	$15.04	17,332,156
(1)The amounts in this row reflect shares issuable pursuant to awards that have been or could be granted under the 8x8, Inc. Amended and Restated 2022 Equity Incentive Plan (the “2022 Plan”), 8x8, Inc. Amended and Restated 2012 Equity Incentive Plan, as amended and restated as of July 27, 2020 (the “2012 Plan”), or the 8x8, Inc. Amended and Restated 1996 Employee Stock Purchase Plan. We are not authorized to grant any new awards under the 2012 Plan, although we may continue to issue shares pursuant to outstanding awards under such plan. The 2022 Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and performance units, and stock grants.
(2)As of March 31, 2026 and June 8, 2026, there were 4,425,298 shares reserved for issuance under the 8x8, Inc. Amended and Restated 1996 Employee Stock Purchase Plan.
(3)The amounts in this row reflect shares issuable pursuant to awards that have been or may be granted under the 8x8, Inc. Amended and Restated 2017 New Employee Inducement Incentive Plan (the “2017 Plan”).
(4)14,740 stock options remain outstanding at a weighted average exercise price of $15.04 and 16,029,523 stock awards remain outstanding.
Outstanding awards granted under the 2017 Plan prior to December 8, 2017 (the date on which we transferred the listing of our common stock from the Nasdaq to the NYSE) were granted in accordance with Rule 5635(c)(4) of the Nasdaq listing rules. Inducement awards granted on or after December 8, 2017 and on or before November 14, 2022 were granted in accordance with Section 303.08A of the NYSE listing rules. Awards granted under the 2017 Plan on or after November 15, 2022 (the date on which we transferred the listing of our common stock from the NYSE to the Nasdaq) and future awards thereunder were or will be granted in accordance with Rule 5635(c)(4) of the Nasdaq listing rules. In accordance with the applicable listing exchange rules, all awards granted under these two Plans were granted to new employees as inducements material to their entering into employment with us. Awards granted under the 2017 Plan in reliance on the applicable listing exchange rules referenced above do not require stockholder approval. Those rules require, among other things, that all such awards be approved by the Compensation Committee or by a majority of the independent directors on our Board.
8x8, Inc. | PROXY STATEMENT 29

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
EXECUTIVE OFFICERS

Our executive officers as of the date of this report are listed below:

SAMUEL WILSON

Samuel Wilson, age 57, has served as our Chief Executive Officer since May 2023 and previously served as our Interim Chief Executive Officer from November 2022 to May 2023. Mr. Wilson previously served as our Chief Financial Officer from June 2020 to November 2022. Prior to this position, Mr. Wilson served as our Chief Customer Officer and Managing Director of EMEA from January 2020 until June 2020. From September 2017 until January 2020, Mr. Wilson served as Senior Vice President responsible for e-commerce, global small business, and United States mid-market sales. Prior to joining 8x8, Mr. Wilson served as VP Finance for MobileIron, Inc. (formerly Nasdaq: MOBL), an enterprise software security company, from 2011 until 2017 with responsibilities for financial planning and analysis, investor relations, and treasury functions, as well as e-commerce. Mr. Wilson is a Chartered Financial Analyst. He holds a Bachelor of Science degree in Electrical Engineering from Seattle University and a Master of Business Administration from the University of California, Berkeley.

KEVIN KRAUS

Kevin Kraus, age 56, has served as our Chief Financial Officer since June 2023. Mr. Kraus previously served as our Interim Chief Financial Officer from November 2022 to June 2023. Prior to this position, Mr. Kraus served as our Senior Vice President of Finance from October 2019 to November 2022, with responsibility for overseeing the Company’s financial reporting, planning, and procurement functions. From February 2018 to May 2019, Mr. Kraus served as Vice President, Finance for Imperva, Inc. (formerly Nasdaq: IMPV), a cybersecurity software company. From January 2015 to September 2017, Mr. Kraus served as Senior Director, Finance for Gigamon Inc. (formerly NYSE: GIMO), a network visibility and traffic monitoring technology company. Mr. Kraus is a Certified Public Accountant. He holds a Bachelor of Science degree in accounting from Rutgers, The State University of New Jersey-New Brunswick and a Master of Business Administration from the Pennsylvania State University.

HUNTER MIDDLETON

Hunter Middleton, age 59, has served as our Chief Product Officer since August 2021. Mr. Middleton previously served as our SVP of Product and Design from March 2018 to August 2021. From February 2016 to September 2017, Mr. Middleton served as Vice President and Head of Product Management for Jive Software, Inc. (formerly Nasdaq: JIVE), an enterprise social collaboration application provider. Prior to that, Mr. Middleton served as the Head of Product Management at Google for Work Systems and led the Google Apps Enterprise product team at what is now a division of Alphabet Inc. (Nasdaq: GOOG). Mr. Middleton earned a Ph.D. in Physics from Princeton University and holds a Master of Business Administration from the Kellogg Graduate School of Business at Northwestern University.

LAURENCE DENNY

Laurence Denny, age 53, has served as our Chief Legal Officer and Corporate Secretary since December 2022. Mr. Denny previously served as our Chief Compliance Officer, Deputy General Counsel and Assistant Corporate Secretary from June 2022 to December 2022 and as our Vice President, Deputy General Counsel and Assistant Corporate Secretary from April 2019 to June 2022, with responsibility for assisting with the oversight of the Company’s global legal, corporate, litigation, employment, procurement, compliance, and security efforts. From January to April 2019, Mr. Denny served as Vice President, Deputy General Counsel and Assistant Corporate Secretary for Extreme Networks, a network equipment company. From September 2016 to January 2019, Mr. Denny was Vice President, Deputy General Counsel and Assistant Corporate Secretary of TiVo Corporation (formerly known as Rovi Corporation), a digital entertainment technology company. Mr. Denny is a member of the State Bar of California. He holds a Bachelor of Arts degree from the University of California, Irvine and a Juris Doctor from Columbia Law School.

8x8, Inc. | PROXY STATEMENT 30

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING

SUZY SEANDEL

Suzy Seandel, age 61, served as our Chief Accounting Officer from May 2022 until June 2026. From February 2019 to May 2022, Ms. Seandel served as VP, Corporate Controller for Barracuda Networks, Inc., a security, networking and storage products company. From January 2007 to October 2018, Ms. Seandel served as Chief Accounting Officer at Cavium, Inc. (formerly Nasdaq: CAVM), a fabless semiconductor company. Prior to Cavium, Inc., Ms. Seandel also held positions of increasing responsibility at several other publicly traded companies and spent nearly five years at Deloitte & Touche LLP in assurance and audit services. Ms. Seandel holds a Bachelor of Science degree in Finance from Santa Clara University and is a Certified Public Accountant in the state of California.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information regarding the fiscal 2026 compensation program for our “named executive officers,” or “NEOs.” The following provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each material element of compensation that we provide our NEOs. In addition, we explain how and why the Compensation Committee and the Board arrived at the specific compensation policies and decisions involving our NEOs during fiscal 2026.
For fiscal 2026, our NEOs included:
▪Samuel Wilson, our Chief Executive Officer (our “CEO”);
▪Kevin Kraus, our Chief Financial Officer (our “CFO”);1
▪Laurence Denny, our Chief Legal Officer;
▪Hunter Middleton, our Chief Product Officer; and
▪Suzy Seandel, our Chief Accounting Officer.1
OVERVIEW
We designed our executive compensation program to align pay outcomes with company performance, strategic milestones, and shareholder value creation.
Compensation Aligned with Fiscal 2026 Performance
In fiscal 2026, compensation outcomes for our named executive officers were informed by clearly defined financial and operational goals. Notable achievements that directly influenced pay decisions included:
•GAAP Profitability: We achieved GAAP operating income of $18.9 million, or approximately 2.6% of revenue, in fiscal 2026, compared to GAAP operating income of $15.2 million in fiscal 2025, marking two consecutive years of GAAP operating profitability.
•Strong Cash Flow and Capital Discipline: We generated $55.8 million in operating cash flow and reduced outstanding term loan debt by $30 million during the year, reflecting disciplined expense management and a continued focus on shareholder value.
•Platform Innovation and Customer Impact: We delivered 21% year-over-year growth in new products, including 34% growth in AI-powered solutions. These results were driven by the introduction of new products, as well as new capabilities across our platform.
•Customer Retention and Multi-Product Growth: Service revenue grew 3% year-over-year to $715.3 million in fiscal 2026, reflecting improved retention, increased platform usage, and greater adoption of our outcome-focused bundled solutions, including customers using three or more products now representing more than one-third of recurring revenue.
•Continued Reduction in Value of RSUs and PSUs Granted Through Our Employee Equity Program: The total grant date value of shares granted (RSUs and PSUs) through our employee equity program declined approximately 19% in fiscal 2026 compared with fiscal 2025, continuing a multi-year trend of reduced equity grants. Over the past three fiscal years, total stock-based compensation expense has declined from $61.9 million in fiscal 2024 to $39.9 million in fiscal 2025 to $20.4 million in fiscal 2026, reflecting the cumulative impact of lower grant volumes and our continued focus on reducing stockholder dilution over time.
Our compensation program continues to emphasize performance-based pay through a mix of fixed and variable compensation. In fiscal 2026:
1 Ms. Seandel ceased serving as the Company’s Chief Accounting Officer on June 16, 2026, following which time, she departed from the Company. Mr. Kraus was appointed to serve as the Company’s principal accounting officer, effective upon her departure, and he currently holds the position on an interim basis.
8x8, Inc. | PROXY STATEMENT 31

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
•Long-term incentives included a combination of time-based and performance-based restricted stock units (RSUs), reinforcing retention and long-term alignment with stockholder interests.
•We maintained a strong focus on capital efficiency and stockholder value by continuing to reduce stock-based compensation as a percentage of revenue and expanding cash-based compensation for non-executive employees.
Governance and Shareholder Alignment
The Compensation Committee exercises strong oversight and engages an independent consultant to ensure that our programs are competitive, risk-balanced, and aligned with evolving best practices. Our executive compensation program remains a critical tool in advancing 8x8’s transformation, reinforcing our commitment to high-quality earnings, sustainable growth, and long-term value creation.
FISCAL 2026 COMPENSATION HIGHLIGHTS

EXECUTIVE COMPENSATION
Our fiscal 2026 executive compensation program was designed to incentivize our executive officers to drive performance aligned with our long-term strategy.
Elements of Executive Compensation

Element	Purpose	Changes for Fiscal 2026
Fixed Annual Base Salary	Provides a competitive level of fixed annual cash compensation.	In line with the focus on managing operating expenses, the Company did not materially adjust the base salary of our senior executives.
Annual Cash Incentive Awards	Motivate and incentivize our named executive officers to achieve our short-term financial and operational objectives while providing a competitive variable annual cash performance incentive opportunity.	Following strong cash flow generation, the Company reinstated an annual cash incentive plan for fiscal 2026 to recognize and reward performance against key financial objectives.
Long-term Incentive Compensation	Provides our named executive officers with a competitive long-term incentive compensation opportunity in the form of equity awards designed to incentivize them to meet or exceed our long-term strategic goals, serve our retention objectives, and align the interests of our executive officers and stockholders.	Fiscal 2026 performance-based PSUs vest based on achievement of Service Revenue and Cash Flow from Operations (CFFO) targets. Cash flow from operations remains our financial North Star, with Service Revenue added as a second performance metric.
Health and Welfare Benefits	Provides employees with competitive health and welfare benefits, as well as participation in an employee stock purchase and other employee benefit plans. There are no special health or welfare benefits for NEOs that are not also provided generally to employees.	No changes.
EXECUTIVE COMPENSATION PROGRAM OBJECTIVES
We have designed our executive compensation program to achieve the following objectives:
•Attract, develop, motivate and retain top talent and focus our executive officers on key business goals that enhance stockholder value;
•Ensure executive compensation is aligned with our corporate strategies and business objectives;
•Provide meaningful equity ownership opportunities to our executives to align their incentives with the creation of stockholder value;
•Ensure fairness among our executives by recognizing the contributions each individual makes to our success, as well as the compensation history and prior experience of each executive officer; and
•Provide an incentive for long-term continued employment with us.
To achieve these objectives, the Compensation Committee regularly evaluates our executive compensation program with the goal of setting compensation at levels it believes are aligned with our current financial and operational business objectives, as well as competitive with the pay of other companies with whom we compete for executive talent.

8x8, Inc. | PROXY STATEMENT 32

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
PAY-FOR-PERFORMANCE PHILOSOPHY
To succeed in the rapidly evolving market for contact center and cloud-based communication software, we must attract and retain a highly talented executive team. Effective pay-for-performance alignment is a key objective of our Compensation Committee in the design of our executive compensation program, particularly for the compensation of our CEO.
Compensation Design
Our pay structure is designed to align the long-term interests of our executives with those of our stockholders, while remaining competitive with market values on a targeted total compensation basis. The following compensation program attributes reflect this design:
•81% of our CEO’s annual target compensation was time and performance based (consisting of RSUs, PSUs and the annual cash incentive plan).(1)
•66% of our NEOs’ annual target compensation was time and performance based.
•The Company reinstated an annual cash incentive plan for fiscal 2026 to recognize and reward performance.
•33% of long-term awards for our CEO and NEOs were delivered in the form of PSUs.
•PSUs vest based on cash flow and service revenue from operations which funds our continued investments in innovation that will drive our future growth.
(1) 81% is calculated as (RSU’s + PSU’s + annual cash incentive divided by the CEO’s total target compensation).
Compensation Outcomes
During fiscal 2026, the Company generated positive operating profit and cash flow, reduced debt by $30 million, and continued to invest in industry leading innovation. Although we continued to strengthen our financial position, our enterprise value and stock price declined in fiscal 2026, as did the stock prices of other cloud-based unified communications peers. This resulted in a failure to earn previously granted PSUs and a reduction in the realizable value of our long-term incentive awards, which continues to account for the majority of our NEOs’ compensation. This reflects our compensation philosophy that there should be alignment between the take-home pay of our executives and the stockholder returns generated by the Company.
•Outstanding PSUs granted in fiscal 2023 were below the TSR requirement for vesting and were forfeited.
•The Company has not achieved the stock price growth needed for payout of the outstanding PSUs granted in fiscal 2024.
•RSUs granted from fiscal 2024 to fiscal 2026 have declined an average of approximately 27% from their grant date fair values.
The link between the compensation of our current and former CEOs and the Company’s TSR is illustrated in the following graph, which shows how total CEO compensation has varied over the past five years compared to the Company’s five-year TSR.
(1)The above chart illustrates CEO Total Pay for Mr. Sipes for fiscal 2022, and Mr. Wilson for fiscal 2023 through fiscal 2026. CEO Total Pay consists of salary earned, cash bonuses paid, equity award grants and all other compensation as reported in the “Total” column of the “Summary Compensation Table” for the applicable fiscal year.
8x8, Inc. | PROXY STATEMENT 33

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
EXECUTIVE COMPENSATION POLICIES AND PRACTICES
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on an ongoing basis to ensure our compensation policies and practices are consistent with our short-term and long-term goals given the dynamic nature of our industry and the market in which we compete for executive talent. The following policies and practices were in effect during fiscal 2026:

What We Do	What We Don’t Do
A significant portion of executive compensation is "at risk” based on corporate performance and the value of Company equity	No perquisites
Time-based equity awards vest or are earned over multi-year periods	No special retirement plans
Use an Independent Compensation Committee Advisor	No special health or welfare benefits
Conduct annual review of our compensation strategy and philosophy	No tax reimbursement or gross-up on any severance or change-in-control payments or benefits
Complete an annual review of compensation risk to ensure policies are unlikely to encourage behavior that could harm the Company
Use an industry and size appropriate peer group which is reviewed annually
Include clawback provisions in our compensation programs
Maintain executive officer stock ownership requirements
Prohibit short sales, hedging and pledging of Company stock by executive officers and Directors
“Double-trigger” change in control provisions in equity awards
COMPENSATION-SETTING PROCESS
Role of Compensation Committee
The Compensation Committee is responsible for overseeing our executive compensation program and all related policies and practices. The Compensation Committee operates pursuant to a formal written charter approved by our Board, which is available on the investor relations section on our website at https://investors.8x8.com under the “Governance” heading.
At least annually, the Compensation Committee reviews our executive compensation program and formulates recommendations for consideration and approval by the Board of the various elements of our NEOs’ compensation, as well as any employment arrangements with our named executive officers. In doing so, the Compensation Committee is responsible for ensuring that the compensation of our named executive officers is consistent with our executive compensation philosophy and objectives. The Compensation Committee also determines whether each compensation element provides appropriate incentives and motivation to our named executive officers and whether each such element adequately compensates our named executive officers relative to individuals holding comparable positions at the principal companies with which we compete for executive talent.
The Compensation Committee meets regularly during the fiscal year with and without the presence of our CEO and other named executive officers. The Compensation Committee also discusses compensation issues with our CEO (except with respect to his own compensation) and other members of the Board between its formal meetings.
Role of Named Executive Officers and Other Employees
The Compensation Committee receives support from our People & Workplaces department and its compensation consultant in designing our executive compensation program and analyzing competitive market practices. Our CEO regularly participates in Compensation Committee meetings, providing management input on organizational structure, executive development and financial analysis of our performance. Our CEO also develops and provides recommendations (except with respect to his own compensation) to the Compensation Committee regarding the cash and equity compensation for our named executive officers and other executives, including recommendations on the use of incentive compensation to further our growth. Our CEO and other named executive officers are not present when their specific compensation arrangements are discussed.
Role of Compensation Consultant
In fulfilling its duties and responsibilities, the Compensation Committee has the authority to engage the services of outside advisors. In fiscal 2026, the Compensation Committee engaged Compensia to assist with compensation matters. A representative of Compensia attended multiple meetings of the Compensation Committee during fiscal 2026, responded to inquiries from the Compensation Committee at meetings and throughout the fiscal year and provided its analysis with respect to these inquiries.

8x8, Inc. | PROXY STATEMENT 34

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
The nature and scope of services provided to the Compensation Committee by Compensia in fiscal 2026 were as follows:
•assisted in the review and updating of our compensation peer group;
•analyzed executive compensation levels and practices of the companies in our compensation peer group;
•provided advice on compensation best practices and market trends for named executive officers and directors;
•assisted in the design of the long-term equity incentive compensation plan with appropriate performance goals and targets for our named executive officers and other executives; and
•provided ad hoc advice and support throughout the year.
Compensia does not provide any services to us other than the services provided to the Compensation Committee. The Compensation Committee has assessed the independence of Compensia taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of the Nasdaq and has concluded that no conflict of interest exists with respect to the work that Compensia performs for the Compensation Committee.
Competitive Positioning
To attract and retain executives with the abilities and experience necessary to deliver strong top-line growth and operating performance, we provide total direct compensation opportunities that are intended to be competitive with market practice. We generally target our compensation around market median values, though we position each individual based on an evaluation of the individual talent and/or criticality to the business.
The criteria used to identify peer companies were generally consistent with our approach in prior years, and targeted software companies falling within a revenue range of 0.5x to 2.0x of our rolling four quarter revenue at the time of the review and a market capitalization range of 0.3x to 3.0x of our market capitalization at the time of the review. The relevance of each peer company was evaluated taking into consideration both industry comparability as well as financial metrics, and companies are not required to meet all selection criteria for inclusion in the peer group. For fiscal 2026 executive compensation decisions, the Compensation Committee approved the addition of the following companies: Digital Turbine, ON24, Sprout Social, Verint Systems, Vimeo and Weave Communications, as well as the removal of Alteryx, Commvault Systems, Edgio, Everbridge, Q2 Holdings and Zuora as compared to the peer group used in 2025. The Compensation Committee made these changes to ensure that the peer group continued to meet our criteria. The additions to the peer group are generally application software companies that meet our criteria for revenue range and market capitalization. The removals represent companies that have moved out of the comparable financial categories or are less representative of our industry. Commvault’s position in the systems software industry was deemed less relevant as a comparison. Further, Alteryx was acquired, Zuora and Everbridge both completed separate going-private transactions and Edgio commenced bankruptcy proceedings.
After a review by Compensia and approved by the Compensation Committee, our compensation peer group for fiscal 2026 included:

Bandwidth	LivePerson	Sprout Social
Blackbaud	ON24	Upland Software
Digital Turbine	Ooma	Verint Systems
Domo	Rimini Street	Vimeo
Five9	Ring Central	Weave Communications
Yext
Our executive compensation benchmarking also included survey data provided by Radford Surveys and Consulting, a business unit of Aon Hewitt Consulting, Inc. (“Radford”), from publicly-traded software companies with revenue levels and market capitalization levels comparable to ours. Radford did not provide compensation consulting services to the Compensation Committee during fiscal 2026.
Results of the 2025 Stockholder Advisory Vote on Executive Compensation
Stockholders are provided the opportunity to cast an annual advisory vote on executive compensation (commonly known as a “Say on Pay” vote). At our 2025 Annual Meeting of Stockholders held on July 25, 2025, our stockholders indicated support for the compensation of our named executive officers, with approximately 98% of the votes cast in favor of the proposal.
We believe this vote signals overall support for our pay programs and their general design. We value the opinions of our stockholders and will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for our executive officers, including the named executive officers. As part of our stockholder engagement program, we continuously engage in substantive discussions on executive compensation, corporate governance and corporate performance and strategy with our institutional stockholders.
8x8, Inc. | PROXY STATEMENT 35

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
2026 EXECUTIVE PAY
BASE SALARY
Generally, the Compensation Committee reviews the base salaries of our executives, including the named executive officers, as part of its annual review of our executive compensation program and makes recommendations to the Board for adjustments to base salaries to take into account the following:
•competitive market practices,
•corporate and individual performance from the prior fiscal year,
•promotions or changes in responsibilities,
•scope of his or her responsibilities,
•his or her experience, and
•base salary levels of other executives.
In line with a focus on managing operating expenses, the Company did not make material adjustments to the base salary of our senior executives in fiscal 2026.
The following table sets forth each NEO’s base salary rate for fiscal 2026, as compared to their base salary rate for fiscal 2025:

Named Executive Officer	Fiscal 2025 Base Salary ($)	Fiscal 2026 Base Salary ($)	Percentage Adjustment (%)
Samuel Wilson	500,000	500,000	—
Kevin Kraus	420,000	420,000	—
Laurence Denny	357,000	366,818	2.8
Hunter Middleton	420,000	433,650	3.3
Suzy Seandel	357,000	357,000	—
ANNUAL CASH INCENTIVE AWARDS
Employee Bonus Plan (EBP) Design
We have historically used annual cash incentive awards to motivate and incentivize our named executive officers to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and profitability goals. We temporarily suspended our cash incentive awards for fiscal 2025 based on economic conditions. Following strong cash flow generation in fiscal 2025, the Company reinstated an annual cash incentive plan for fiscal 2026 to recognize and reward performance against key financial objectives. The annual cash incentive awards are designed to align pay with performance by awarding cash bonuses upon the achievement of defined performance targets.
The objective of the Employee Bonus Plan ("EBP") is to incentivize eligible employees to contribute to our overall success and achieve corporate and individual performance goals. The performance goals established under the EBP are designed to focus participants on current goals and strategies identified by the Board and senior management (such as revenue growth and profitability) and to complete individual objectives that support our overall business strategy.
Under the EBP, each of our NEOs is eligible to receive cash bonus awards during each fiscal year tied to the Company's achievement of predetermined financial targets. Performance is evaluated and bonuses are payable on a semi-annual basis, based on performance over two discrete six-month performance periods. In the event the Company does not achieve minimum financial performance objectives for the relevant payout period, the incentive EBP awards for that period would be zero.

8x8, Inc. | PROXY STATEMENT 36

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
Target Annual Cash Incentive Award Opportunities for Fiscal 2026
The target annual cash incentive award opportunity for each of the named executive officers under the EBP is developed by the Compensation Committee for each fiscal year and expressed as a percentage of his or her annual base salary. The Compensation Committee, in consultation with its compensation consultant, Compensia, sets the target annual cash incentive award opportunities for our named executive officers, after considering the job function of each named executive officer, his or her expected contributions to us for the upcoming fiscal year, the recommendations of our CEO, and the competitive market. We temporarily suspended our cash incentive awards for fiscal 2025 based on economic conditions, but reintroduced the program for fiscal 2026. The table below shows the annual target bonus opportunity for each NEO as a percentage of his or her base salary:

Named Executive Officer	Fiscal 2025 Target Bonus Opportunity (as a % of base salary)	Fiscal 2026 Target Bonus Opportunity (as a % of base salary)
Samuel Wilson	N/A-Suspended	100%
Kevin Kraus	N/A-Suspended	65%
Laurence Denny (1)	N/A-Suspended	55%/50%
Hunter Middleton (1)	N/A-Suspended	65%/60%
Suzy Seandel	N/A-Suspended	45%
(1) Laurence Denny's target bonus opportunity was 55% for the first half of fiscal 2026 (April 1 – September 30, 2025) and 50% for the second half of fiscal 2026 (October 1, 2025 – March 31, 2026), effective October 1, 2025. Hunter Middleton's target bonus opportunity was 65% for the first half of fiscal 2026 and 60% for the second half of fiscal 2026, effective October 1, 2025.
Fiscal 2026 Performance Objectives and EBP Structure
For fiscal 2026, the Company's EBP payouts were based on predetermined financial targets. The performance objectives for the EBP were developed by the Compensation Committee, in coordination with the Company's compensation consultant, after taking into consideration the recommendations of our CEO and Chief Financial Officer. The Compensation Committee used the following metrics: non-GAAP operating profit, total service revenue, and net new annual subscription revenue. The Compensation Committee set targets at levels it considered to be appropriately rigorous for the year.
For fiscal 2026, executive officers are eligible to earn bonus payments in amounts ranging from 0% to 112.5% of the executive officer's semi-annual target bonus amount, which represents 50% of such executive officer's full year target bonus amount. In the event the Company does not achieve minimum financial performance objectives for the relevant payout period, the incentive EBP awards for that period would be zero. Payouts under all metrics are prorated on a linear basis for outcomes that fall between threshold and maximum performance.

Metric	Fiscal 2026 EBP Weight
Non-GAAP Operating Profit(1)	40%
Total Service Revenue	40%
Net New Annual Subscription Revenue(2)	20%
Weight Check	100%
(1) GAAP Income from Operations is the nearest GAAP metric to Non-GAAP Operating Profit. Non-GAAP Operating Profit excludes amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, transaction-related costs, certain legal and regulatory costs, and certain severance, transition and contract exit costs from GAAP Income from Operations.
(2) Net new annual subscription revenue is an internal operating metric equal to new subscription bookings minus revenue lost to full cancellations (churn) and partial reductions (down-sells, such as tier drops or reduced seat counts).
8x8, Inc. | PROXY STATEMENT 37

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
Fiscal 2026 EBP Chart
The outcome of the fiscal 2026 EBP program is summarized in the chart below. The Compensation Committee certified the percentage of the various targets and approved a first half payout of approximately 63% of the target annual cash incentive plans and a second half payout of approximately 70% of the target. Performance under the EBP in fiscal 2026 did not include any individual performance adjustments, other than the changes to Mr. Middleton’s and Mr. Denny’s target amounts as explained below.

		Fiscal 2026 EBP Performance Targets(3)
Performance Metric	Weight %	Minimum Threshold Payout ($K)	Target Payout ($K)	Maximum Threshold Payout ($K)	Performance for Applicable Half ($K)	Achievement as a % of Target	Payout as a % of Target
Fiscal Year 2026 - 1st Half
Q1 & Q2 (4/1/25 - 9/30/25)
Non-GAAP Operating Profit(1)	40%	$25,085	$44,595	$41,808	$33,657	75%	30%
Total Service Revenue	40%	$256,391	$455,806	$427,319	$355,402	78%	31%
Net New Annual Subscription Revenue(2)	20%	$3,545	$6,302	$5,908	$—	—%	—%
1st Half Final Payout	100%						63%
Fiscal Year 2026 - 2nd Half
Q3 & Q4 (10/1/25 - 3/31/26)
Non-GAAP Operating Profit(1)	40%	$27,727	$49,292	$46,212	$41,406	84%	34%
Total Service Revenue	40%	$258,143	$458,921	$430,238	$359,857	78%	31%
Net New Annual Subscription Revenue(2)	20%	$3,226	$5,735	$5,376	$—	—%	—%
2nd Half Final Payout	100%						70%
(1) GAAP Income from Operations is the nearest GAAP metric to Non-GAAP Operating Profit. Non-GAAP Operating Profit excludes amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, transaction-related costs, certain legal and regulatory costs, and certain severance, transition and contract exit costs from GAAP Income from Operations.
(2) Net new annual subscription revenue is an internal operating metric equal to new subscription bookings minus revenue lost to full cancellations (churn) and partial reductions (down-sells, such as tier drops or reduced seat counts). The Company did not achieve its performance targets for the net new annual subscription revenue and therefore the related achievement and payout percentages equal zero.
(3) Payouts are determined based on percentage attainment against each performance target. No payout is earned below 56.25% attainment of target (Minimum Threshold Payout). At 75% attainment of target, payout equals 75% of the participant's semi-annual target bonus; at 93.75% attainment of target (Maximum Threshold Payout), payout equals 112.5%, which is the maximum payout. Payouts between tiers are interpolated on a linear basis, and no additional payout is earned above 93.75% attainment of target.
Fiscal 2026 Target Achievement
The following table sets forth the annual cash incentive award earned by each named executive officer in fiscal 2026 under the EBP. Semi-annual target opportunities represent each NEO's annualized bonus target divided by two. The 1st Half payout of approximately 63% and 2nd Half payout of approximately 70% reflect the Compensation Committee's certification of company performance against the established financial targets for each period.

	Fiscal Year 2026
Named Executive Officer	Annual Target ($)(1)(2)	Annual Target (%) 1st Half	1st Half Payout ($)	2nd Half Payout (%)	2nd Half Payout ($)	Total Payout ($)	Total Payout as a % of Target
Samuel Wilson	500,000	63%	157,500	70%	175,000	332,500	66.5%
Kevin Kraus	273,000	63%	85,995	70%	95,550	181,545	66.5%
Laurence Denny(1)	189,880	63%	61,850	70%	64,193	126,043	66.5%
Hunter Middleton(2)	266,595	63%	85,995	70%	91,067	177,062	66.5%
Suzy Seandel	160,650	63%	50,605	70%	56,228	106,832	66.5%
(1)    Mr. Denny’s target bonus percentage was 55% of his base salary for the first half of fiscal 2026, or $196,350. For the second half of 2026, after consulting with its compensation consultant, Compensia, the Compensation Committee lowered Mr. Denny’s target bonus percentage to 50% of his base salary, or $183,409, and raised his base salary by a similar percentage in order to bring Mr. Denny’s total compensation more inline with the other NEOs and other named executive officers at peer companies. See the Summary Compensation Table for a summary of Mr. Denny’s full compensation for fiscal 2026. The amount represented as the Annual Target is the average of the first and second half target bonus amounts.
(2)Mr. Middleton’s target bonus percentage was 65% of his base salary for the first half of fiscal 2026, or $273,000. For the second half of 2026, after consulting with their compensation consultant, Compensia, the Compensation Committee lowered Mr. Middleton’s target bonus percentage to 60% of his base salary, or $260,190, and raised his base salary by a similar percentage in order to bring Mr. Middleton’s total compensation more inline with the other NEOs and other

8x8, Inc. | PROXY STATEMENT 38

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
named executive officers at peer companies. See the Summary Compensation Table for a summary of Mr. Middleton’s full compensation for fiscal 2026. The amount represented as the Annual Target is the average of the first and second half target bonus amounts.
LONG-TERM INCENTIVE COMPENSATION
Our long-term incentive compensation consists of equity awards in the form of time-based RSU awards and performance-based PSU awards to ensure that named executive officers have a continuing stake in our long-term success.

Time-based Restricted Stock Units (RSUs)	Performance-based Restricted Stock Units (PSUs)
Weight	Weight
67% of overall long-term incentive compensation(1)	33% of overall long-term incentive compensation (at target)
Vesting	Vesting
Vest over a three-year period, with one-third (1/3) vesting on the first anniversary of grant and the remainder vesting in eight quarterly installments	Eligible to be earned over a three-year performance period
Purpose	Purpose
•Retain key executives •Align executives with stockholder interests through stock ownership •Encourage stock price growth as the value of the RSUs increases with stock price growth	•Incentivize executives to meet or exceed our long-term strategic goals and build long-term value •Align the interests of our executive officers and stockholders
(1) We rebalanced the weight of RSUs and PSUs in fiscal 2026 compared to fiscal 2025 when they were equally weighted at 50% each. The Compensation Committee believes that this rebalance will align our compensation strategy with the goal of retaining critical talent in a volatile market where valuations in our industry have been under pressure as technological changes create uncertainty.
Typically, we grant equity awards to our named executive officers during the first or second quarter of the fiscal year in connection with our annual performance reviews. In determining the size of the long-term incentive compensation awards, the CEO makes recommendations for the other NEOs based on the following factors:
•Experience and performance,
•Current equity holdings,
•Retention risk,
•Characteristics of their role, such as operational complexity, strategic impact and scope of responsibilities, within the Company and compared to Peer Group and broader market survey data comparisons.
The Compensation Committee considers similar factors when determining the CEO’s long-term incentive compensation awards, which it then recommends to the Board for approval.
During fiscal 2026, the Board approved awards of RSUs and PSUs to our named executive officers as set forth in the following table. These equity awards were granted on June 6, 2025 and were determined based on the Board’s and Compensation Committee’s consideration of the above-described factors, in consultation with Compensia.

Named Executive Officer	Restricted Stock Unit Awards (number of shares granted)(1) (#)	Performance Stock Unit Awards (number of shares granted at target) (#)	Aggregate Grant Date Fair Value of Equity Awards at target(2) ($)
Samuel Wilson	614,517	302,673	1,660,114
Kevin Kraus	251,250	123,750	678,750
Laurence Denny	174,200	85,800	470,600
Hunter Middleton	241,200	118,800	651,600
Suzy Seandel	150,750	74,250	407,250
(1) The RSUs included in the table vest over a three-year period, with one-third (1/3) vesting on the first anniversary of grant and the remainder vesting in eight substantially equal quarterly installments, subject to the recipient’s continuous service with us.
(2) The target aggregate grant date value of equity awards includes the value of the PSUs and RSUs based on the closing price of our common stock on the date of grant.
8x8, Inc. | PROXY STATEMENT 39

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
Fiscal 2026 — Executive Performance Plan (Cash Flow from Operations and Service Revenue)
In fiscal 2026, each of our NEOs received a grant of PSUs as part of the Executive Performance Plan (the “2026 EPP”). The 2026 EPP is aligned with the Company’s increased emphasis on improving cash flow generation which is aligned with the Company’s strategy. The Company is focused on cash flow to fund continued investments in innovation to drive future growth. Cash flow generation also enables the Company to pay down debt in the near term and increase the Company’s flexibility to pursue additional opportunities to drive value in the long term.
The PSUs granted under the 2026 EPP are eligible to be earned over a three-year performance period: April 1, 2025 to March 31, 2028. At the end of fiscal 2026, 2027 and 2028, the Company will measure (or, for fiscal 2026, has measured) cumulative cash flow from operations (“CFFO”) and cumulative service revenue from the beginning of the fiscal year performance period and determine the total percent of the PSUs earned. CFFO and service revenue are generally accepted accounting principles, or GAAP, metrics. We present CFFO as Net Cash Provided by Operating Activities. Service revenue consists of revenue generated from communications services subscriptions, platform usage revenue, and related fees from our UCaaS, CCaaS and CPaaS offerings. We present these metrics in our Form 10-K for the year ended March 31, 2026.
Any incremental amount earned during that fiscal year will vest within 75 days of the end of such fiscal year performance period; however, NEOs can only vest up to 66% following the first year (fiscal 2026).
The following table represents the total percentage of the award that may vest. The amount vesting after fiscal 2027 and fiscal 2028 will be reduced by any amount already vested in prior years. In no instance can the executive earn more than 100% of the total award granted (with all dollar values in the table in millions).

	Year 1 Performance Period			Year 2 Performance Period			Year 3 Performance Period
$M	Weighting	Threshold	Max	Weighting	Threshold	Max	Weighting	Threshold	Max
Cumulative Cash Flow from Operations	50%	$44	$93	50%	$44	$146	50%	$44	$146
Cumulative Service Revenue	50%	$686	$1,383	50%	$1,372	$2,101	50%	$2,058	$2,101
% of Target Earned		33%	66%		33%	100%		33%	100%
Earned Performance Stock Units
During fiscal 2026, in addition to the 2026 EPP, NEOs were eligible to earn shares from PSU awards granted during prior fiscal years that were based on the achievement of stock price targets or the performance of our stock relative to a benchmark during a period that ended during fiscal 2026, as set forth in the table below.
•Fiscal 2026 cumulative cash flow from operations and service revenue of $55.8 million and $715.3 million, respectively, each exceeded the respective 2026 EPP thresholds, resulting in 37% of each of the 2026 EPP and 2025 EPP awards vesting based on fiscal 2026 performance, as summarized in the table below.

Weighting	Performance Periods	Threshold Varies	Target 100% Vested	Max 200% Vested	Actual	Vesting Percentage(1)
2026 EPP - Cumulative cash flow from operations and Service Revenue Vested as milestone is achieved subject to minimum vesting
50% CFFO	4/1/2025 - 3/31/2028	$44M	$146M	Not able to earn more than 100%	Between Threshold and Target: $55.8M for fiscal 2026	37%
50% Service Revenue	4/1/2025 - 3/31/2028	$686M	$2,101M	Not able to earn more than 100%	Between Threshold and Target: $715.3M for fiscal 2026
2025 EPP - Cumulative cash flow from operations Vested as milestone is achieved subject to minimum vesting
100%	4/1/2024 - 3/31/2027	$50M (33% payout)	$150M (100% earned)	Not able to earn more than 100%	Between Threshold and Target: $119.3M for fiscal 2025 and 2026	37%
2024 EPP - Absolute Company stock price increase Earned as milestone is achieved subject to minimum vesting
100%	6/15/2023 - 6/15/2027	+70% ($6.56) (33% payout)	+130% ($8.88) (100% earned)	Not able to earn more than 100%	Below Threshold	—%
2023 EPP - TSR relative to the S&P Software and Services Index Measured at end of performance period
50%	6/15/2022 - 6/15/2025	25th percentile (50% payout)	50th percentile (100% payout)	75th percentile (200% payout)	0% Completed
50%	6/15/2022 - 6/15/2024	25th percentile (50% payout)	50th percentile (100% payout)	75th percentile (200% payout)	0% Completed
(1) For the 2026 EPP and 2025 EPP, percentages show vesting for fiscal 2026 only.

8x8, Inc. | PROXY STATEMENT 40

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
Earned Performance Stock Units Under Prior Awards - Relative Share Performance PSUs

NEO	Plan	Grant Date	Performance Period	Target Shares (#)	Performance Achievement (%)(1)	Earned Shares (#)
Samuel Wilson	2026 EPP	6/6/2025	4/1/2025 - 3/31/2028	302,673	37%	111,989
	2025 EPP	9/15/2024	4/1/2024 - 3/31/2027	450,000	37%	166,500
	2024 EPP	6/15/2023	6/15/2023 - 6/15/2027	495,000	—%	—
	2023 EPP	6/15/2022	6/15/2022 - 6/15/2025	122,036	—%	—
Kevin Kraus	2026 EPP	6/6/2025	4/1/2025 - 3/31/2028	123,750	37%	45,788
	2025 EPP	9/15/2024	4/1/2024 - 3/31/2027	200,000	37%	74,000
	2024 EPP	6/15/2023	6/15/2023 - 6/15/2027	221,100	—%	—
	2023 EPP	6/15/2022	6/15/2022 - 6/15/2025	13,685	—%	—
Laurence Denny	2026 EPP	6/6/2025	4/1/2025 - 3/31/2028	85,800	37%	31,746
	2025 EPP	9/15/2024	4/1/2024 - 3/31/2027	112,500	37%	41,625
	2024 EPP	6/15/2023	6/15/2023 - 6/15/2027	100,000	—%	—
	2023 EPP	12/15/2022	12/15/2022 - 6/15/2025	57,471	—%	—
Hunter Middleton	2026 EPP	6/6/2025	4/1/2025 - 3/31/2028	118,800	37%	43,956
	2025 EPP	9/15/2024	4/1/2024 - 3/31/2027	180,000	37%	66,600
	2024 EPP	6/15/2023	6/15/2023 - 6/15/2027	200,000	—%	—
	2023 EPP	6/15/2022	6/15/2022 - 6/15/2025	87,168	—%	—
Suzy Seandel	2026 EPP	6/6/2025	4/1/2025 - 3/31/2028	74,250	37%	27,473
	2025 EPP	9/15/2024	4/1/2024 - 3/31/2027	70,000	37%	25,900
	2024 EPP	6/15/2023	6/15/2023 - 6/15/2027	66,666	—%	—
(1) Percentages show Performance Percentages for fiscal 2026 only.
Equity Award Grant Practices
Typically, we grant equity awards to our named executive officers during the first or second quarter of the fiscal year in connection with annual performance reviews. Although the timing of equity award grants may change from year to year, we do not grant any form of equity-based compensation in anticipation of the release of material, non-public information (“MNPI”). We do not take MNPI into account when determining the timing and terms of equity-based awards, nor do we time the disclosure of MNPI for the purpose of affecting the value of executive compensation. Additionally, we did not grant any stock options to our employees in fiscal 2026.
Executive Stock Ownership Guidelines
Our NEOs are required to acquire and retain an ownership interest in shares of our common stock by the fifth anniversary of their appointment as executive officers equal in value to a multiple of the individual’s salary as follows:
•CEO: 6 times current base salary.
•All executive officers: 1 times his or her initial base salary.
Shares counted for this purpose include all shares acquired and held by the NEO, regardless of how the shares were acquired, but do not include shares issuable pursuant to unvested RSUs and PSUs.
As of the date of this Proxy Statement, all of our active NEOs are within the five-year accumulation period of the guidelines and are expected to satisfy their ownership requirement by the time the accumulation period expires.
Health, Welfare, and Other Benefits
We offer health and welfare benefits to our employees generally, including our executive officers, that are designed to be competitive with overall market practices and to attract, retain, and motivate the talent needed by us to achieve our strategic and financial goals. All United States salaried employees, including our named executive officers, are eligible to participate in our Section 401(k) plan, health care coverage, life insurance, disability, paid time-off, and paid holidays.
In addition, we provide our employees, including our named executive officers, with the opportunity to purchase shares of our common stock through our employee stock purchase plan at 85% of the lower of the fair market value of our common stock on the
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1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
first trading day of each offering period or the exercise date. Such employee stock purchase plan is intended to be a qualified plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
Perquisites and Other Personal Benefits
Currently, although we do not have a formal policy relating to perquisites and other personal benefits, we do not view them as a significant component of our executive compensation program. During fiscal 2026, we did not provide any perquisites or other personal benefits to our named executive officers.
In the future, we may provide other perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual named executive officer in the performance of his or her duties, to make our named executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Tax and Accounting Considerations
Section 162(m) of the Code generally disallows a deduction for federal income tax purposes to any publicly-traded corporation for any remuneration in excess of $1 million paid in any taxable year for certain executive officers. The Tax Cuts and Jobs Act repealed the performance-based exception to the deduction limit for remuneration that is deductible in tax years commencing after December 31, 2017.
The Compensation Committee periodically reviews the impact of Section 162(m) on the various elements of our executive compensation program. Further, the Compensation Committee believes that, at this time, achieving our compensation objectives is more important than the benefit of tax deductibility. Consequently, the Compensation Committee has, from time to time, awarded incentive compensation that is not exempt from the deduction limit of Section 162(m). Nevertheless, when not inconsistent with these objectives, the Compensation Committee has endeavored to award compensation intended to be deductible for federal income tax purposes.
Policy Prohibiting Derivatives Trading, Hedging and Pledging of Equity Securities
8x8’s Insider Trading Compliance Program prohibits our employees, including our executive officers and members of our Board, from engaging in transactions involving derivative securities or otherwise that would hedge the risk of ownership of our equity securities and from pledging our equity securities as collateral for a loan.
Clawback Policy
Our equity incentive plan includes a clawback provision allowing for the recovery of award proceeds earned by a plan participant if the Compensation Committee determines that the participant has intentionally committed an act of embezzlement, fraud, dishonesty or breach of fiduciary duty during the Participant’s employment that contributed to an obligation to restate the Company’s financial statements.
In addition, the Company adopted a clawback policy that allows for additional recovery and forfeiture of any incentive compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure in the Compensation Committee’s discretion in connection with certain misconduct that contributed to an obligation to restate the Company’s financial statements or misconduct. The Company's clawback policy complies with Exchange Act Rule 10D-1 and the applicable Nasdaq listing standards.
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of stock-based compensation awards.
ASC Topic 718 requires us to compute and recognize in our consolidated statement of operations all share-based payments to employees, such as grants of restricted stock unit awards for shares of our common stock to our executive officers and other employees, based on their fair values. ASC Topic 718 also requires us to recognize the compensation cost of these share-based payment awards in our income statements over the period that an award recipient is required to render service in exchange for the award (which, generally, will correspond to the award’s vesting schedule).

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1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026.
THE COMPENSATION COMMITTEE
Alison Gleeson, Chair
Monique Bonner
Todd Ford

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1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
SUMMARY COMPENSATION TABLE
The following table sets forth certain summary information for the fiscal year indicated with respect to the compensation earned by each of the named executive officers:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(4) ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation (2) (3) ($)	Total ($)
Samuel Wilson Chief Executive Officer	2026	500,000	—	1,660,114	332,500	3,000	2,495,614
	2025	500,000	—	1,692,000	—	48,142	2,240,142
	2024	489,231	200,000	3,702,600	242,500	29,772	4,664,103
Kevin Kraus Chief Financial Officer	2026	420,000	—	678,750	181,545	3,000	1,283,295
	2025	420,000	—	752,000	—	47,316	1,219,316
	2024	402,692	53,333	1,653,828	132,405	29,206	2,271,464
Laurence Denny Chief Legal Officer	2026	361,834	—	470,600	126,044	3,000	961,478
	2025	355,250	—	423,000	—	35,974	814,224
	2024	347,320	—	748,000	93,363	27,641	1,216,324
Hunter Middleton Chief Product Officer	2026	426,720	—	651,600	177,062	3,000	1,258,382
	2025	420,000	—	676,800	—	37,146	1,133,946
	2024	406,539	350,000	1,496,000	132,405	28,299	2,413,243
Suzy Seandel Chief Accounting Officer	2026	357,000	—	407,250	106,833	3,000	874,083
	2025	357,000	—	263,200	—	20,896	641,096
	2024	352,423	—	498,662	77,916	14,814	943,815
(1)The amounts reported in this column represent the aggregate grant date fair value of all stock awards computed in accordance with FASB ASC Topic 718, are based upon the probable outcome of any applicable performance conditions as of the grant date, exclude the impact of estimated forfeitures related to service-based vesting conditions and are consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. The stock awards may include for each NEO any or all of the following: (a) restricted stock unit (RSU) awards; and (b) performance stock unit (PSU) awards. For RSUs and PSUs, fair value is computed by multiplying the total number of shares subject to the award (or target number, in the case of PSUs) by the closing price of our common stock on the date of the grant. For a more detailed discussion of the assumptions used to calculate the fair value of our stock awards, refer to note 1 to the consolidated financial statements contained in our 2026 Annual Report on Form 10-K for our fiscal year ended March 31, 2026. The ”Stock Awards” column for 2026 includes the fair value calculated in accordance with FASB ASC Topic 718 principles of performance stock units granted in fiscal 2026 based upon achieving the target level of performance as of the grant date, and under the terms of such PSUs, the maximum payout is the target number of shares. The actual value, if any, that a NEO may realize from an award is contingent upon the satisfaction of the conditions to vesting for that award and there is no assurance that the value, if any, eventually realized by the NEO will correspond to the actual amount reported in the Summary Compensation Table.
(2)Amounts listed in the “All Other Compensation” column for Messrs. Wilson, Kraus, Denny and Middleton and Ms. Seandel include matching contributions to the Company’s 401(k) plan. Our named executive officers are entitled to the same health and welfare benefits that are generally available to our other employees.
(3)The fiscal 2024 amount listed in the "All Other Compensation" column for Mr. Wilson is not reduced to reflect a tax equalization reduction of Mr. Wilson’s compensation of $423,004 related to fiscal 2022. The expat reduction reported corresponds with services performed in fiscal 2021 and 2022 as our Chief Customer Officer in the United Kingdom and Mr. Wilson's relocation back to California upon his appointment as our Chief Financial Officer.
(4)Amounts listed in the "Bonus" column include one time payments approved by our Board to Mr. Wilson and Mr. Kraus in connection with their promotions to interim Chief Executive Officer and interim Chief Financial Officer, respectively, on November 30, 2022, payable in 12 equal monthly installments in accordance with the Company's normal payroll procedures and subject to continued employment through each applicable payment date. We made the final payments in calendar year 2023, which is our fiscal 2024. Mr. Wilson received an aggregate bonus of $300,000 and Mr. Kraus received $80,000. Mr. Middleton received a one-time retention bonus of $350,000 during fiscal 2024.
(5)For each of the named executive officers, the amounts reported reflect the cash incentive payments received by such named executive officers under our annual cash incentive plan based on achievement of predetermined performance goals and individual achievement with respect to fiscal year performance, respectively. The Compensation Committee certified the percentage of the various targets and approved a first half payout of approximately 63% of the target annual cash incentive and a second half payout of approximately 70% of the target.

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1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
FISCAL 2026 GRANTS OF PLAN-BASED AWARDS TABLE
The following table sets forth certain information regarding plan-based awards granted to the named executive officers during the fiscal year ended March 31, 2026:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of shares of stock or Units (2) (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
		Threshold ($)	Target ($)(4)	Maximum ($)(4)	Threshold (#)	Target (#)	Maximum (#)
Samuel Wilson Chief Executive Officer
	Cash Incentive Award	—	500,000	562,500
	6/6/2025	—	—	—	—	—	—	614,517	1,112,276
	6/6/2025	—	—	—	99,882	302,673	—	—	547,838

Kevin Kraus Chief Financial Officer
	Cash Incentive Award	—	273,000	307,125
	6/6/2025	—	—	—	—	—	—	251,250	454,763
	6/6/2025	—	—	—	40,838	123,750	—	—	223,988

Laurence Denny Chief Legal Officer
	Cash Incentive Award	—	183,409(5)	206,335(5)
	6/6/2025	—	—	—	—	—	—	174,200	315,302
	6/6/2025	—	—	—	28,314	85,800	—	—	155,298

Hunter Middleton Chief Product Officer
	Cash Incentive Award	—	260,190(6)	292,714(6)
	6/6/2025	—	—	—	—	—	—	241,200	436,572
	6/6/2025	—	—	—	39,204	118,800	—	—	215,028

Suzy Seandel Chief Accounting Officer
	Cash Incentive Award	—	160,650	180,731
	6/6/2025	—	—	—	—	—	—	150,750	272,858
	6/6/2025	—	—	—	24,503	74,250	—	—	134,393

(1)The amounts reported in the “Estimated Future Payments under Equity Incentive Plan Awards” column represent the number of shares of our common stock subject to performance-based restricted stock unit awards, or PSUs, granted to the named executive officers during fiscal 2026, which generally vest over a three-year performance period. Such awards may, in the discretion of the Compensation Committee, include the right to the equivalent of any dividends on the shares of common stock covered by the award; provided, however, any such dividends would be paid only if and when the awards vest. The performance conditions and other terms applicable to these PSU awards are described in more detail under “Compensation Discussion and Analysis-Long-Term Incentive Compensation” above.
(2)The amounts reported in this column for June 6, 2025 are for shares issuable upon vesting of time-based RSU awards that vest over a period of three years from the date of grant, with one-third (1/3) vesting on the first anniversary of grant and the remainder vesting in eight quarterly installments over the next two years, subject to the recipient’s continued employment or other qualifying association with the Company.
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1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
(3)Represents the aggregate grant date fair value of the stock-based compensation awards granted to the named executive officers during fiscal 2026, excluding the impact of estimated forfeitures related to service-based vesting conditions, as computed in accordance with ASC 718. For PSUs, fair value is computed by multiplying the target number of shares subject to the award by the closing price of our common stock on the date of the grant, and assumes target performance is the probable outcome.
(4)For the fiscal 2026 annual cash incentive awards, the Compensation Committee used the following metrics: non-GAAP operating profit, total service revenue, and net new annual subscription revenue. The Compensation Committee set targets at levels it considered to be appropriately rigorous for the year. Pursuant to the terms of the awards, the awards provide only for a single estimated payout. There was no minimum threshold and the maximum payment was capped at 112.5% of the target award. Actual amounts paid are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(5)As of March 31, 2026, Mr. Denny’s target bonus amount was $183,409. Mr. Denny’s target bonus percentage was 55% of his base salary for the first half of fiscal 2026, or $196,350. For the second half of 2026, after consulting with its compensation consultant, Compensia, the Compensation Committee lowered Mr. Denny’s target bonus percentage to 50% of his base salary, or $183,409, and raised his base salary by a similar percentage in order to bring Mr. Denny’s total compensation more inline with the other NEOs and other named executive officers at peer companies. See the Summary Compensation Table for a summary of Mr. Denny’s full compensation for fiscal 2026.
(6)As of March 31, 2026, Mr. Middleton’s target bonus amount was $260,190. Mr. Middleton’s target bonus percentage was 65% of his base salary for the first half of fiscal 2026, or $273,000. For the second half of 2026, after consulting with their compensation consultant, Compensia, the Compensation Committee lowered Mr. Middleton’s target bonus percentage to 60% of his base salary, or $260,190, and raised his base salary by a similar percentage in order to bring Mr. Middleton’s total compensation more inline with the other NEOs and other named executive officers at peer companies. See the Summary Compensation Table for a summary of Mr. Middleton’s full compensation for fiscal 2026.

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1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
FISCAL 2026 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
The following table sets forth certain information concerning outstanding equity awards held by the named executive officers at March 31, 2026:

			Stock Awards(2)		Equity Incentive Plan Awards(2)
Name	Date of Grant	Grant Type(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Samuel Wilson	6/15/2023	2022/RSU	41,251(3)	68,477
	6/15/2023	2022/PSU			495,000(5)	821,700
	9/15/2024	2022/RSU	225,000(3)	373,500
	9/15/2024	2022/PSU	166,500(4)	276,390	94,500(4)	156,870
	6/6/2025	2022/RSU	614,517(3)	1,020,098
	6/6/2025	2022/PSU	111,989(6)	185,902	190,684(6)	316,535
Kevin Kraus	6/15/2023	2022/RSU	18,425(3)	30,586
	6/15/2023	2022/PSU			221,100(5)	367,026
	9/15/2024	2022/RSU	100,001(3)	166,002
	9/15/2024	2022/PSU	74,000(4)	122,840	42,000(4)	69,720
	6/6/2025	2022/RSU	251,250(3)	417,075
	6/6/2025	2022/PSU	45,788(6)	76,008	77,962(6)	129,417
Laurence Denny	6/15/2023	2022/RSU	8,334(3)	13,834
	6/15/2023	2022/PSU			100,000(5)	166,000
	9/15/2024	2022/RSU	56,250(3)	93,375
	9/15/2024	2022/PSU	41,625(4)	69,098	23,625(4)	39,218
	6/6/2025	2022/RSU	174,200(3)	289,172
	6/6/2025	2022/PSU	31,746(6)	52,698	54,054(6)	89,730
Hunter Middleton	6/15/2023	2022/RSU	16,667(3)	27,667
	6/15/2023	2022/PSU			200,000(5)	332,000
	9/15/2024	2022/RSU	90,000(3)	149,400
	9/15/2024	2022/PSU	66,600(4)	110,556	37,800(4)	62,748
	6/6/2025	2022/RSU	241,200(3)	400,392
	6/6/2025	2022/PSU	43,956(6)	72,967	74,844(6)	124,241
Suzy Seandel	6/15/2023	2022/RSU	5,556(3)	9,223
	6/15/2023	2022/PSU			66,666(5)	110,666
	9/15/2024	2022/RSU	35,000(3)	58,100
	9/15/2024	2022/PSU	25,900(4)	42,994	14,700(4)	24,402
	6/6/2025	2022/RSU	150,750(3)	250,245
	6/6/2025	2022/PSU	27,473(6)	45,605	46,777(6)	77,650
(1)This column indicates the equity plan under which an outstanding award was granted and the award type. The vesting of any unvested equity award is subject to the recipient’s continuous service.
(2)The market value of unvested stock awards and unvested equity inventive plan awards is calculated by multiplying the number of unvested awards held by the applicable named executive officer by the closing market price of our common stock on March 31, 2026, which was $1.66.
(3)Time-based RSU awards that vest over a period of three years from the date of grant, with 33.3% of the shares vesting on the first anniversary of grant and the remaining 66.7% vesting in equal quarterly installments over the next two years, subject to the recipient’s continued employment or other qualifying association with the Company.
8x8, Inc. | PROXY STATEMENT 47

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
(4)Represents the unvested portion of the PSU awards granted on September 15, 2024 (the “fiscal 2025 PSUs”), 42% of the target number of shares subject to such grant vested during fiscal 2026 based on fiscal 2025 cumulative cash flow performance and is not represented in the table (“2025 First Tranche”). 37% of the target number of shares subject to such grant performance vested based on the cumulative cash flow from operations performance in fiscal 2026 and time vested in May 2026, when fiscal 2026 performance was certified by the Compensation Committee, and such portion is represented in the “Stock Awards” columns of the table based on actual performance (“2025 Second Tranche”). The remaining outstanding and unvested fiscal 2025 PSUs are shown in the table under the “Equity Incentive Plan Awards” columns and represent the number that would be earned at 100% of the target number of shares (excluding the 2025 First Tranche and 2025 Second Tranche), based on cumulative cash flow from operations (“CFFO”) for the performance period ending March 31, 2027. Time vesting of the fiscal 2025 PSUs occurs on the Compensation Committee or Board certification date following the applicable fiscal year in the performance period, such that the last tranche of this award is expected to time vest in the first quarter of fiscal 2027.
(5)    Represents PSU awards granted on June 15, 2023, with the number of shares shown as the number that would be earned at 100% of target, less the portion of the award that had already time-vested as of March 31, 2026. Between 33% and 100% of the target number of shares may be earned, based on the satisfaction of time-based vesting conditions, as well as the achievement of stock price hurdles during a performance period of June 15, 2023 to June 15, 2027. Vesting of such PSUs is subject to the recipient’s continued employment or other qualifying association with the Company through the end of the minimum time-vesting period (time vesting occurs over a period of three years from the date of the grant, with 33.3% of the shares subject to the PSUs time-vesting on each of the first three anniversaries of the grant date).
(6)    Represents PSU awards granted on June 6, 2025 (the “fiscal 2026 PSUs”). As noted in the “Compensation Discussion and Analysis”, 37% of such PSUs vested based on fiscal 2025 CFFO and service revenue performance (“2026 First Tranche”). The 2026 First Tranche time vested in May 2026, when fiscal 2026 performance was certified by the Board, and the 2026 First Tranche is shown based on actual performance in the table under the “Stock Awards” columns. The remaining outstanding and unvested fiscal 2026 PSUs are shown in the table under the “Equity Incentive Plan Awards” columns and represent the number that would be earned at 100% of target number of shares (excluding the 2026 First Tranche), based on CFFO and service revenue measured at the end of fiscal 2027 (the “2026 Second Tranche”) and 2028 (the “2026 Third Tranche”) from the beginning of the performance period (April 1, 2025 to March 31, 2028). Time vesting of the fiscal 2026 PSUs occurs on the Board certification date following the applicable fiscal year in the performance period, such that the 2026 Second Tranche is expected to time vest in the first quarter of fiscal 2027 and the 2026 Third Tranche is expected to time vest in the first quarter of fiscal 2028.
FISCAL 2026 OPTION EXERCISES AND STOCK VESTED TABLE
The following table presents, for each of the named executive officers, the number of shares of common stock acquired upon the exercise of stock options and the vesting of stock awards during the fiscal year ended March 31, 2026, and the aggregate value realized upon the exercise or vesting of such awards.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Samuel Wilson	609,510	1,159,547
Kevin Kraus	261,121	498,447
Laurence Denny	155,037	295,817
Hunter Middleton	254,060	481,841
Suzy Seandel	127,197	237,636
(1)The value reported is the closing market price of a share of our common stock on the Nasdaq, as applicable, on the date of vesting multiplied by the number of shares that vested on that date.
EMPLOYMENT ARRANGEMENTS
We extended written employment offer and promotion letters or employment agreements to all of our named executive officers when they joined us as employees or were promoted. The material terms of these letters or agreements were approved by the Board, in most cases, based on the recommendation of the Compensation Committee. Each of our named executive officers is also subject to our Executive Change-in-Control and Severance Policy, as described below in more detail. In addition, our named executive officers are subject to other general employment policies and procedures as well as other policies adopted from time to time by the Board, including our Code of Business Conduct and Ethics. Each named executive officer’s offer and/or promotion letter specifies that his or her employment is “at will,” and each named executive officer is entitled to standard employee benefits, such as the right to participate in medical and dental plans and paid time-off.
Each of our named executive officers who was employed as of the Record Date has agreed by the fifth anniversary of their employment commencement date that he or she has become subject to requirements to acquire and retain an ownership interest in our common stock which is equal in value to one times the amount of his or her initial base salary at the time he or she is subject to these guidelines, except for our Chief Executive Officer, who is required to acquire and retain an ownership interest in our common stock which is equal in value to six times the amount of his base salary.

8x8, Inc. | PROXY STATEMENT 48

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
Indemnification Arrangements
We have entered into indemnification agreements with each of our current and former directors and the members of our executive management team, including our named executive officers, in addition to the indemnification provided in our certificate of incorporation and by-laws. Such indemnification agreements require us to indemnify the directors and executive officers to the fullest extent permitted by Delaware law. These agreements, among other things, provide for indemnification of our directors and executive officers for any expenses, including attorneys’ fees, judgments, fines, penalties and settlement amounts reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Executive Change-in-Control and Severance Policy
Each of our named executive officers is subject to the Executive Change-in-Control and Severance Policy, as adopted by our Board in October 2017, as amended and restated as of January 31, 2019 (the “Prior Policy”) and most recently amended and restated, effective as of May 13, 2021 (the “Policy”). With limited exceptions, the Policy is the sole document governing all aspects of benefits payable to or realizable by our named executive officers eligible to receive benefits under it.
Under the Policy, each named executive officer is entitled to specific benefits upon the following events:
•a change-in-control;
•a constructive termination in connection with a change-in-control; and
•a constructive termination not in connection with a change-in-control
The Policy supersedes and replaces the Prior Policy, except for those named executive officers, including Messrs. Wilson and Middleton, who were participants under the Prior Policy as of May 13, 2021 and who will continue to receive the greater of the benefits offered under the Prior Policy or the Policy. Mr. Wilson and Mr. Middleton are entitled to the Prior Policy benefits at the levels of their current positions with the Company: Mr. Wilson as our Chief Executive Officer and Mr. Middleton as an Executive Vice President (“EVP”), pursuant to his role as our Chief Product Officer.
The table below sets forth the benefits payable to or realizable by the named executive officers in each of the three scenarios above. “Severance” as used in the column headings refers only to the constructive termination scenario not in connection with a change-in-control, where a named executive officer is terminated without cause or resigns for good reason.
As the table indicates, the Policy does not provide for any “single trigger” change-in-control benefits.

Performance-Based Equity Awards	Change-in- Control Benefits	Change-in-Control Severance Benefits	Non-Change-In-Control Severance Benefits
	Performance criteria deemed satisfied as of Change-in- Control date.(1) No acceleration in vesting.	100% acceleration for shares for which performance criteria are deemed satisfied as Change-in-Control benefit.	None.
Time-Based Equity Awards	None.	100% acceleration.(2)	None.
Prior Policy (Messrs. Wilson and Middleton)	None.	100% acceleration.(2)	CEO: 12 months acceleration
Cash	None.	100% of base salary + 100% target bonus.	50% of base salary.
Prior Policy (Messrs. Wilson and Middleton)	None.	CEO: 100% of base salary + 100% target bonus. Others: 100% of base salary.	CEO: 150% of base salary + prorated % of earned bonus EVP: 100% of base salary + prorated % of earned bonus(3)
Benefits	None.	Continuing medical and other benefits for 12 months after date of termination	COBRA benefits for 6 months after termination.
Prior Policy (Messrs. Wilson and Middleton)	None.	Continuing medical and other benefits for 12 months after date of termination	CEO: 18 months; EVP: 12 months(3)
8x8, Inc. | PROXY STATEMENT 49

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
(1)The Policy provides for performance to be assessed at the time of the change-in-control (i.e., as if the date of the change-in-control were the last day of the performance period). Any time-based service vesting conditions continue to apply after the change-in-control.
(2)The Policy provides that, in the event that the change-in-control occurs within 12 months of the executive’s employment start date, only 50% of the shares subject to the award shall vest. All of the named executive officers have been employed for more than 12 months.
(3)The Policy provides that certain “Non-Change-In-Control” severance benefits are limited to employees classified by the Company as a Senior Vice President or Executive Vice President.
Our executive officers are not eligible to receive any severance payments or benefits for any termination of employment other than a constructive termination or upon death or disability.
Potential Payments
The tables below quantify the potential payments and other benefits that would be received by our named executive officers from the Company under the Prior Policy or the Policy (as applicable) upon (a) a constructive termination of employment in connection with a change-in-control and (b) a constructive termination of employment not in connection with a change-in-control or upon death or disability at any time, subject to the named executive officer’s execution of a release of claims and compliance with restrictive covenants. The calculations assume:
•that the triggering event took place on March 31, 2026, the last business day of our last completed fiscal year; and
•the closing price of our common stock on the Nasdaq as of March 31, 2026 was the value of the consideration paid for each share of our common stock in the change-in-control, which we refer to as the “Transaction Price,” for purposes of determining the satisfaction of performance requirements under the outstanding PSU awards.
As described above, the occurrence of a change-in-control would not by itself result in any payment or the provision of any benefits to a named executive officer. However, the satisfaction of the performance targets under the named executive officer’s PSU awards will be determined as of the date of such change-in-control in accordance with the applicable award agreement. The shares subject to such PSU awards will be deemed earned as of such date to the extent the performance targets as computed on this basis have been satisfied, but the awards will remain subject to any remaining service, or time-based vesting, requirements, unless and until the employment of the named executive officer is terminated in connection with the change-in-control.
Scenario #1: Constructive Termination In Connection With a Change-in-Control

Name	Cash Severance Payment ($)	Target Bonus Payment(1) ($)	Value of Accelerated Stock Awards(2) ($)	Health Care and Miscellaneous Benefits(3) ($)	Total Payout ($)
Samuel Wilson	500,000	500,000	1,462,075	35,917	2,497,992
Kevin Kraus	420,000	273,000	613,662	35,917	1,342,579
Laurence Denny	366,818	183,409	396,381	35,917	982,525
Hunter Middleton	433,650	260,190	577,459	35,917	1,307,216
Suzy Seandel	357,000	160,650	317,568	14,166	849,384
(1)The Company reinstated the annual cash incentive plan for fiscal 2026. The value represented in this column is the target cash incentive for fiscal 2026, measured as of March 31, 2026, which the Company would pay in a single lump sum.
(2)Represents the value of unvested time-based stock awards held by each named executive officer on March 31, 2026, the vesting of which would be accelerated by the applicable triggering event, and the portion of the 2026 EPP PSUs achieved as of March 31, 2026 based on the closing market price of $1.66 per share of our common stock on the Nasdaq on March 31, 2026 (the last trading day of fiscal 2026).
(3)The value represented in this column includes the estimated costs of extending medical, dental and life benefits (including converting group to individual policies, where applicable) for the period of time specified in the Executive Change-in-Control and Severance Policy for the tier of benefits corresponding to the named executive officer.

8x8, Inc. | PROXY STATEMENT 50

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
Scenario #2: Constructive Termination Not In Connection With a Change-in-Control

Name	Cash Severance Payment ($)	Bonus Payment(1) ($)	Value of Accelerated Stock Awards(2) ($)	Health Care and Miscellaneous Benefits(3) ($)	Total Payout ($)
Samuel Wilson	750,000	500,000	912,532	53,876	2,216,408
Kevin Kraus	210,000	—	—	17,959	227,959
Laurence Denny	183,409	—	—	17,959	201,368
Hunter Middleton	433,650	260,190	—	35,917	729,757
Suzy Seandel	178,500	—	—	7,083	185,583
(1)The Company reinstated an annual cash incentive plan for fiscal 2026. The value represented in this column is the target cash incentive for fiscal 2026, measured as of March 31, 2026.
(2)Represents the value of unvested time-based stock awards held by each named executive officer on March 31, 2026, the vesting of which would be accelerated by the applicable triggering event, based on the closing market price of $1.66 per share of our common stock on the Nasdaq on March 31, 2026 (the last trading day of fiscal 2026).
(3)The value represented in this column includes the estimated costs of extending medical, dental and life benefits (including converting group to individual policies, where applicable) for the period of time specified in the Executive Change-in-Control and Severance Policy for the tier of benefits corresponding to the named executive officer.
Ms. Seandel resigned from her position of Chief Accounting Officer on April 24, 2026 and entered into an Employment Transition and Separation Agreement with the Company, pursuant to which she provided transition services to the Company on a part-time basis through June 16, 2026 (the “Transition Period”). Pursuant to such agreement, Ms. Seandel received compensation during the Transition Period based on the number of hours she spent performing work for the Company, with her hourly rate calculated by dividing her Chief Accounting Officer salary rate by 2080, continued equity award vesting during the Transition Period, and continued benefits coverage through June 30, 2026. Ms. Seandel did not receive any severance in connection with her termination of employment from the Company.
CEO PAY RATIO
This section includes a comparison of the annual total income of our Chief Executive Officer, Mr. Wilson, against the median of the annual total compensation of all of our employees (other than Mr. Wilson), for our fiscal 2026, determined in accordance with SEC rules. The methodology we used to calculate the pay ratio is described below.

(A) Annual Total Compensation of Mr. Wilson(1)	$2,495,614
(B) Annual Total Compensation of Median 8x8 Employee	$98,000
(C) Ratio of A/B	25.47
(1)This amount equals Mr. Wilson’s compensation as reported in the Summary Compensation Table, consistent with the applicable SEC guidance.
The pay ratio was calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended, and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.
8x8, Inc. | PROXY STATEMENT 51

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
Methodology
The annual total compensation of Mr. Wilson for fiscal 2026, as set forth in the table above, is the same amount as we reported for Mr. Wilson in the Summary Compensation Table above and was calculated in accordance with Item 402(c) of Regulation S-K.
▪We determined the pool of qualifying employees (i.e., employees whose compensation data would be considered in our analysis) by identifying each individual who was a full-time, part-time, seasonal or temporary worker for 8x8 or any of our consolidated subsidiaries as of March 31, 2026. We identified 1,847 such qualifying employees, of which 557 were based in the United States and 1,290 were based outside of the United States, including 340 in the United Kingdom, 387 in Romania, 376 in Asia and the remainder in Canada, Portugal and elsewhere. For purposes of this analysis, we excluded consultants and other service-providers who were employed by an unaffiliated third party as of March 31, 2026.
▪We calculated their total target compensation by combining their annual base salary as of March 31, 2026 plus their annual variable compensation for fiscal 2026.
▪For employees who were paid in currency other than U.S. dollars, we converted the cash portion of their compensation into U.S. dollars based on the average (mean) exchange rate for the month ending March 31, 2026.
▪We then made de minimis exclusions of employees in countries where 8x8 did not have a significant presence, excluding a total of 87 employees. Such employees are based in the following jurisdictions: Australia - 19 employees, India - 24 employees, France - 16 employees, Ireland - 10 employees, Thailand - 8 employees, Bulgaria - 3 employees, Netherlands - 3 employees, Finland - 1 employee, Hong Kong - 1 employee, New Zealand - 1 employee, Spain - 1 employee. All employees based in the jurisdictions listed in the previous sentence were excluded from the pay ratio calculation.
▪We did not make any cost-of-living adjustments.
Next, we ordered all of the qualifying employees based on their notional annual total compensation (calculated as described above) and identified the median as the employee in the middle of the ordered list.
Once we identified our median employee, we determined the median employee’s total annual compensation, for purposes of the disclosure in the table above, in accordance with Item 402(c) of Regulation S-K.
PAY VERSUS PERFORMANCE
Pay Versus Performance Table
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following disclosure regarding executive compensation for our current and former principal executive officers (“PEOs”) and Non-PEO named executive officers (“Non-PEO NEOs”) and our performance for the fiscal years listed below.
Our Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. The amounts shown for “Compensation Actually Paid” have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our named executive officers; these amounts reflect the Summary Compensation Table total with certain adjustments as described in the following table and footnotes.

	Summary Compensation Table Total for PEO(1)		Compensation Actually Paid to PEO(1)(2)		Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3) ($)	Value of Initial Fixed $100 Investment Based on:			Cash Flow From Operations(5) ($K)
Fiscal Year	David Sipes ($)	Samuel Wilson ($)	David Sipes ($)	Samuel Wilson ($)			Total Shareholder Return(4) ($)	Peer Group Total Shareholder Return(4) ($)	Net Income (Loss) ($K)
2026	—	2,495,614	—	1,833,602	1,094,310	888,129	5.12	111.66	1,648	55,786
2025	—	2,240,142	—	939,474	952,146	538,241	6.17	102.98	(27,212)	63,554
2024	—	4,664,103	—	2,216,979	1,711,212	938,524	8.32	82.84	(67,592)	78,985
2023	5,089,550	5,044,815	(1,816,449)	2,935,365	1,839,966	929,226	12.85	81.98	(73,143)	48,786
2022	6,670,866	—	(28,882,064)	—	2,757,663	(2,549,356)	38.81	93.33	(175,383)	34,680
(1) Our PEOs were as follows: (a) David Sipes was our PEO for fiscal 2022; (b) Mr. Sipes and Samuel Wilson were our PEOs for fiscal 2023 and (c) Mr. Wilson was our PEO for fiscal 2024, 2025 and 2026.

8x8, Inc. | PROXY STATEMENT 52

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
(2) The following are the adjustments made to the Summary Compensation Table totals for fiscal 2026 to determine the amounts shown as Compensation Actually Paid for the PEO and Non-PEO NEOs:

Adjustment	Samuel Wilson	Non-PEO NEOs (Average)
(A) Pension Plans—Present Value: Deduct present value of pension benefit accruals	N/A	N/A
(B) Pension Plans—Add pension service cost and prior service cost	N/A	N/A
(i) Add: Year-end fair value of equity awards granted in FY2026 that are outstanding and unvested at FYE	1,540,958	512,426
(ii) Add: Change in year-end fair value of equity awards granted in prior years that are outstanding and unvested at FYE	(483,261)	(146,043)
(iii) Add: Change in fair value from prior FYE to vesting date of awards granted in prior years that vested in FY2026	(59,595)	(20,514)
(iv) Add: Fair value as of vesting date of awards granted and vested in the same fiscal year	—	—
(v) Deduct: Fair value at prior FYE of awards that failed to meet vesting conditions in FY2026	—	—
(C) = (i)+(ii)+(iii)+(iv)+(v) Total equity award adjustments	998,102	345,869
(a) SCT Total	2,495,614	1,094,310
(b) Deduct: Grant date fair value of equity awards granted in FY2026	(1,660,114)	(552,050)
Compensation Actually Paid = (a) + (b) + (C)	1,833,602	888,129
(3) The Non-PEO NEOs for each fiscal year shown in the table were as follows: 2022 — Dejan Deklich, Stephanie Garcia, Matthew Zinn, Hunter Middleton, and Samuel Wilson; 2023 — Kevin Kraus, Matthew Zinn, Laurence Denny, Suzy Seandel, and Hunter Middleton; 2024 and 2025 — Kevin Kraus, Laurence Denny, Hunter Middleton, and Suzy Seandel; 2026 — Kevin Kraus, Laurence Denny, Hunter Middleton, and Suzy Seandel.
Equity values are calculated in accordance with FASB ASC Topic 718.
(4) The peer group used for this data is the S&P Software and Services Index. The comparison assumes $100 was invested for the period starting March 31, 2021, through the end of the listed fiscal year in each of 8x8 and the comparison index, and that all dividends were reinvested.
(5) We determined cash flow from operations to be the most important financial performance measure used to link Company performance to compensation actually paid to our PEOs and Non-PEO NEOs for our most recently completed fiscal year.
Financial Performance & Compensation Actually Paid (CAP)
While the Company considers many elements of financial performance in establishing the design of the executive compensation program, the key performance measures which link 8x8's performance with the compensation actually paid to our named executive officers for fiscal 2026 were:

Measure	Explanation
Cash Flow From Operations	Represents the cash generated or used by the Company's business activities and is presented as net cash provided by operating activities in our Form 10-K.
Service Revenue	Consists of revenue generated from communication services subscriptions, platform usage revenue, and related fees from our UCaaS, CCaaS, and CPaaS offerings.
Non-GAAP Operating Profit	Non-GAAP Operating Profit excludes amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, transaction-related costs, certain legal and regulatory costs, and certain severance, transition and contract exit costs from GAAP Income from Operations. Management believes that these exclusions help capture the Company’s ongoing operating performance.
Net New Annual Subscription Revenue
Net new annual subscription revenue is an internal operating metric equal to new subscription bookings minus revenue lost to full cancellations (churn) and partial reductions (down-sells, such as tier drops or reduced seat counts).

In fiscal 2026, the Company reinstated its annual cash incentive plan. As a result, our NEOs' compensation consisted of base salary, cash incentive plan awards, time-based restricted stock units (“RSUs”), and Executive Performance Plan PSUs (“EPP PSUs”). The EPP PSUs are subject to performance conditions tied to cumulative cash flow from operations (“CFFO”) and service revenue over three annual measurement periods (fiscal years 2026, 2027, and 2028), with time-based vesting following the Board's certification of each fiscal year's performance results.
8x8, Inc. | PROXY STATEMENT 53

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING

Compensation Actually Paid vs. Cash Flow From Operations
Compensation Actually Paid ($M)
Cash Flow From Operations ($ in thousands)
$10M
$5M
$0M
$-5M
$-10M
$-15M
$-20M
$-25M
$-30M
80000
60000
40000
20000
0
−20000
−40000
FY 2022
FY 2023
FY 2024
FY 2025
FY 2026
$-2.55M
$35K
$2.94M
$0.93M
$-1.82M
$49K
$79K
$2.22M
$0.94M
$64K
$0.94M
$0.54M
$1.83M
$0.89M
$56K
PEO CAP ($M) — David Sipes
PEO CAP ($M) — Samuel Wilson
Avg. Other NEO CAP ($M)
Cash Flow From Operations ($ in thousands)

Compensation Actually Paid vs. Total Shareholder Return

$10M
$5M
$0M
$-5M
$-10M
$-15M
$-20M
$-25M
$-30M
Compensation Actually Paid ($M)
120
100
80
60
40
20
0
−20
TSR — Value of Initial $100 Investment
FY 2022
FY 2023
FY 2024
FY 2025
FY 2026
$-2.55M
$2.94M
$0.93M
$-1.82M
$2.22M
$0.94M
$0.94M
$0.54M
$1.83M
$0.89M
$93
$82
$83
$103
$112
$39
$13
$8
$6
$5
PEO CAP ($M) — David Sipes
PEO CAP ($M) — Samuel Wilson
Avg. Other NEO CAP ($M)
8x8 (EGHT) TSR
NASDAQ Telecommunications Index TSR

8x8, Inc. | PROXY STATEMENT 54

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING

Compensation Actually Paid vs. Net Income
Compensation Actually Paid ($M)
Net Income ($ in thousands)
$10M
$5M
$0M
$-5M
$-10M
$-15M
$-20M
$-25M
$-30M
50000
0
−50000
−100000
−150000
−200000
FY 2022
FY 2023
FY 2024
FY 2025
FY 2026
$-2.55M
$-175K
$-1.82M
$2.94M
$0.93M
$-73K
$2.22M
$0.94M
$-68K
$0.94M
$0.54M
$-27K
$1.83M
$0.89M
$2K
PEO CAP ($M) — David Sipes
PEO CAP ($M) — Samuel Wilson
Avg. Other NEO CAP ($M)
Net Income ($ in thousands)

8x8, Inc. | PROXY STATEMENT 55

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 8, 2026 by:
▪each person (or group of affiliated persons) who is known by us to own beneficially 5% or more of our common stock;
▪each of our directors and nominees for election as directors;
▪each of the named executive officers; and
▪all directors and officers as a group.
Ownership information is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also includes any shares that the person has the right to acquire within 60 days of the date as of which the beneficial ownership determination is made. Applicable percentages are based upon 141,782,325 voting shares issued and outstanding as of June 8, 2026, and treating any shares that the holder has the right to acquire within 60 days as outstanding for purposes of computing their percent ownership. Unless otherwise noted, the address of the beneficial owner is c/o 8x8, Inc., 675 Creekside Way, Campbell, CA 95008.
Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Class (%)
Named Executive Officers & Directors(1):
Samuel Wilson	1,157,898	*
Kevin Kraus	372,831	*
Laurence Denny	203,163	*
Hunter Middleton	391,085	*
Suzy Seandel	295,561	*
Monique Bonner	94,387	*
Andrew Burton	21,909	*
Todd Ford	104,226	*
Alison Gleeson	84,214	*
John Pagliuca	—	*
Jaswinder Pal Singh	188,487	*
Elizabeth Theophille	120,790	*
All officers and directors as a group (12 persons)(2)	3,034,551	2.13
5% Stockholders:
Vanguard Portfolio Management(3)	7,480,632	5.28(3)
(Footnotes to the table appear on the following page)
* Indicates less than 1%

8x8, Inc. | PROXY STATEMENT 56

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
(1)For each entity and individual, consists of shares of common stock held as of June 8, 2026 and, in each case, the following number of shares (rounded to the nearest whole share) issuable upon the vesting of restricted stock units that are expected to vest within 60 days of June 8, 2026:

Samuel Wilson	78,751	Monique Bonner	66,502
Kevin Kraus	35,092	Andrew Burton	91,377
Laurence Denny	17,709	Todd Ford	66,502
Hunter Middleton	31,667	Alison Gleeson	66,502
Suzy Seandel	11,389	John Pagliuca	66,502
		Jaswinder Pal Singh	66,502
		Elizabeth Theophille	66,502
		All officers and directors as a group (12 persons)(2)	664,997
(2)Includes (a) each of the directors listed in this table and (b) each of the named executive officers as of June 8, 2026.
(3)This information is based solely on Schedule 13G filed with the SEC by Vanguard Portfolio Management ("Vanguard") on April 27, 2026, reporting share ownership as of March 31, 2026. Vanguard reported that it had sole voting power over 342,418 of the shares beneficially owned and sole dispositive power over 7,480,632 of the shares beneficially owned. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The 5.28% ownership is calculated by dividing 7,480,532 by 141,782,325.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than ten percent of our common stock (collectively, the “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. The Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of such reports furnished to us during the fiscal year ended March 31, 2026 or written representations provided by each of the Reporting Persons, we believe that the following table represents the only reports under Section 16(a) that were not filed on a timely basis by a Reporting Person. The Company’s transition to the EDGAR Next filer access and account management system and an administrative error had contributed to the timing of the filings listed below. Such transition is now complete. Such reports were subsequently filed on the respective dates set forth below.

Form	Section 16 Filer	Date of Filing	Number of Transactions
4	Andrew Burton	8/1/2025	1 annual grant of RSUs
4	Monique Bonner	8/4/2025	1 annual grant of RSUs
4	Todd Ford	8/5/2025	1 annual grant of RSUs
4	Elizabeth Theophille	8/20/2025	1 annual grant of RSUs
4	Jaswinder Pal Singh	9/9/2025	1 annual grant of RSUs
4	Laurence Denny	12/18/2025	1 net settlement transaction upon vesting of RSUs
4	Kevin Kraus	12/18/2025	1 net settlement transaction upon vesting of RSUs
4	Hunter Middleton	12/18/2025	1 net settlement transaction upon vesting of RSUs
4	Suzy Seandel	12/18/2025	1 net settlement transaction upon vesting of RSUs
4	Samuel Wilson	12/18/2025	1 net settlement transaction upon vesting of RSUs
8x8, Inc. | PROXY STATEMENT 57

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
AUDIT MATTERS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee oversees our financial reporting process on behalf of the Board. Management is responsible for our internal controls, financial reporting process, and compliance with laws, regulations, and ethical business standards. Our independent registered public accounting firm is responsible for performing an integrated audit of our consolidated financial statements and of our internal control over financial reporting in accordance with standards of the public company accounting oversight board (United States) (the “PCAOB”), and to issue opinions thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this capacity, the Audit Committee provides advice, counsel, and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial, and accounting matters.
The Audit Committee reviewed and discussed our fiscal 2026 audited consolidated financial statements with our management and Grant Thornton LLP (“Grant Thornton”), our independent registered public accounting firm for fiscal 2026. The Audit Committee reviewed and discussed with management and the independent auditor management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s opinion about the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has discussed with Grant Thornton matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communications with Audit Committees” and by the SEC, as currently in effect. The Audit Committee received written disclosures and a letter from the independent auditors pursuant to the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the auditors their independence.
Based upon the Audit Committee’s discussions with management and the auditors and the Audit Committee’s review of the representations of management and the report of the auditors to the Audit Committee, the Audit Committee recommended to the Board, and the Board approved, the inclusion of our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026.
THE AUDIT COMMITTEE
Todd Ford, Chair
Andrew Burton
John Pagliuca
Principal Accounting Fees and Services

The Audit Committee retained Grant Thornton to audit the Company’s consolidated financial statements for fiscal 2026 and also to provide other auditing and non-auditing services during fiscal 2026. The Audit Committee previously retained Moss Adams, now known as Baker Tilly, to audit the Company’s consolidated financial statements for fiscal 2025 and also to provide other auditing and non-auditing services during fiscal 2025.
All services rendered by Grant Thornton and Moss Adams for the Company for the fiscal years ended March 31, 2026 and 2025 were pre-approved by the Audit Committee. The Audit Committee reviewed all non-audit services provided by Grant Thornton and Moss Adams and concluded that the provision of such services was compatible with maintaining Grant Thornton’s and Moss Adams’ independence and the conduct of their respective auditing functions. See the discussion under Proposal Three (Ratification of Independent Registered Public Accounting Firm) relating to the Audit Committee’s pre-approval policies and procedures.

8x8, Inc. | PROXY STATEMENT 58

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
The following table sets forth the aggregate fees billed to us by Grant Thornton and Moss Adams for the fiscal years ended March 31, 2026 and 2025, respectively:

Service Categories	Fiscal 2026	Fiscal 2025
Audit fees(1)	$2,217,261	$3,538,318
Audit-related fees(2)	—	23,858
Tax fees(3)	—	30,850
All other fees(4)	—	—
Total	$2,217,261	$3,593,026
(1)Audit fees consist of fees for professional services provided in connection with (i) the audit of our financial statements; (ii) audit of our internal control over financial reporting; (iii) reviews of our quarterly financial statements; and (iv) reviews and issuances of consents and comfort letters in connection with our filing of Form S-8 registration statements and other documents with the SEC.
(2)Audit-related fees consist of fees for professional services provided in conjunction with the audit of our employee benefit plan, administrative fee and out-of-pocket expenses related to audit.
(3)Tax fees consist of fees for tax planning and tax advice services.
(4)All other fees consist of fees for all other services except those described above.
TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS
One or more of our Board members serve as directors or executive officers of other organizations, including organizations with which we have commercial relationships. We do not believe there were any transactions, or series of similar transactions, to which we were or are to be a party in which the amount involved exceeded $120,000, and in which any of our director, officer, beneficial owner of more than 5% of our common stock, or any of his, her, or its affiliates, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest during fiscal 2026, other than those transactions described under “Director Independence” above and compensation described in the sections titled “Compensation of Non-Employee Directors” above and “Executive Compensation” below.
Our Audit Committee has primary responsibility for reviewing and approving transactions with related parties. Our Audit Committee charter provides that the Audit Committee shall review and approve in advance any related party transactions.
Our Related Party Transactions Policy, evidenced in writing, provides that our executive officers, directors, nominees for director of the Company, any stockholder owning more than 5% of any class of 8x8’s voting securities, or an immediate family member of any such person, is not permitted to enter into a related party transaction with us involving an aggregate amount expected to exceed $120,000 in any fiscal year without the consent of our Audit Committee, subject to the exceptions described below. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Our Audit Committee has determined that certain transactions will not require Audit Committee approval, including certain employment arrangements of executive officers and director compensation reported under Item 402 of Regulation S-K in the proxy statement, transactions with another company at which a related party’s only relationship is as a non-executive employee, director, or beneficial owner of less than 10% of that company’s shares, transactions where a related party’s interest arises solely from the ownership of a class of our equity securities and all holders of that class received the same benefit on a pro rata basis, certain charitable contributions with an organization where a Related Party’s relationship is that of an employee (not an executive officer) and the aggregate amount involved does not exceed the greater of $1,000,000 or two percent of the charitable organization’s total revenues, transactions with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority, transactions with a Related Party involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services, or indemnification and advancement of expenses made pursuant to the Company’s certificate of incorporation or by-laws or pursuant to any agreement.
8x8, Inc. | PROXY STATEMENT 59

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
PROPOSALS TO BE VOTED ON DURING THE MEETING
PROPOSAL ONE — ELECTION OF DIRECTORS
Our Board currently consists of eight directors, all of whom have agreed to be named as nominees and stand for re-election at the 2026 Annual Meeting and continue to serve as directors if elected. We believe that our director nominees, individually and together as a whole, possess the requisite skills, experience and qualifications necessary to carry out their duties and to serve the best interests of 8x8 and its stockholders.
Each of the directors elected at the 2026 Annual Meeting will hold office until the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) and until his or her successor has been duly elected and qualified.

Jaswinder Pal Singh	Monique Bonner	Andrew Burton	Todd Ford
Age: 61	Age: 55	Age: 54	Age: 59
Director Since: 2013	Director Since: 2018	Director Since: 2024	Director Since: 2019
Occupation: Professor at Princeton University	Occupation: Former Executive and Chief Marketing Officer at Akamai	Occupation: Former Chief Executive Officer at commercetools GmbH	Occupation: General Partner at Windproof Partners

Alison Gleeson	Elizabeth Theophille	John Pagliuca	Samuel Wilson
Age: 60	Age: 59	Age: 49	Age: 57
Director Since: 2021	Director Since: 2019	Director Since: 2024	Director Since: 2023
Occupation: Special Advisor and Portfolio Committee Member at Brighton Park Capital	Occupation: Chief Digital Officer of Sandoz Group AG	Occupation: Chief Executive Officer of N-able	Occupation: Chief Executive Officer of 8x8
Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES SET FORTH ABOVE.

8x8, Inc. | PROXY STATEMENT 60

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
PROPOSAL TWO — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
We are providing stockholders with an advisory vote to approve executive compensation as required by Section 14A of the Exchange Act.
This vote is advisory, and, therefore, not binding on us, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the compensation of our named executive officers, as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
As discussed in the Compensation Discussion and Analysis, we have designed our executive compensation program to develop, motivate and retain high quality executive officers, align executive compensation with our strategies and business objectives and the long-term creation of stockholder value, and provide meaningful equity ownership by our executive officers.
Effective pay-for-performance alignment is an important objective of our Compensation Committee in the design of our executive compensation program. To further this objective in fiscal 2026:
▪Following strong cash flow generation, the Company reinstated an annual cash incentive plan for fiscal 2026 to recognize and reward performance against key financial objectives.
▪Our CEO’s compensation in fiscal 2026 was weighted heavily to equity — 76.85% of the variable or at-risk pay for the CEO came in the form of RSUs and PSUs.(1)
▪81% of the CEO’s target compensation package was delivered in the form of at risk or variable compensation, consisting of a cash incentive plan subject to rigorous targets and equity with long-term time and performance vesting requirements.(2)
▪33% of long-term awards to our named executive officers were granted as PSUs.
▪PSUs granted to executives in fiscal 2026 are tied to cumulative cash flow from operations and service revenue.
(1) “variable” or “at-risk” pay is defined as time- or performance-based equity awards and the cash incentive plan, which only pays out upon the achievement of certain targets. 76.85% is calculated as (PSUs + RSUs divided by PSUs + RSUs + cash incentive).
(2) 81% is calculated as (PSUs + RSU’s + cash incentive divided by the CEO’s total target compensation).
The foregoing is only a brief summary of a few select aspects of our fiscal 2026 executive compensation program. The Board encourages you to carefully review the Compensation Discussion and Analysis section and the tabular and other disclosures on compensation under Executive Compensation, and to cast a vote to approve our executive compensation programs and the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the fiscal 2026 Summary Compensation Table and the other related tables and disclosure.”
Recommendation

The Board encourages you to vote to approve our executive compensation programs and the foregoing resolution.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF OUR EXECUTIVE COMPENSATION AS EXPRESSED IN THE FOREGOING RESOLUTION.
8x8, Inc. | PROXY STATEMENT 61

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
PROPOSAL THREE — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board is directly responsible for the appointment of our independent registered public accounting firm. The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending March 31, 2027. The Board proposes that stockholders ratify this appointment. Grant Thornton has served as the Company’s independent registered public accounting firm since May 2025.
Previously, Moss Adams LLP, now known as Baker Tilly (“Moss Adams”), had served in this role, as discussed below under “Recent Change in Independent Registered Public Accounting Firm.”
The Board proposes that stockholders ratify the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2027.
In the event that stockholders fail to ratify the appointment, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests.
Representatives of Grant Thornton are expected to be present at the 2026 Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Audit Committee Pre-Approval Policies and Procedures

The Audit Committee understands the need for the independent registered public accounting firm to maintain objectivity and independence in its audits of the Company’s financial statements.
To help ensure the independence of the independent registered public accounting firm, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by the independent registered public accounting firm. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals; provided, that, any exercise of such authority is presented to the full Audit Committee at its next regularly scheduled meeting.
Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE
“FOR”
THE RATIFICATION OF OUR AUDIT COMMITTEE’S APPOINTMENT OF GRANT THORNTON LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2027.

8x8, Inc. | PROXY STATEMENT 62

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
OTHER INFORMATION
Information Regarding Previous Independent Registered Public Accounting Firm

As described above, the Audit Committee has appointed Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2027. Previously, Moss Adams, now known as Baker Tilly, had served in this role. On and effective as of June 2, 2025, the Audit Committee approved the dismissal of Moss Adams as the Company’s independent registered public accounting firm.
The audit reports of Moss Adams on the Company’s financial statements as of fiscal 2025 and fiscal 2024 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During fiscal 2025 and fiscal 2024 and the subsequent interim period through June 2, 2025, there were (i) no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Moss Adams, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Moss Adams’ satisfaction, would have caused Moss Adams to make reference in connection with its opinion to the subject matter of the disagreement, and (ii) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).
The Company previously provided Moss Adams with a copy of the disclosures in the Current Report on Form 8-K filed on June 2, 2025 (the "Form 8-K") and received a letter from Moss Adams addressed to the SEC stating that it agrees with the statements contained in the Form 8-K. This letter was filed as Exhibit 16.1 to the Form 8-K.
During fiscal 2025 and fiscal 2024 and the subsequent interim period through June 2, 2025, neither the Company, nor anyone on its behalf, had consulted Grant Thornton regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).
8x8, Inc. | PROXY STATEMENT 63

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
PROPOSAL FOUR – APPROVAL OF AMENDMENT TO AMENDED AND RESTATED 2022 EQUITY INCENTIVE PLAN
At the 2026 Annual Meeting, our stockholders will be asked to approve an amendment to the 8x8, Inc. Amended and Restated 2022 Equity Incentive Plan (the “2022 Plan”) to increase the shares of 8x8, Inc. common stock (“shares”) available for issuance thereunder. The 2022 Plan was approved by our Board on May 26, 2022 and the Company’s stockholders subsequently approved the 2022 Plan on July 12, 2022, as amended on August 15, 2024, and July 25, 2025. Subject to and effective upon stockholder approval, on June 20, 2026, the Board approved an amendment to the 2022 Plan which would increase the number of shares available for issuance under the 2022 Plan by 8,338,000 shares (the “New Shares”). In addition, if approved, the amendment will extend the term of the 2022 Plan from the tenth (10th) anniversary of the date that the 2022 Plan was last adopted by the Board (June 12, 2025) to the tenth (10th) anniversary of the date that the 2022 Plan is most recently adopted by the Board, subject to stockholder approval.
Our Compensation Committee (“Committee”) and Board have determined that an increase in the number of shares available for grants is necessary as part of our continuing effort to attract, retain, and motivate employees and other service providers and to align their interests with those of our stockholders. To limit potential dilution to the minimum necessary to address the Company’s needs, the Committee and Board have adopted a practice of requesting stockholder approval for additional shares on an annual basis, sized to cover the Company's anticipated equity compensation requirements for the following fiscal year. Because annual employee equity grants are typically made in June of each calendar year, prior to the next annual meeting of stockholders, the Company requests approval to increase the number of shares available at each annual meeting to fund grants for the upcoming fiscal year. Accordingly, the 8,338,000 New Shares requested at this Annual Meeting, if approved by stockholders, are expected to satisfy the Company's equity compensation needs through fiscal year 2028 based on historical grant levels and the Company's historical stock price. Consistent with this annual approach, we anticipate requesting additional shares at the 2027 Annual Meeting to address the Company's needs for fiscal year 2029.
This proposal is being submitted to our stockholders in compliance with the Nasdaq Corporate Governance Requirements concerning stockholder approval of equity compensation plans and/or material revisions to these plans.
Overview
We view the approval of this proposal as necessary for us to continue to attract and retain the experienced executives and leaders that we need to drive the future success of the Company. With the requested share increase, we expect to be positioned to accelerate the Company’s growth trajectory as we continue to execute an equity compensation program characterized by responsible management, targeted grant practices, and greater focus on long-term performance. Our equity compensation program is fundamental to our pay-for-performance philosophy and allows us to create intrinsic connections between the rewards delivered to stockholders and those earned by the leadership of the Company.
The Company does not currently have enough shares available to maintain our compensation programs for fiscal 2027. Failure to approve this Proposal Four could result in significant disruption in the future to our compensation programs, which we believe could:
•Increase employee attrition during a pivotal time in the Company’s strategy;
•Limit our ability to recruit highly qualified new employees in the future; and/or
•Require us to pay additional cash compensation to our employees that would otherwise be paid in equity to maintain market competitive compensation levels.
Any of these impacts could and would limit our ability to achieve our long-term goals.
Our equity program is targeted
•For our broad-based employees, we maintain a high-performer equity pool, called our “Star Performer” awards, as well as a popular employee stock purchase program. At the same time, to manage equity usage over the last few years, we have redesigned our compensation programs to reduce the eligible population, and focus equity awards at key leadership levels.

8x8, Inc. | PROXY STATEMENT 64

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
Our equity program is market-aligned
•Targeted grant values are typically at or below the 50th percentile of the market and peer group. Equity ranges are regularly benchmarked to prevailing market median values using local and international compensation surveys, and any changes require approval from the Committee.
Our equity program aligns non-employee director, leadership and stockholder interests
•Our new-hire and ongoing equity grants, combined with our meaningful executive and non-employee director stock ownership guidelines, create a clear linkage between the long-term interests of our stockholders and those of our employees who are issued equity grants. In addition our time- and performance-based equity awards place a significant amount of pay on the line for our most senior leaders 76.85% of the variable or at-risk pay for the CEO in fiscal 2026 came in the form of equity(1), and 57.8% of the variable or at-risk pay for the other NEOs came in the form of equity as well), while providing a strong incentive for them to drive share price increases, market-beating growth, and strong financial results. The resulting alignment between our stakeholders provides the Company with an optimal compensation program to drive performance forward.
(1) “variable” or “at-risk” pay is defined as time- or performance-based equity awards and the cash incentive plan, which only pays out upon the achievement of certain targets. 76.85% and 57.8% are calculated as (PSUs + RSUs divided by PSUs + RSUs + cash incentive).
Our equity programs reflect our commitment to responsible equity management
•Significant share price declines for 8x8 and across our industry have made historical industry compensation practices unaffordable and inappropriate. While our share usage has been high compared to our peer group’s share usage in the past, since fiscal 2024 we have made key changes to our compensation plans to reduce our share usage:
•A 53% reduction in the annual grant date fair value of all equity awards since fiscal 2024 (from approximately $34 million in fiscal 2024 to approximately $16 million in fiscal 2026)
•A 6% reduction in the total number of equity shares granted annually since fiscal 2024
•A 50% reduction in the grant date fair value of restricted stock unit awards granted annually since fiscal 2024 (from approximately $28 million in fiscal 2024 to approximately $14 million in fiscal 2026)
•A 68% reduction in the grant date fair value of performance stock unit awards granted annually since fiscal 2024 (from approximately $6.6 million to approximately $2.1 million in fiscal 2026).
The below chart shows the substantial progress we have made in reducing and right-sizing our share usage.

Total Grant Date Fair Value of Awards Issued (in millions)
	Fiscal 2023	Fiscal 2024	Fiscal 2025	Fiscal 2026
8x8	$82.16	$34.24	$20.01	$15.98
Total grant date fair value of awards is determined by multiplying the total number of restricted stock units, or performance-based restricted stock units, issued during the fiscal year by the weighted average grant date fair value per share for the respective award type.
While these significant adjustments to our approach and spending have provided us with a stable foundation from which to continue to operate, the New Shares requested here are required for us to continue to execute against our strategic plans. While we will continue to aggressively manage our New Share spend, without approval of the shares requested under this Proposal Four, we will have insufficient shares available for grant for our compensation program in fiscal 2027.
Burn Rate:
Our burn rate measures how quickly we are consuming the shares reserved for awards pursuant to our 2022 Plan. We believe that our burn rate is most accurately reflected by counting our time-vesting awards in the year of grant and our performance awards in the year that they are earned, net of any cancelled shares. For our time-vesting awards, cancellation rates are a consideration in our planning and granting practices, and an important element in our assessment of dilution. In addition, we believe that performance awards are best considered in the year that they are earned, rather than the year that they are granted. As discussed above in the Long-term Incentive Compensation section of the Compensation Discussion and Analysis sub-section of this Proxy Statement and in line with our performance and our pay-for-performance philosophy, our performance-based equity awards have a strong history of payouts aligned to performance. We believe that counting performance-based awards in the year of grant, when they may never actually be earned, does not provide a true representation of our true share usage and stockholder impact.
8x8, Inc. | PROXY STATEMENT 65

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
Burn Rate and Overhang
Our stock-based compensation model, including the broad-based participation of our employees and directors, and the portion of equity compensation paid to our senior executives, results in a “burn rate,” or share utilization rate, presented in the table below. The table summarizes the number of awards granted and the burn rate for each of the last three fiscal years.

	Fiscal 2024	Fiscal 2025	Fiscal 2026
Stock options(1)
(a) Granted	—	—	—
(b) Cancelled	(326,437)	(205,848)	(137,849)
Restricted stock and time-based restricted stock units
(c) Granted	7,186,316	7,896,923	7,500,985
(d) Cancelled	(2,241,039)	(1,546,597)	(1,947,825)
Performance share units and performance-based restricted stock units(2)
(e) Granted	2,022,824	1,792,782	1,155,228
(f) Cancelled	(115,779)	(443,532)	(949,786)
(g) Earned	—	—	676,200
(h) Increase in diluted shares due to equity awards (a + c + e)	9,209,140	9,689,705	8,656,213
(i) Weighted average common shares outstanding	121,106,481	129,767,182	137,669,455
(j) Burn rate (a + b + c + d + g) / i	3.8%	4.7%	4.4%
(1) No stock options granted in fiscal 2026.
(2) Including total target shares subject to performance, including the portion with no accounting grant date. If the maximum number of shares subject to performance awards were reflected, awards in row (e) would be as follows:

	Fiscal 2024	Fiscal 2025	Fiscal 2026
(e) Granted	9,209,140	9,689,705	8,795,743
The Company recognizes that, as commonly calculated, the total potential dilution or “overhang” from the addition of the share request for the 2022 Plan would be 21.09%. The overhang assumes that the 8,338,000 new shares are available to grant as of the record date, and is calculated as follows:

Shares available and outstanding under stock plans as of the record date	Shares
New shares available under the 2022 Stock Plan	8,338,000
Shares remaining available under existing Stock Plans	5,521,952
(a) Total shares available for issuance	13,859,952

Shares underlying previously granted outstanding stock awards (includes performance stock awards at target)	16,029,523
Shares underlying previously granted outstanding stock options	14,740
(b) Total outstanding stock awards and stock options(1)	16,044,263

(c) Common shares outstanding	141,782,325
Overhang (a + b) / c	21.09%
(1) Includes the remaining shares available under the 2017 Plan and 2022 Plan, consisting of 5,521,952 shares. 14,740 stock options remain outstanding at a weighted average exercise price of $15.04 and 16,029,523 stock awards remain outstanding.

8x8, Inc. | PROXY STATEMENT 66

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
Executive Summary of the 2022 Plan
The 2022 Plan provides for the grant of stock options (including incentive stock options and non-statutory stock options), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance units (“PSUs”) and stock grants to employees, non-employee directors, and certain consultants of the Company and its affiliates.
The 2022 Plan aims to reflect certain “best practices” that are consistent with the interests of our stockholders and with our corporate governance policies. Accordingly, the 2022 Plan reflects the following practices:
•No Single Trigger Acceleration of Awards upon a Change in Control. Awards will not accelerate simply upon the occurrence of a change in control unless the awards are not assumed or adequately substituted by a successor.
•No Repricing of Awards Without Stockholder Approval. The 2022 Plan does not permit the repricing of outstanding stock options or stock appreciation rights to reduce their exercise price, or the exchange of underwater stock options or stock appreciation rights for cash or by substitution for new awards with a lower exercise price without stockholder approval, other than in limited circumstances involving a corporate event that involves the adjustment of awards in order to preserve the aggregate value.
•No Liberal Share Recycling. Shares used to pay the exercise price of an award and/or to satisfy the tax withholding obligations related to an award will not become available for future grant or sale under the 2022 Plan.
•No Dividends or Dividend Equivalents Paid on Unvested Awards. The 2022 Plan prohibits the payment of dividends and dividend equivalents on awards until those awards are earned and vested. In addition, the 2022 Plan prohibits the granting of dividend equivalents with respect to stock options and stock appreciation rights.
•Clawback. Awards under the 2022 Plan are subject to the Company’s applicable clawback policies, as currently in effect or may be adopted. Additionally, a clawback provision is featured in the 2022 Plan.
•Limits on Awards to Non-Employee Directors. The grant date fair value of equity awards granted to any non-employee director in a calendar year, when aggregated with cash fees for service on the Board, may not exceed $800,000.
•No Evergreen Provision. There is no evergreen feature under which the shares authorized for issuance under the 2022 Plan may automatically be replenished.
•Minimum Vesting Requirements. If Proposal 4 is approved, the 2022 Plan will be amended to state that awards will vest no earlier than the first anniversary of the date granted, with limited exceptions.
A summary of material provisions of the 2022 Plan is set forth below. The summary is qualified by reference to the full text of the 2022 Plan, which is attached as Appendix A to this Proxy Statement.
Based solely on the closing price of the Company’s common stock, as reported on the Nasdaq on May 29, 2026, which was $2.07 per share, the maximum aggregate market value of the 8,338,000 New Shares reserved for issuance under the 2022 Plan is $17,259,660.
8x8, Inc. | PROXY STATEMENT 67

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
Outstanding Awards and Share Reserve under All Equity Plans
The following table includes information regarding outstanding equity awards and shares available for future grants under the 2012 Plan, 2017 Plan and 2022 Plan as of June 8, 2026:

	2012 Plan	2017 Plan	2022 Plan
Total shares underlying outstanding stock options	14,740	—	—
Weighted average exercise price of outstanding stock options	15.04	—	—
Weighted average remaining contractual life of outstanding stock options, in years	0.28	—	—
Total shares underlying outstanding unvested restricted stock, RSUs and PSUs (at target)	—	669,992	15,359,531
Total shares currently available for grant (1)	—	930,038	4,591,914
(1)    We ceased granting awards under the 2012 Plan in 2022 and we are not authorized to grant any new awards thereunder.
Summary of the Material Features of the 2022 Plan
The purpose of the 2022 Plan is to encourage ownership of shares by employees, consultants and directors to align with the long-term interests of stockholders of the Company and its affiliates and to provide additional incentive for them to promote the success of the Company’s business through the grant of awards of or pertaining to shares.
All employees (including officers and directors who are employees) of the Company or its affiliates and non-employee directors of the Company and certain consultants engaged by the Company or its affiliates to render services to such entity are eligible to participate in the 2022 Plan at the discretion of the Committee, which is in general responsible for administering the 2022 Plan, provided that the Board may itself exercise any of the powers and responsibilities assigned the Committee under the 2022 Plan and certain powers may be delegated to the Company’s officers, as described further below. As of March 31, 2026, approximately 1,819 full-time employees, approximately 336 consultants and 7 non-employee directors were eligible to participate in the 2022 Plan.
The Committee may make awards based on, among other factors, the nature of the services rendered by employees, consultants and non-employee directors, and their present and potential contributions to the success of the Company or its affiliates. Awards under the 2022 Plan will generally not be transferable, and no award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a participant’s rights in any award may be exercised during the life of the participant generally only by the participant or the participant’s legal representative. However, the Committee may provide that certain awards of non-statutory options or shares of restricted stock may be transferred by the participant to a family member; provided, however, that any such transfer is without payment of any consideration and that no transfer will be valid unless first approved by the Committee acting in its sole discretion.
The Committee has the power to interpret the 2022 Plan, to determine the terms and conditions of awards, to approve forms of award agreement, to select participants who may be granted awards, and to make all other determinations necessary or advisable for the administration of the 2022 Plan. In addition, the Committee may delegate to an executive officer or officers the authority to grant awards under the 2022 Plan to employees who are not officers within the meaning of Section 16 of the Exchange Act, and to consultants.
Except as provided below, the Board is permitted to amend or terminate the 2022 Plan at any time. No amendment or modification of the 2022 Plan by the Board, or of an outstanding award by the Committee, may impair the rights of the recipient of any then-outstanding award, as the case may be, without the participant’s consent; provided, however, that no such consent will be required if the Board or Committee, as applicable, determines in its sole discretion and prior to the date of any change in control that such amendment either (i) is required or advisable for the Company, the 2022 Plan or the award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences or (ii) is not reasonably likely to significantly diminish the benefits provided under the award, or that any such diminution has been adequately compensated.
Our Board will not have the right, without stockholder approval, to:
•Increase the maximum number of shares which may be issued under the 2022 Plan (except for adjustments upon certain changes in the Company’s capitalization) or change the description of the persons eligible to receive awards;
•Implement a program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding award is reduced, in each case, other than in limited circumstances involving a corporate event that involves the adjustment of awards in order to preserve the aggregate value; or
•Effect any other change for which stockholder approval is required by applicable law or stock exchange listing requirements.

8x8, Inc. | PROXY STATEMENT 68

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
Shares Available for Issuance
The maximum number of shares reserved for the grant of awards under the 2022 Plan will be equal to the sum of the following: (i) 8,338,000 New Shares, plus (ii) 8.0 million shares available for grant under the 2022 Plan when it was initially approved by stockholders on July 12, 2022, plus (iii) 14.0 million new shares approved by stockholders on August 15, 2024, plus (iv) 8.5 million new shares approved by stockholders on July 25, 2025, plus (v) the number of shares subject to stock options granted under the 8x8 Inc. Amended and Restated 2012 Equity Incentive Plan (the “Prior Plan”) that were outstanding as of 12:01 a.m., Pacific Time, on June 22, 2022 (the “Prior Plan Expiration Time”), but only to the extent such stock options expire, terminate, are cancelled without having been exercised in full or are settled in cash after the Prior Plan Expiration Time without the delivery of shares, plus (vi) the number of shares subject to restricted stock, RSUs and performance units granted under the Prior Plan that were outstanding as of the Prior Plan Expiration Time, but only to the extent such awards are forfeited by the holder, are reacquired by the Company at less than their then market value as a means of effecting a forfeiture, or are settled in cash after the Prior Plan Expiration Time without the delivery of shares (with the number of shares that recycle based on the Applicable Ratio, which is defined in the 2022 Plan), in each case, subject to adjustment upon certain changes in the Company’s capitalization. Options, restricted stock, and restricted stock units generally vest over three years or four years and expire ten years after the grant. As of March 31, 2026, 12 million shares remained available for future grants under the 2022 Plan.
The Total Authorized Shares (as defined in the 2022 Plan) may not exceed 55,814,465 shares, which is also the maximum number of shares that may be issued pursuant to incentive stock options under the 2022 Plan, subject to adjustment upon certain changes in the Company’s capitalization. Such number is the sum of (1) the 38,838,000 shares set forth above, plus (2) the number of shares that remained available under the Prior Plan for additional award grant purposes as of 12:01 a.m., Pacific Time, on May 17, 2022, which was the date the 2022 Plan was initially adopted by the Board (the “Board Approval Time”), plus (3) the aggregate number of shares subject to options previously granted and outstanding under the Prior Plan as of the Board Approval Time plus (4) the Applicable Ratio times the aggregate number of shares subject to restricted stock, RSUs and PSUs previously granted and outstanding under the Prior Plan as of the Board Approval Time. The shares issued under the 2022 Plan may be either authorized but unissued shares or shares held by the Company in its treasury.
If an award expires, is cancelled or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, RSUs or performance unit awards, is forfeited to the Company or repurchased by the Company, the unpurchased shares (or for awards other than options and stock appreciation rights, the forfeited or repurchased shares) that were subject thereto will become available for future grant or sale under the 2022 Plan. Upon exercise of a stock appreciation right settled in shares, the gross number of shares covered by the portion of the award so exercised will cease to be available under the 2022 Plan. Shares that have actually been issued under the 2022 Plan under any award will not be returned to the 2022 Plan and will not become available for future distribution under the 2022 Plan; provided, however, that if unvested shares of restricted stock or RSUs or unvested shares subject to PSU awards are repurchased by the Company or are forfeited to the Company, such shares will become available for future grant under the 2022 Plan. Shares used to pay the exercise price of an award and/or to satisfy the tax withholding obligations related to an award will not become available for future grant or sale under the 2022 Plan. To the extent an award under the 2022 Plan is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance under the 2022 Plan.
Outstanding awards granted under the Prior Plan will remain in effect and be administered thereunder. No new awards are permitted to be granted under the Prior Plan.
Award Limitations
No non-employee director may be granted any combination of equity awards in a single calendar year having a grant date fair value that exceeds $800,000 in the aggregate when combined with the non-employee director’s cash fees for Board service for the calendar year.
In addition, if stockholders approve this Proposal Four, awards granted under the 2022 Plan thereafter will generally be subject to a one year minimum vesting requirement, such that awards will vest no earlier than the first anniversary of the date the award is granted. However, the following awards will not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards (as defined in the 2022 Plan), (ii) shares delivered in lieu of fully vested cash awards, (iii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year's annual meeting, and (iv) any additional awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the 2022 Plan. The Committee nevertheless retains discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a Change in Control, without regards to such minimum vesting requirement.
Types of Awards
The Committee has the discretion to award stock options, stock appreciation rights, restricted stock, restricted stock units, PSUs and stock grants.
Options. A stock option is the right to acquire shares at a fixed exercise price for a fixed period of time. Under the 2022 Plan, the Committee may grant non-statutory stock options to employees, consultants and non-employee directors and/or incentive stock
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1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
options to employees (which entitle employees, but not the Company, to more favorable tax treatment). The Committee will determine the number of shares covered by each option.
The exercise price of the shares subject to each option is set by the Committee but cannot be less than 100% of the market value (on the date of grant) of the shares covered by the option. “Market Value” is defined in the 2022 Plan and generally means the closing price of the shares on the Nasdaq for the applicable date, or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported. An exception may be made for any options that the Committee grants in substitution for options held by employees of companies that the Company acquires (in which case the exercise price preserves the economic value of the employee’s cancelled option from his or her former employer). In addition, the exercise price of an incentive stock option must be at least 110% of market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiary corporations) (each such participant, a “Ten Percent Owner”). The aggregate market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any given participant during any calendar year also may not exceed $100,000. The exercise price of each option must be paid in full in cash or check at the time of exercise. The Committee also may generally permit payment through the delivery of shares that are already owned by the participant, a net exercise arrangement, promissory note or by delivery of any other lawful means of consideration which the Committee may approve, including under a broker-assisted cashless exercise program.
Options become exercisable at the times and on the terms established by the Committee. The Committee also establishes the time at which options expire, but the expiration may not be later than ten years after the grant date. In addition, a Ten Percent Owner may not be granted an incentive stock option that is exercisable after five years from the option’s grant date.
Stock Appreciation Rights. SARs are awards that grant the participant the right to receive an amount equal to (i) the number of shares exercised, times (ii) the amount by which the market value of a share on the date of exercise exceeds the exercise price. SARs may be granted separately or in tandem with any stock option. The exercise price is set by the Committee but cannot be less than 100% of the market value of the covered shares on the grant date, or in the case of SARs granted in tandem with stock options, the exercise price of the related stock option. SARs granted in tandem with a stock option will terminate to the extent that the related stock option is exercised, and the related stock option will terminate to the extent that the tandem SARs are exercised. Except as the Committee may deem inappropriate or inapplicable, SARs will be subject to terms and conditions substantially similar to those applicable to non-statutory stock options.
Restricted Stock. Awards of restricted stock are a grant or sale of shares to a participant that are subject to a risk of forfeiture arising because of the occurrence or non-occurrence of specified events or conditions. Restricted stock will vest in accordance with the terms and conditions established by the Committee and may be issued for such consideration, in cash or other property or services, or any combination thereof, as determined by the Committee.
Except as otherwise provided in the 2022 Plan or the applicable award agreement, participants generally have stockholder rights, including the right to vote and receive dividends (which may be paid in cash or shares at the Committee’s discretion), with respect to shares subject to their outstanding restricted stock awards, provided that dividends or other distributions declared with respect to restricted stock will only become payable if (and to the extent) the restriction period applicable to the award of restricted stock lapses with all conditions satisfied. Any such dividends will be paid, if at all, without interest or other earnings.
Restricted Stock Units. RSUs represent a right to receive shares at a future date determined in accordance with the participant’s award agreement. In determining whether an award of RSUs should be made, and/or the vesting schedule for any such award, the Committee may impose whatever conditions to vesting it determines to be appropriate, including, without limitation, conditions relating to the performance of services and performance goals. Payment of earned RSUs will be made in a single lump sum following the close of the applicable vesting period.
Performance Units. PSUs are rights granted to a participant to receive cash, shares or other awards, the payment of which is contingent on achieving performance goals established by the Committee. Each PSU will entitle the recipient to the value of a specified number of shares, over the initial value for such number of shares, if any, established by the Committee at the time of grant, at the close of a specified performance period to the extent performance goals specified by the Committee in its discretion have been achieved. Payment of earned PSUs will be made in a single lump sum following the close of the applicable performance period. The Committee may permit or, if it so provides at grant require, a participant to defer such participant’s receipt of payment for PSUs. If any such deferral election is required or permitted, the Committee will establish rules and procedures for such payment deferrals.
Stock Grants. Stock grants are awards of shares not subject to restrictions or other forfeiture conditions. Stock grants may be awarded solely in recognition of significant prior or expected contributions to the success of the Company or its affiliates, as an inducement to employment, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock grants will be made without forfeiture conditions of any kind.

8x8, Inc. | PROXY STATEMENT 70

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
Effect of Cessation of Service, Disability or Death
Unless otherwise provided by the Committee with respect to any award, if a participant ceases to be a Service Provider (as defined in the 2022 Plan) for any reason other than by the participant’s Disability (as defined in the 2022 Plan) or death, including because of an affiliate of the Company ceasing to be an affiliate:
•any outstanding vested stock options and vested SARs held by the participant at the time of their cessation of service will generally be exercisable for up to 90 days following the cessation of service, provided that such awards may not be exercised after their expiration date; and
•any other outstanding awards (including, without limitation, unvested stock options and SARs) will be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable award agreement.
If a participant ceases to be a Service Provider as a result of the participant’s death or Disability, the participant’s vested stock options and vested SARs are generally exercisable for six months following the participant’s cessation of service.
Cessation of the performance of services in one capacity, for example, as an employee, will not result in termination of an award while the participant continues to perform services in another capacity, for example as a non-employee director.
Military or sick leave or other bona fide leave approved by the Company will not be deemed a cessation of a participant’s status as a Service Provider, provided that it does not exceed the longer of six months or the period during which the absent participant’s reemployment rights, if any, are either guaranteed by statute or by contract or permitted by Company policy. To the extent consistent with applicable laws, the Committee may provide that awards continue to vest for some or all of the period of any such leave, or that their vesting will be tolled during any such leave and only recommence upon the participant’s return from leave, if ever.
Dividends and Dividend Equivalents
Dividend and dividend equivalents and other distribution amounts the Committee grants with respect to any award (or share underlying an award) may be accrued but not paid to a participant until all conditions or restrictions relating to such award and/or share have been satisfied or lapsed and will be forfeited if all of such conditions or restrictions are never satisfied or lapse. Participants will not be entitled to receive payments equivalent to any dividends declared on shares referenced with respect to awards of options or SARs. Restricted stock generally carries the right to receive dividends, as described in the “Restricted Stock” section above. At the discretion of the Committee, participants may be entitled to receive payments equivalent to any dividends declared with respect to shares referenced in grants of RSUs or PSUs, provided that, any such dividend equivalents will be paid, if at all, without interest or other earnings after the underlying award is earned.
Change in Control
In the event of a “change in control” (as defined in the 2022 Plan) with respect to any award that is not assumed, continued or substituted by the successor or its affiliate for an equivalent award then:
•Awards will generally become fully vested and exercisable and the restrictions applicable to them (that are not performance-based) will lapse;
•Options and SARs that are not exercised prior to the change in control may be cancelled and cashed out for the difference between the exercise price of such option or SAR and the consideration per share provided to other similarly situated stockholders in such change in control, provided that underwater options and SARs may be cancelled and terminated without any payment;
•Performance conditions related to awards for which the performance period has been completed as of the date of the change in control, but have not yet been paid, will vest and be paid in cash or shares at the Committee’s discretion, with all performance goals to be deemed achieved at actual performance, unless otherwise provided in the applicable award agreement or another applicable agreement with the participant; and
•Performance conditions related to awards for which the performance period has not been completed as of the date of the change in control will be deemed achieved at the greater of (x) 100% of target performance levels and (y) actual performance measured on the date of the change in control as determined by the Committee, for the entire performance period (and not pro-rata), and such awards will generally pay out in cash or shares at the Committee’s discretion.
An award will be considered assumed if, following the change in control, the award confers the right to purchase or receive, for each share subject to the award immediately prior to the change in control, the consideration (whether stock, cash, or other securities or property) received in the change in control by holders of common stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the change in control is not solely common stock of the successor or its parent, the Committee may, with the consent of the successor, provide for the consideration to be received upon the exercise of an option or SAR or upon the payout of any other award, for each share subject to such award, to be solely common stock of the successor or its parent equal in fair market value to the per share consideration received by holders of common stock in the change in control.

8x8, Inc. | PROXY STATEMENT 71

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
Change in Capitalization
In the event that any dividend or other distribution, recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the shares occurs, the Committee, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2022 Plan, will appropriately and proportionately adjust the number and class of shares that may be delivered under the 2022 Plan and/or the number, class, and price of shares covered by each outstanding award (without change in the aggregate exercise price as to which any such options or SARs remain exercisable), provided, however, that any fractional shares resulting from the adjustment will be eliminated. Any adjustments determined by the Committee will be final, binding and conclusive.
Clawback and Other Policies
All awards granted under the 2022 Plan are subject to any incentive compensation clawback or recoupment policy of the Company currently in effect or as may be adopted by the Company and, in each case, as may be amended from time to time. No such policy adoption or amendment will require a participant’s prior consent.
In addition, if the Committee determines that a participant has intentionally committed an act of embezzlement, fraud, dishonesty, or breach of fiduciary duty during the participant’s employment that contributed to an obligation to restate the Company’s financial statements, the participant will be required to repay to the Company, in cash and upon demand, Award Proceeds (as defined in the 2022 Plan) resulting from any sale or other disposition of shares issued or issuable under an award (a) if the sale or disposition was effected during the twelve-month period following the first public issuance or filing with the SEC of the financial statements required to be restated, or (b) if the shares were issued as a result of vesting criteria that were determined to be satisfied based on the financial statements required to be restated.
All awards granted under the 2022 Plan are subject to any other applicable Company policies, such as insider trading policies and the 8x8, Inc. Clawback Policy, each as amended from time to time.
Plan Term
No award may be granted under the 2022 Plan after the tenth (10th) anniversary of the date the 2022 Plan is most recently adopted by the Board, subject to stockholder approval, but awards granted before that time may extend beyond that date in accordance with their terms.
Certain Federal Income Tax Consequences
The following is a summary of the United States federal income tax consequences of awards under the 2022 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change. Tax consequences for any particular individual may be different. This discussion also does not address the tax consequences under applicable state and local law.
Options. An optionee generally will not recognize taxable income upon the grant of a non-statutory stock option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, the optionee recognizes as ordinary income. The optionee’s tax basis in any shares received upon exercise of an option will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.
Incentive stock options are eligible for favorable federal income tax treatment if certain requirements are satisfied. An employee granted an incentive stock option generally does not realize compensation income for federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. However, if the shares acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the excess of the fair market value of the shares on the date of exercise or the date of sale, whichever is less, over the exercise price, and any additional amount realized will be taxed as capital gain (a “disqualifying disposition”). If a participant recognizes ordinary income due to a disqualifying disposition of an incentive stock option, we would generally be entitled to a deduction in the same amount.

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1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
SARs. A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. We generally will be entitled to a tax deduction at the same time, and in the same amount that, ordinary income is recognized by such participant. The participant’s tax basis in any share received upon exercise of a SAR will be the fair market value of the share on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.
Restricted Stock. A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the shares of restricted stock are awarded in an amount equal to their fair market value at that time, notwithstanding the fact such shares of restricted stock are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse. The participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent, ordinary income is recognized by such participant.
Restricted Stock Units and Performance Units. In general, the grant of RSUs (including PSUs) will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount. In addition, Federal Insurance Contributions Act (“FICA”) taxes are imposed on restricted stock units in the year of vesting (which may occur prior to the year of settlement).
Stock Grants. In general, when a participant receives payment of a Stock Grant, the participant will recognize ordinary income equal to the fair market value of the shares received, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Section 409A. Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Participants are solely responsible for the payment of any taxes and penalties incurred under Section 409A and comparable provisions of any applicable state or local income tax laws.
New Plan Benefits
Future benefits under the 2022 Plan are not determinable, as grants of RSUs, PSUs and other awards are at the discretion of the Committee. There are no set benefits or amounts under the 2022 Plan, and no grants have been made that are contingent upon stockholder approval. However, the Company expects to grant each of our non-employee directors an annual RSU award valued at $135,000 based on the closing price of the Company’s common stock on the date of the 2026 Annual Meeting date (see “Compensation of Non-Employee Directors” above).
Registration with the SEC
The Company intends to file with the SEC a registration statement on Form S-8 covering the new shares that will be reserved for issuance under the 2022 Plan if this Proposal Four is approved by the stockholders.
Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 2022 EQUITY INCENTIVE PLAN.
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1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
INFORMATION ABOUT THE MEETING
VOTING RIGHTS, QUORUM, AND REQUIRED VOTE
GENERAL. The accompanying proxy is solicited by the Board of 8x8 for use at the 2026 Annual Meeting of Stockholders to be held on August 3, 2026, at 9:00 a.m., Pacific Time, or at any adjournments or postponements thereof. The 2026 Annual Meeting will be held virtually via live interactive webcast on the Internet at www.virtualshareholdermeeting.com/8x82026. Our telephone number is (408) 727-1885.
You will not be able to attend the 2026 Annual Meeting in person. Any stockholder can listen to and participate in the 2026 Annual Meeting live via the internet at www.virtualshareholdermeeting.com/8x82026. Our Board annually considers the appropriate format of our annual meeting. We will only be hosting the 2026 Annual Meeting via live webcast on the Internet. Hosting the 2026 Annual Meeting via the Internet provides expanded access, improved communication, reduced environmental impact, and cost savings for our stockholders and the Company. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate and ask questions from any location around the world and provides us an opportunity to give thoughtful responses. In addition, we intend that the virtual meeting format will provide stockholders a similar level of transparency to the traditional in person meeting format, and we take steps to ensure such an experience. Our stockholders will be afforded similar opportunities to participate at the virtual 2026 Annual Meeting as they would at an in-person annual meeting of stockholders.
We are pleased to take advantage of SEC rules that allow us to furnish our proxy materials, including our 2026 Annual Report and this Proxy Statement (the “Proxy Materials”), over the Internet. As a result, on or about June 24, 2026, we expect to mail to most of our stockholders as of the record date of June 8, 2026 (the “Record Date”) a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the Proxy Materials. The Notice contains instructions on how to access those documents over the Internet and how to submit a proxy via the Internet. The Notice also contains instructions on how to request a paper copy of the Proxy Materials. All stockholders who do not receive the Notice will receive a paper copy of the Proxy Materials by mail or an electronic copy of the Proxy Materials by email. This process allows us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing the Proxy Materials. This Proxy Statement and our 2026 Annual Report are available at www.proxyvote.com.
On the Record Date, we had 141,782,325 shares of common stock issued and outstanding, including shares held in street name and shares held by registered stockholders.
In addition, stockholders who wish to view our Annual Report, as filed with the SEC, including our audited financial statements, will find it available on the Investor Relations section of our website at http://www.8x8.com/. The Company is sending only one copy of this Proxy Statement to stockholders who share the same last name and address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.
If you received a household mailing and you would like to have additional copies of this Proxy Statement mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to 8x8’s Investor Relations Department at 8x8, Inc., 675 Creekside Way, Campbell, CA 95008; call us at (408) 495-2524; or email us at investor.relations@8x8.com. You may also contact us in the same manner if you received multiple copies of this Proxy Statement and would prefer to receive a single copy of future mailings or to request a printed copy of our Proxy Statement and 2026 Annual Report, which we will provide to you free of charge.
The information in this Proxy Statement relates to the proposals to be voted on at the 2026 Annual Meeting, the voting process, our corporate governance, the compensation of our directors and named executive officers in fiscal 2026, and other required information.
VOTING. Each holder of one or more shares of 8x8 common stock issued and outstanding as of the Record Date is entitled to vote on all proposals presented at the 2026 Annual Meeting. Each such holder is entitled to one vote for each share of common stock held as of the Record Date. You may vote all shares that you owned as of the Record Date, whether held directly in your name as the stockholder of record or held for you (for example, by a broker, trustee, or nominee) in street name as the beneficial owner. Please vote using each 16-digit control number and proxy card that you receive.

8x8, Inc. | PROXY STATEMENT 74

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
WAYS TO VOTE. If you are a stockholder of record, there are four ways to vote:
▪by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on August 2, 2026 (please have your proxy card in hand when you visit the website);
▪by toll-free telephone until 11:59 p.m., Eastern Time, on August 2, 2026 at 1-800-690-6903 (please have your proxy card in hand when you call);
▪by completing and mailing your proxy card so it is received prior to the 2026 Annual Meeting; or
▪by attending and voting at the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/8x82026, where stockholders may vote and submit questions (before and during) the 2026 Annual Meeting (please have your proxy card in hand when you visit the website).
If you have questions or require assistance with voting, you may contact 8x8’s proxy solicitor as follows:
Alliance Advisors LLC
200 Broadacres Drive
3rd Floor
Bloomfield, NJ 07003
Stockholders may call toll free 866-619-8681 or email EGHT@allianceadvisors.com.
Instructions on how to connect to the 2026 Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/8x82026. If you do not have your 16-digit control number, you will be able to access and listen to the 2026 Annual Meeting but you will not be able to vote your shares or submit questions during the 2026 Annual Meeting.
Even if you plan to attend the 2026 Annual Meeting online, we recommend that you also vote by proxy prior to the 2026 Annual Meeting so that your vote will be counted if you later decide not to attend the 2026 Annual Meeting. If you are a street name stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank, or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the 2026 Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.
REVOCABILITY OF PROXIES. Your proxy is revocable, and you may change your vote at any time prior to the vote at the 2026 Annual Meeting. If you are the stockholder of record, you may change your vote by:
▪granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above, at any time before the deadline for submitting proxies under that method;
▪providing a written notice of revocation to 8x8, Inc., Attn: Secretary, 675 Creekside Way, Campbell, CA 95008, prior to your shares being voted; or
▪attending and voting at the virtual Annual Meeting (although attendance at the 2026 Annual Meeting will not, by itself, revoke a proxy).
QUORUM. The quorum requirement for holding and transacting business at the 2026 Annual Meeting is that holders of a majority of the voting power of the issued and outstanding shares of our common stock as of the Record Date must be present virtually or represented by proxy. Abstentions, withhold votes, and broker non-votes are counted for the purpose of determining the presence of a quorum.
COUNTING VOTES. An automated system administered by Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate stockholder votes by proxy instructions submitted by beneficial owners over the Internet, by telephone, or by proxy cards mailed to Broadridge. Broadridge will also tabulate stockholder votes submitted by proxies submitted by stockholders of record. The inspector of the election will tabulate votes cast virtually at the 2026 Annual Meeting.
Broker Non-Votes. Brokers holding shares in street name for customers have discretionary authority to vote on some matters when they have not received instructions from the beneficial owners of shares. A broker “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner signs and returns a proxy with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”) but does not vote on a particular matter due to a lack of discretionary voting power and instructions from the beneficial owner. Under listing rules governing voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters but not on non-routine matters. At the 2026 Annual Meeting, only Proposal Three (Ratification of Independent Registered Public Accounting Firm) is considered a routine matter. Therefore, absent your instructions, the shares held for you in street name will not be voted on any other matter at the 2026 Annual Meeting. Broker non-votes are excluded from the tabulation of votes cast on Proposal One (Election of Directors), Proposal Two (Advisory Vote to Approve Executive Compensation), and Proposal Four (Approval of Amendment to Amended and Restated 2022 Equity Incentive Plan) and will not affect the outcome of the vote on any of these proposals at the 2026 Annual Meeting. We do not expect there to be any broker non-votes on Proposal Three (Ratification of Independent Registered Public Accounting Firm).
8x8, Inc. | PROXY STATEMENT 75

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
Abstentions. Abstentions are counted as present and entitled to vote for purposes of establishing a quorum at the 2026 Annual Meeting. An abstention will have no effect on the election of directors under Proposal One (Election of Directors) because directors are elected by plurality vote. However, an abstention will have the same effect as a vote “against” Proposal Two (Advisory Vote to Approve Executive Compensation), Proposal Three (Ratification of Independent Registered Public Accounting Firm) and Proposal Four (Approval of Amendment to Amended and Restated 2022 Equity Incentive Plan) because the required approval is a majority of the votes present or represented by proxy and entitled to vote at the 2026 Annual Meeting on such matter.
INSPECTOR OF ELECTIONS. The inspector of elections will be a representative from the Company.
VOTING REQUIREMENTS
The voting requirements for the proposals that we will consider at the 2026 Annual Meeting are:

PROPOSAL		VOTING REQUIREMENT
1.	Election of eight directors to serve until the 2027 Annual Meeting.	The eight nominees receiving the most votes cast “FOR” their election shall be elected as directors.(1) (2)
2.	To vote, on an advisory and non-binding basis, to approve the Company’s executive compensation for the fiscal year ended March 31, 2026.
An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on this proposal at the 2026 Annual Meeting will constitute approval of this proposal on an advisory basis.(3)

3.	Ratification of appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2027.
An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on this proposal at the 2026 Annual Meeting will constitute approval of this proposal.

4.	To vote to approve an amendment to the Amended and Restated 2022 Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 8,338,000 shares.
An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on this proposal at the 2026 Annual Meeting will constitute approval of this proposal.

(1)Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of our eight nominees. In the event that any of our nominees becomes unable or declines to serve as a director at the time of the 2026 Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board to fill the vacancy. It is not expected that any nominee listed herein will be unable or will decline to serve as a director.
(2)Pursuant to a policy adopted by the Board, in an election of directors that is not a contested election, any director nominee who fails to receive more votes cast “FOR” his or her election than “WITHHELD” is expected to tender his or her resignation to the Governance and Nominating Committee of the Board, which is responsible for considering each resignation tendered under the policy and recommending to the Board whether or not to accept the resignation. For purposes of this policy, a “contested” election is an election in which the number of nominees for director exceeds the number of directors to be elected.
(3)This is an advisory vote. Neither we nor the Board will be bound by the results of the vote on this proposal.
SOLICITATION OF PROXIES
PERSONS INVOLVED IN SOLICITATION. 8x8 is making this solicitation.
MANNER AND COST OF SOLICITATION. Proxies may be solicited by mail, in person, by telephone, and via the Internet. 8x8 will pay the costs of this solicitation, including the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. 8x8 has retained Alliance Advisors, LLC as a proxy advisor and solicitor for a fee of approximately $18,000, plus out-of-pocket expenses. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

8x8, Inc. | PROXY STATEMENT 76

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING
NOMINATIONS FOR DIRECTORS
Stockholders may present proper proposals for nominations of candidates for election as directors at the 2027 Annual Meeting by submitting their proposals in writing to our Secretary in a timely manner. Our Secretary must receive the written proposal at our principal executive offices not later than May 5, 2027. Such stockholder proposals should be addressed to: 8x8, Inc., Attention: Secretary, 675 Creekside Way, Campbell, CA 95008.
To be timely, a stockholder proposal relating to a nomination of a candidate for election as a director to be presented at an annual meeting must be received by our Secretary at our principal executive offices not less than 90 nor more than 120 calendar days in advance of the first anniversary of the previous year’s annual meeting of stockholders. For our 2027 Annual Meeting, a timely stockholder notice must contain the information specified in our by-laws and be received by our Secretary at our principal executive offices not earlier than April 5, 2027 and not later than the close of business on May 5, 2027. In the event that we hold the 2027 Annual Meeting more than 30 calendar days earlier than the date contemplated at the time of the previous year’s proxy statement, notice of such stockholder proposal must be received not later than the close of business on the tenth (10th) day following the day on which the date of the annual meeting is publicly disclosed.
In addition to satisfying the requirements under our by-laws, including the advance notice deadlines set forth above, to comply with the universal proxy rules, any stockholder who intends to solicit proxies in support of director nominees other than the Company's nominees must provide notice to our Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act. Such notice must be postmarked or transmitted electronically no later than June 4, 2027 (60 calendar days prior to the first anniversary of the 2026 Annual Meeting). However, if the date of the 2027 Annual Meeting is changed by more than 30 calendar days from the first anniversary of the 2026 Annual Meeting, then notice must be received by the later of (i) 60 calendar days prior to the date of the 2027 Annual Meeting and (ii) the tenth (10th) calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made. The notice requirements under Rule 14a-19 are in addition to, and separate from, the requirements a stockholder must satisfy to nominate a director under our by-laws.
OTHER STOCKHOLDER PROPOSALS
Stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal regarding matter(s) other than a nomination of a candidate for election as a director, to be considered for inclusion in our Proxy Statement for the 2027 Annual Meeting, our Secretary must receive the written proposal at our principal executive offices not later than February 24, 2027. In addition, such stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Such stockholder proposals should be addressed to: 8x8, Inc., Attention: Secretary, 675 Creekside Way, Campbell, CA 95008.
Our by-laws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our Proxy Statement. Our amended and restated by-laws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our Board, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our by-laws. To be timely, a stockholder proposal to be presented at an annual meeting (relating to matter(s) other than a nomination of a candidate for election as a director) must be received by our Secretary at our principal executive offices not less than 90 nor more than 120 calendar days in advance of the first anniversary of the date our Proxy Statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. For our 2027 Annual Meeting, a timely stockholder notice must be received by our Secretary at our principal executive offices not earlier than February 24, 2027 and not later than the close of business on March 26, 2027. In the event that we hold the 2027 Annual Meeting more than 30 calendar days earlier than the date contemplated at the time of the previous year’s proxy statement, notice of such stockholder proposal that is not intended to be included in our Proxy Statement must be received not later than the close of business on the tenth (10th) day following the day on which the date of the annual meeting is publicly disclosed. If a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her, or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
8x8, Inc. | PROXY STATEMENT 77

1	PROXY SUMMARY	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT MATTERS	5	PROPOSALS TO BE VOTED ON DURING THE MEETING	6	INFORMATION ABOUT THE MEETING
OTHER MATTERS
The Board knows of no other matters to be presented for stockholder action at the 2026 Annual Meeting. However, if other matters do properly come before the 2026 Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders.
BY ORDER OF THE BOARD
Jaswinder Pal Singh, Chairman
Campbell, California
June 24, 2026

8x8, Inc. | PROXY STATEMENT 78

APPENDIX A
8X8, INC. AMENDED AND RESTATED 2022 EQUITY INCENTIVE PLAN, AS AMENDED
The following constitute the provisions of 8x8, Inc.’s Amended and Restated 2022 Equity Incentive Plan, as most recently amended, restated and adopted by the Board on June 20, 2026.
1.Purpose
This Plan is intended to encourage ownership of Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business through the grant of Awards of or pertaining to shares of the Company’s Stock.
2.Definitions
As used in the Plan, the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:
2.1     Accountants shall have the meaning set forth in Section 8.3(d) herein.
2.2    Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.
2.3    Applicable Laws means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
2.4    Applicable Ratio shall have the meaning set forth in Section 4.1(a) herein.
2.5    Award means any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units, or Stock Grants.
2.6    Award Agreement means an agreement between the Company and the recipient of an Award, or other notice of grant of an Award, setting forth the terms and conditions of the Award.
2.7    Board means the Company’s Board of Directors.
2.8    Board Approval Time means 12:01 a.m. Pacific Time on the date the Plan was initially adopted by the Board (May 17, 2022).
2.9    Change in Control means the consummation of any of the following corporate transactions: (i) an acquisition in one or more related transactions of 45% or more of the Company’s common stock or voting securities by a “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any employee benefit plan of the Company and any corporation controlled by the Company’s stockholders) or multiple “persons” acting as a group; (ii) a complete liquidation or dissolution of the Company; (iii) a sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iv) a merger, consolidation or reorganization (collectively, a “Business Combination”) other than a Business Combination in which (x) the stockholders of the Company receive 50% or more of the stock of the corporation resulting from the Business Combination or (y) at least a majority of the board of directors of such resulting corporation were incumbent directors of the Company immediately prior to the consummation of the Business Combination or (z) after which no individual, entity or group (excluding any corporation or other entity resulting from the Business Combination or any employee benefit plan of such corporation or of the Company) who did not own 45% or more of the stock of the resulting corporation or other entity immediately before the Business Combination owns 45% or more of the stock of such resulting corporation or other entity.
2.10    Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.
2.11    Committee means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 herein. For any period during which no such committee is in existence, “Committee” shall mean the Board or any committee of the Board to which the Board delegates such authority and responsibility in its sole discretion, and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board or such delegate, as applicable.
2.12    Company means 8x8, Inc., a corporation organized under the laws of the state of Delaware.
8x8, Inc. | PROXY STATEMENT 79

2.13    Consultant means any natural person, other than an Employee or Non-Employee Director, engaged by the Company or an Affiliate to render services to such entity if the person: (i) renders bona fide services to the Company or the Affiliate; and (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s or any of its Affiliates’ securities.
2.14    Contingent Award shall have the meaning set forth in Section 3 herein.
2.15    Director means a member of the Board.
2.16    Disability means total and permanent disability as defined in Section 22(e)(3) of the Code.
2.17    Effective Date means the date the Plan is initially approved by the stockholders of the Company.
2.18    Employee means any person, including Officers and Directors, employed by the Company or any Affiliate. Neither service as a Director nor payment of a director’s fee will be sufficient to constitute “employment.”
2.19    Exchange Act means the U.S. Securities Exchange Act of 1934, as amended.
2.20    Exchange Program means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. Notwithstanding the foregoing, the term Exchange Program does not include any action described in Section 6.4 or Section 8 and does not to apply to “issuing or assuming a stock option in a transaction to which Section 424(a) applies” within the meaning of Section 424 of the Code.
2.21    Excise Tax means the excise tax imposed by Section 4999 of the Code.
2.22    Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a).
2.23    Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.
2.24    Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Stock as of any date is: (i) the closing price for the Stock as reported on the Nasdaq (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the last date for which a closing price was reported prior to such date; or (ii) if the Stock is not traded on a national securities exchange but is traded over-the-counter, the closing or last price of the Stock on the composite tape or other comparable reporting system on that date or, if such date is not a trading day, the last market trading day prior to such date.
2.25    Non-Employee Director means a Director who is not an Employee.
2.26    Nonstatutory Option means any Option that is not an Incentive Option.
2.27    Officer means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder (or any successor law or rule).
2.28    Option means an option to purchase shares of Stock.
2.29    Optionee means an eligible individual to whom an Option shall have been granted under the Plan.
2.30    Parent means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
2.31    Participant means any holder of an outstanding Award under the Plan.
2.32    Performance-Based Award means an Award that is earned or becomes vested on account of achievement of one or more Performance Goals.
2.33    Performance Goals means the performance goals determined by the Committee in its discretion to be applicable to an Award.
2.34    Performance Period means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant’s right to, and the payment of, a Performance Unit or other Performance-Based Award.
2.35    Performance Unit means a right granted to a Participant under Section 7.5, to receive cash, Stock or other Awards, the payment of which is contingent on achieving Performance Goals established by the Committee.
2.36    Plan means the 8x8 Inc. Amended and Restated 2022 Equity Incentive Plan, as amended or restated from time to time, including any attachments or addenda hereto.
2.37    Prior Award means, individually or collectively, a grant under the Prior Plan of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units, or Stock Grants.
2.38    Prior Plan means the 8x8 Inc. Amended and Restated 2012 Equity Incentive Plan, and including any attachments or addenda thereto.
2.39    Prior Plan Expiration Time means 12:01 a.m. Pacific Time on June 22, 2022.
2.40    Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.
2.41    Restricted Stock Unit means a right to receive Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.
2.42    Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which the shares of Restricted Stock or Restricted Stock Units are subject to a Risk of Forfeiture described in the applicable Award Agreement.

8x8, Inc. | PROXY STATEMENT 80

2.43    Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock or Restricted Stock Units, including a right of the Company to reacquire shares of Restricted Stock at less than their then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.
2.44    Section 409A shall have the meaning set forth in Section 19 herein.
2.45    Service Provider means an Employee, Non-Employee Director or Consultant.
2.46    Stock means common stock, par value $0.001 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.
2.47    Stock Appreciation Right or SAR means a right to receive any excess in the Market Value of shares of Stock (except as otherwise provided in Section 7.2(c)) over a specified exercise price.
2.48    Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.
2.49    Stock Right means an Award in the form of an Option or a Stock Appreciation Right.
2.50    Substitute Award means Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.
2.51    Successor means, in the event of a Change in Control, the acquiring or succeeding company (or an affiliate thereof).
2.52    Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.
2.53    Total Authorized Shares shall have the meaning set forth in Section 4.1 herein.
3.Term of the Plan; Stockholder Approval; Successor to Prior Plan
Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under the Plan at any time during the period commencing on the date the Plan is most recently adopted by the Board and ending on the tenth (10th) anniversary of the date the Plan is most recently adopted by the Board. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan. Any Awards under the Plan granted prior to the Effective Date (“Contingent Awards”) were conditioned upon such stockholder approval.
The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is most recently adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
The Plan is intended as the successor to the Prior Plan. The Plan shall take effect on the Effective Date. No additional awards may be granted under the Prior Plan following its expiration on June 22, 2022. In addition, from and after 12:01 a.m. Pacific Time on the Effective Date, all outstanding awards granted under the Prior Plan will remain subject to the terms of the Prior Plan. All Awards granted on or after 12:01 a.m. Pacific Time on the Effective Date and all Contingent Awards will be subject to the terms of the Plan.
4.Stock Subject to the Plan
4.1    Shares of Stock Subject to the Plan. Subject to adjustment as provided in Section 8 herein, the maximum number of shares of Stock reserved for the grant of Awards under the Plan (“Total Authorized Shares”) shall be equal to the sum of: (i) 38,838,000 shares of Stock, plus (ii) the number of shares of Stock subject to Options granted under the Prior Plan that were outstanding as of the Prior Plan Expiration Time, but only to the extent such Options expire, terminate, are cancelled without having been exercised in full or are settled in cash after the Prior Plan Expiration Time without the delivery of shares of Stock, plus (iii) the number of shares of Stock subject to Restricted Stock, Restricted Stock Units, and Performance Units granted under the Prior Plan that were outstanding as of the Prior Plan Expiration Time, but only to the extent such awards are forfeited by the holder, are reacquired by the Company at less than their then Market Value as a means of effecting a forfeiture, or are settled in cash after the Prior Plan Expiration Time without the delivery of shares of Stock to the holder (in each case, with each such share referenced in this prong (iii) increasing the shares of Stock available for issuance under the Plan by the “Applicable Ratio”, as defined below), provided that in no event shall the Total Authorized Shares exceed 55,814,465 shares of Stock (which is the sum of (1) the 38,838,000 shares set forth above, plus (2) the number of shares of Stock that remained available under the Prior Plan for additional award grant purposes as of the Board Approval Time, plus (3) the aggregate number of shares of Stock subject to Options previously granted and outstanding under the Prior Plan as of the Board Approval Time plus (4) the Applicable Ratio times the aggregate number of shares of Stock subject to Restricted Stock, Restricted Stock Units, and Performance Units previously granted and outstanding under the Prior Plan as of the Board Approval Time). Notwithstanding anything to the contrary herein except adjustments in accordance with Section 8, no more than 55,814,465 shares of Stock may be issued pursuant to the exercise of Incentive Options under the Plan.
(a)    “Applicable Ratio” means (i) one (1) share of Stock for every one (1) share granted in connection with such Prior Awards made before July 25, 2014 or on or after August 1, 2019; (ii) one and one-half (1.5) shares of Stock for every one (1) share granted in connection with such Prior Awards made on or after July 25, 2014
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and before July 22, 2016; and (iii) one and seven-tenths (1.7) shares of Stock for every one (1) share granted in connection with such Awards made on or after July 22, 2016 and before August 1, 2019.
4.2    Share Counting; Share Recycling.
(a)    For purposes of determining the number of shares of Stock available for grant under the Plan, each share of Stock subject to or issued in respect of an Award shall be counted against the Total Authorized Shares as one (1) share of Stock. Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares of Stock or shares of Stock held by the Company in its treasury.
(b)    If an Award expires, is cancelled or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, or Performance Unit Awards, is forfeited to the Company or repurchased by the Company, the unpurchased shares of Stock (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased shares of Stock) that were subject thereto will become available for future grant or sale under the Plan. Upon exercise of a Stock Appreciation Right settled in shares of Stock, the gross number of shares of Stock covered by the portion of the Award so exercised will cease to be available under the Plan. Shares of Stock that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested shares of Restricted Stock or Restricted Stock Units or unvested shares subject to Performance Unit Awards are repurchased by the Company or are forfeited to the Company, such shares of Stock will become available for future grant under the Plan. Shares of Stock used to pay the exercise price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than shares of Stock, such cash payment will not reduce the number of shares of Stock available for issuance under the Plan. Shares of Stock actually issued pursuant to Awards transferred under any Exchange Program to reprice Options or Stock Appreciation Rights will not become available for grant or sale under the Plan.
4.3    Substitute Awards. In connection with an entity’s merger or consolidation with the Company or any Affiliate or the Company’s or any Affiliate’s acquisition of an entity’s property or stock, the Committee may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms and conditions as the Committee deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Total Authorized Shares (nor shall shares of Stock subject to a Substitute Award be added to the shares of Stock available for Awards under the Plan), except that shares of Stock acquired by exercise of substitute Incentive Options will count against the maximum number of shares of Stock that may be issued pursuant to the exercise of Incentive Options under the Plan.
5.Administration
The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to Employees who are not Officers, and to Consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the Employee, Consultant or Non-Employee Director to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Employees, Consultants, and Non-Employee Directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to: (a) interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it; (b) approve one or more forms of Award Agreement; (c) determine the initial terms and provisions of the respective Award Agreements (which need not be identical), including, without limitation, as applicable, (i) the exercise price of the Award, (ii) the method of payment for shares of Stock purchased upon the exercise of the Award, (iii) the timing, terms and conditions of the exercisability of the Award or the vesting of any shares acquired upon the exercise thereof, (iv) the time of the expiration of the Award, (v) the effect of the Participant ceasing to be a Service Provider on any of the foregoing, and (vi) all other terms, conditions and restrictions applicable to the Award or such shares not inconsistent with the terms of the Plan; (d) amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired upon the exercise thereof; (e) accelerate, continue, extend or defer the exercisability of any Award or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following a Participant ceasing to be a Service Provider; (f) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or Applicable Laws; and (g) to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

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6.Authorization of Grants
6.1    Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any Employee, Consultant or Non-Employee Director. However, only Employees who are employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option.
6.2    General Terms of Awards.
(a)    Terms and Conditions. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including, but not limited to, any specific terms and conditions applicable to that type of Award set out in the following sections), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award (including, if applicable, delivering a fully executed copy of any agreement evidencing an Award to the Company).
(b)    Minimum Vesting. Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested cash Awards, (iii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year's annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan; and, provided further, that the foregoing restriction does not apply to the Committee's discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change in Control, in the terms of the Award Agreement or otherwise.
6.3    Effect of Cessation of Service, Disability or Death.
(a)    Cessation of Service. Unless the Committee shall provide otherwise with respect to any Award, if the Participant ceases to be a Service Provider for any reason other than by the Participant’s Disability or death, including because of an Affiliate ceasing to be an Affiliate, (i) any outstanding Stock Right of the Participant shall cease to be exercisable in any respect not later than 90 days following the date the Participant ceases to be a Service Provider and, for the period it remains exercisable, shall be exercisable only to the extent exercisable as of the date the Participant ceased to be a Service Provider and (ii) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement. Cessation of the performance of services in one capacity, for example, as an Employee, shall not result in termination of an Award while the Participant continues to perform services in another capacity, for example as a Non-Employee Director. Military or sick leave or other bona fide leave approved by the Company shall not be deemed a cessation of a Participant’s status as a Service Provider, provided that it does not exceed the longer of six (6) months or the period during which the absent Participant’s reemployment rights, if any, are either guaranteed by statute or by contract or permitted by Company policy. To the extent consistent with Applicable Laws, the Committee may provide that Awards continue to vest for some or all of the period of any such leave, or that their vesting shall be tolled during any such leave and only recommence upon the Participant’s return from leave, if ever.
(b)    Disability of Participant. If a Participant ceases to be a Service Provider due to the Participant’s Disability, any outstanding Stock Right may be exercised at any time within six months following the date the Participant ceases to be a Service Provider, but only to the extent of the accrued right to exercise as of the date the Participant ceased to be a Service Provider, subject to the condition that no Stock Right shall be exercised after its expiration in accordance with its terms.
(c)    Death of Participant. In the event of the Participant’s death during the period during which the Stock Right may be exercised, of a Participant who is at the time of his or her death an Employee, Non-Employee Director or Consultant and whose services had not ceased or been terminated (as determined with regard to the second sentence of Section 6.3 (a)) as such from the Grant Date until the date of death, the Stock Right of the Participant may be exercised at any time within six months following the date of death by such Participant’s estate or by a person who acquired the right to exercise the Stock Right by bequest, inheritance or otherwise as a result of the Participant’s death, but only to the extent of the accrued right to exercise at the time of the Participant’s death, subject to the condition that no Stock Right shall be exercised after its expiration in accordance with its terms.
6.4    Non-Transferability of Awards. Except as otherwise provided in this Section 6.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family member; provided, however, that any
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such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, “family member” means any child, stepchild, grandchild, parent, grandparent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or Participant), a trust in which the foregoing persons have more than 50 percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50 percent of the voting interests. The events of termination of service of Section 6.3 hereof or in the Award Agreement shall continue to be applied with respect to the original Participant, following which the Awards shall be exercisable by the transferee only to the extent, and for the periods specified in the Award Agreement or Section 6.4, as applicable.
6.5    Limitation on Grants of Awards to Non-Employee Directors. Notwithstanding any provision to the contrary in the Plan, a Non-Employee Director may not be granted equity Awards during any single calendar year that, taken together with any cash fees paid to such Non-Employee Director in respect of the Non-Employee Director’s services as a member of the Board during such calendar year, exceeds $800,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial accounting purposes).
7.Specific Terms of Awards
7.1    Options.
(a)    Date of Grant. An Option’s Grant Date shall be specified in the applicable Award Agreement, as determined by the Committee.
(b)    Exercise Price. The price at which shares of Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Stock on the Grant Date, or not less than 110% of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares of Stock may be acquired under each Nonstatutory Option shall not be less than the Market Value of Stock on the Grant Date. Notwithstanding the foregoing, Options may be granted with an exercise price of less than 100% of the Market Value of Stock on the Grant Date pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(c)    Option Period. No Option may be exercised on or after the tenth (10th) anniversary of the Grant Date, and, further, no Incentive Option may be exercised or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner.
(d)    Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may accelerate the vesting and exercisability of such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the acceleration.
(e)    Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 16, specifying the number of shares of Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares of Stock to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company,
(i)    by delivery to the Company of shares of Stock having a Market Value equal to the exercise price of the shares to be purchased, or
(ii)    by surrender of the Option as to all or part of the shares of Stock for which the Option is then exercisable in exchange for shares of Stock having an aggregate Market Value equal to the difference between (1) the aggregate Market Value of the surrendered portion of the Option, and (2) the aggregate exercise price under the Option for the surrendered portion of the Option, or
(iii)    unless prohibited by Applicable Laws, by delivery to the Company of the Optionee’s executed promissory note in the principal amount equal to the exercise price of the shares of Stock to be purchased and otherwise in such form as the Committee shall have approved, or
(iv)    by delivery of any other lawful means of consideration which the Committee may approve.
If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within 30 days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his or her agent a certificate or certificates or book-entry authorization and instruction to the Company’s transfer agent and registrar for the number of shares of Stock then being purchased. Such shares of Stock shall be fully paid and nonassessable.

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In its reasonable discretion, the Committee may suspend or halt Option exercises for such length of time as the Committee deems reasonably necessary under circumstances in which such suspension or halt is considered to be in the best interests of the Company.
(f)    Limit on Incentive Option Characterization. Notwithstanding any Option’s designation as an Incentive Option, to the extent that the aggregate Market Value of the shares of Stock with respect to which Incentive Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Options.
(g)    Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of the shares of Stock issued upon such exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.
(h)    Participants shall not be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in the grant of an Option.
7.2    Stock Appreciation Rights.
(a)    Tandem or Stand-Alone. Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.
(b)    Exercise Price. Stock Appreciation Rights shall have an exercise price of not less than 100% of the Market Value of the Stock on the date of award, or in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the related Option.
(c)    Other Terms. Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option. Participants shall not be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in the grant of a Stock Appreciation Right.
7.3    Restricted Stock.
(a)    Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.
(b)    Issuance of Certificates. Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:
The shares evidenced by this certificate are subject to the terms and conditions of the 8x8, Inc. Amended and Restated 2022 Equity Incentive Plan and an Award Agreement entered into by the registered owner and 8x8, Inc., copies of which will be furnished by the Company to the holder of the shares evidenced by this certificate upon written request and without charge.
(c)    Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.
(d)    Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.
(e)    Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock, which, at the Committee’s discretion, may be paid in cash or shares of Stock. Notwithstanding anything in the Plan to the contrary, dividends or other distributions declared during the Restriction Period applicable to any Award of Restricted Stock shall only become payable if (and to the extent) the Restriction Period applicable to the Award of Restricted Stock lapses with all conditions satisfied. Any such dividends shall be paid, if at all, without interest or other earnings.
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(f)    Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.
7.4    Restricted Stock Units.
(a)    Character. Each Restricted Stock Unit shall entitle the Participant to one or more shares of Stock at a close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance, or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.
(b)    Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made in a single lump sum following the close of the applicable Restriction Period. At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units. Notwithstanding anything in the Plan to the contrary, any such dividend equivalents declared during the Restriction Period applicable to any Restricted Stock Units shall only become payable if (and to the extent) the Restriction Period applicable to the Restricted Stock Units lapses with all conditions satisfied and the Committee elects to grant rights to such dividend equivalents in its discretion. Any such dividend equivalents shall be paid, if at all, without interest or other earnings.
7.5    Performance Units.
(a)    Character. Each Performance Unit shall entitle the recipient to the value of a specified number of shares of Stock, over the initial value for such number of shares, if any, established by the Committee at the time of grant, at the close of a specified Performance Period to the extent specified Performance Goals shall have been achieved.
(b)    Earning of Performance Units. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met within the applicable Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive payout on the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.
(c)    Form and Timing of Payment. Payment of earned Performance Units shall be made in a single lump sum following the close of the applicable Performance Period. Participants shall not be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Performance Units, except that, at the discretion of the Committee, Participants may be entitled to receive such payments following the close of the Performance Period, only if the Performance Units have been earned. Any such dividend equivalents shall be paid, if at all, without interest or other earnings. The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.
7.6    Stock Grants. Stock Grants shall be awarded solely in recognition of significant prior or expected contributions to the success of the Company or its Affiliates, as an inducement to employment, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.
7.7    Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the Total Authorized Shares.
8.Adjustment Provisions
8.1    Adjustment for Corporate Actions. In the event that any dividend or other distribution (whether in the form of cash, shares of Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the shares of Stock occurs, the Committee, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will appropriately and proportionately adjust the number and class of shares of Stock that may be delivered under the Plan and/or the number, class, and price of shares of Stock covered

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by each outstanding Award (without change in the aggregate exercise price as to which any such Stock Rights remain exercisable), provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.
8.2    Related Matters. Any adjustment in Awards made pursuant to Section 8.1 shall be determined and made, if at all, by the Committee, acting in its sole discretion, and shall include any correlative modification of terms, including of Stock Right exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and Performance Goals which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8.
8.3    Change in Control.
(a)    Assumption, Substitution or Continuation of Outstanding Awards. In the event of a Change in Control in which the Successor proposes to assume, substitute or continue equivalent awards (with such adjustments as may be required or permitted by Section 8.1 of the Plan, with appropriate adjustments as to the number and kind of shares and prices), any substitute equivalent award must (i) have a value at least equal to the value of the Award being substituted; (ii) relate to a publicly-traded equity security of the Successor involved in the Change in Control or another publicly traded entity that is affiliated with the Successor following the Change in Control; (iii) be the same type of award as the Award being substituted; (iv) be vested to the extent the Award being substituted was vested at the time of the Change in Control and (v) have other terms and conditions (including by way of example, vesting and exercisability) that are the same or more favorable to the Participant than the terms and conditions of the Award being substituted, in each case, as reasonably determined by the Committee (as constituted prior to the Change in Control) in good faith. If a Participant’s Award is assumed, substituted or continued by the Successor pursuant to this Section 8.3(a), then, subject to the remaining provisions of this Section 8.3, such Award will not vest or lapse solely as a result of the Change in Control but will instead remain outstanding under the terms pursuant to which it has been assumed, substituted, or continued and will continue to vest or lapse pursuant to such terms.
(i)    For the purposes of Section 8.3 of the Plan, an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Stock for each share of Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor or its Parent, the Committee may, with the consent of the Successor, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of any other Award, for each share of Stock subject to such Award, to be solely common stock of the Successor or its Parent equal in fair market value to the per share consideration received by holders of shares of Stock in the Change in Control.
(b)    No Assumption, Substitution, or Continuation of Outstanding Awards. Unless otherwise provided in an applicable Award Agreement or another applicable agreement between the Company and a Participant, if for any reason outstanding Awards are not assumed, substituted, or continued pursuant to Section 8.3(a), such outstanding Awards will be subject to the following rules, in each case effective immediately prior to such Change in Control but conditioned upon completion of such Change in Control, with any corresponding payments made as soon as reasonably practicable after the Change in Control, but no later than within 30 days following the date of the Change in Control:
(i)    Options and Stock Appreciation Rights. All Options and Stock Appreciation Rights will become fully vested and exercisable. The Committee will give Participants a reasonable opportunity (at least 30 days if practicable) to exercise any or all Options and Stock Appreciation Rights before the consummation of the transaction resulting in the Change in Control, provided that any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void and such Options and Stock Appreciation Rights will be restored to their status as if there had been no Change in Control. If a Participant does not exercise all Options and Stock Appreciation Rights prior to the Change in Control, the Committee will pay such Participant in exchange for the cancellation of each such unexercised Option and Stock Appreciation Right the difference between the exercise price for such Option or Stock Appreciation Right and the consideration per share of Stock provided to other similarly situated stockholders in such Change in Control; provided, however, that if the exercise price of such Option or Stock Appreciation Right exceeds the aforementioned consideration provided, then such unexercised Option or Stock Appreciation Right will be canceled and terminated without any payment.
(ii)    Vesting of Restricted Stock Units and Lapse of Restricted Stock Restrictions, for Awards that are not Performance-Based Awards. All restrictions imposed on Restricted Stock Units and Restricted Stock that do not have Performance Goals will lapse and be of no further force and effect, such that
8x8, Inc. | PROXY STATEMENT 87

all such Restricted Stock Units and Restricted Stock will become fully vested and no longer subject to a Risk of Forfeiture and the Restriction Period shall lapse, and Restricted Stock Units will be settled and paid in cash and/or shares of Stock at the Committee’s discretion, and Restricted Stock will be paid in cash and/or shares of Stock at the Committee’s discretion; provided, however that if any such payment is to be made in shares of Stock, the Committee may in its discretion, provide such holders the consideration provided to other similarly situated stockholders in such Change in Control.
(iii)    Vesting, Payment and Achievement of Performance-Based Awards. All Performance-Based Awards for which the Performance Period has been completed as of the date of the Change in Control but have not yet been paid will vest and be paid in cash and/or shares of Stock at such time at the Committee’s discretion, with all Performance Goals to be deemed achieved at actual performance. Unless otherwise provided in an applicable Award Agreement or another applicable agreement between the Company and a Participant, all Performance-Based Awards for which the Performance Period has not been completed as of the date of the Change in Control will, with respect to each Performance Goal or other vesting criteria, be deemed achieved at the greater of (x) one hundred percent (100%) of target levels and (y) actual performance measured on the date of the Change in Control as determined by the Committee, in each case, with all other terms and conditions met, and vest and be paid out for the entire Performance Period (and not pro rata), with the manner of payment to be made in cash or shares of Stock at the Committee’s discretion; provided, however that if any such payment is to be made in shares of Stock, the Committee may in its reasonable discretion, provide such holders the consideration provided to other similarly situated stockholders in such Change in Control.
(iv)    Notwithstanding anything in Section 8.3 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its Successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
(c)    Termination, Amendment and Modifications of Change in Control Provisions; Other Agreements. Notwithstanding any other provision of the Plan or any Award Agreement provision, the provisions of Section 8.3 of the Plan may not be terminated, amended, or modified in any manner that adversely affects any then-outstanding Award or Award Participant without the prior written consent of the Participant, unless for the purpose of complying with Applicable Laws and regulations.
(d)    Limitation on Change in Control Payments. Notwithstanding anything in Section 8.3 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Award or the payment of cash in exchange for all or part of the Award (i) could be deemed a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for Section 8.3 of the Plan, would be subject to an Excise Tax, then the “payments” to such Participant pursuant to Section 8.3 of the Plan shall be either (a) delivered in full, or (b) delivered as to a reduced amount that would result in no portion of such payments or benefits being subject to the Excise Tax; whichever of the foregoing amounts, taking into account the applicable federal, state, local and foreign income and employment taxes and the Excise Tax, results in the receipt by the Participant on an after-tax basis, of the greatest amount of benefit, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. In the event that any Excise Tax is imposed on any payments under the Plan, the Participant will be fully responsible for the payment of any and all Excise Tax, and the Company and its Affiliates will not be obligated to pay all or any portion of any Excise Tax. All computations and determinations called for by Section 8.3(d) shall be promptly determined and reported in writing to the Company and the applicable Participant by independent public accountants or other independent advisors selected by the Company and reasonably acceptable to the applicable Participant (the “Accountants”), and all such computations and determinations shall be conclusive and binding upon the applicable Participant and the Company. For the purposes of such determinations, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the applicable Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determinations. The Company shall bear all fees and expenses charged by the Accountants in connection with these services.
8.4    Clawback. If the Committee determines that a Participant has intentionally committed an act of embezzlement, fraud, dishonesty, or breach of fiduciary duty during the Participant’s employment that contributed to an obligation to restate the Company’s financial statements, the Participant shall be required to repay to the Company, in cash and upon demand, Award Proceeds (defined below) resulting from any sale or other disposition of shares of Stock issued or issuable under an Award (a) if the sale or disposition was effected during the twelve-month period following the first public issuance or filing with the SEC of the financial statements required to be restated, or (b) if the shares of Stock were issued as a result of vesting criteria that were determined to be satisfied based all or in part on the financial statements required to be restated. In the preceding sentence, “Award Proceeds” means, with respect to

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any sale or other distribution, an amount determined appropriate by the Committee to reflect the effect of the restatement on the Company’s stock price, up to the amount equal to the number of shares of Stock sold or disposed multiplied by the excess of Market Value at the time of such sale or disposition over the amount paid, if any, to purchase such shares of Stock.
Notwithstanding any other provision of the Plan to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy of the Company currently in effect or as may be adopted by the Company and, in each case, as may be amended from time to time. No such policy adoption or amendment shall require a Participant’s prior consent.
9.Settlement of Awards
9.1    In General. Awards of Restricted Stock shall be settled in accordance with their terms. All other Awards may be settled in cash or Stock, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary applicable Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.
9.2    Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of Applicable Laws, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any Applicable Laws, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:
(a)    the shares of Stock are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended; or
(b)    the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.
9.3    Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company, as applicable.
9.4    Investment Representations. The Company shall be under no obligation to issue any shares of Stock covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of the Securities Act of 1933 and any applicable state securities laws and otherwise in compliance with all Applicable Laws, rules and regulations, including, but not limited to, that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.
9.5    Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished.
9.6    Certificates. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
9.7    Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) or as provided below, prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including, without limitation, pursuant to the Company’s delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in
8x8, Inc. | PROXY STATEMENT 89

payment of the amount necessary to satisfy the minimum tax or social insurance obligations required by law to be withheld in respect of Awards and any Greater Amount (as defined below) (such arrangement, a “Sale to Cover Arrangement”). In the Committee’s discretion, the Company’s foregoing rights to (i) to have the Participant remit to the Company amounts to satisfy tax withholding requirements and (ii) to deduct any such taxes from any payment of any kind otherwise due to the Participant, shall extend to the minimum tax or social insurance obligations required by law to be withheld in respect of Awards, or, if applicable, such other withholding amount (a “Greater Amount”) as mutually agreed upon by the Company and the Participant, up to the sum of all applicable statutory maximum rates (provided, in the case of a Participant who is an Officer, that such other amount is approved in advance by the Committee or the Board), and provided further, that if any part of such amount is permitted by the Committee at its discretion to be paid in shares of Stock, such shares of Stock shall be valued at their Market Value on the date the applicable tax is incurred. Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares of Stock to satisfy their tax obligations or by means of a Sale to Cover Arrangement. However, unless a corresponding Greater Amount is approved in advance by the Committee or the Board, Participants who elect, subject to the approval of the Committee, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares of Stock to satisfy their tax obligation, may only elect to have shares of Stock withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate. Any determination that a tax withholding obligation has arisen shall be made without regard to the potential applicability of Section 83(c) of the Code.
9.8    Company Charter and By-Laws; Other Company Policies. This Plan and all Awards granted under the Plan (including the exercise, settlement or exchange of an Award) are subject to and must comply with the certificate of incorporation and by-laws of the Company, as they may be amended from time to time, and all other Company policies duly adopted by the Board, the Committee or any other committee of the Board as in effect from time to time regarding the acquisition, ownership or sale of Stock by Employees and other Service Providers, including, without limitation, policies intended to limit the potential for insider trading and to avoid or recover compensation payable or paid on the basis of inaccurate financial results or statements, employee conduct, and other similar events.
9.9    Dividends and Dividend Equivalents. Notwithstanding anything in the Plan to the contrary, dividend and dividend equivalent and other distribution amounts the Committee grants with respect to any Award (or share of Stock underlying an Award) may be accrued but not paid to a Participant until all conditions or restrictions relating to such Award and/or share of Stock have been satisfied or lapsed and shall be forfeited if all of such conditions or restrictions are never satisfied or lapse.
10.Reservation of Stock
The Company shall at all times during the term of the Plan and while any Awards are outstanding under the Plan reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and such Awards.
11.Limitation of Rights in Stock; No Special Service Rights
A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his or her agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the certificate of incorporation and the by-laws of the Company. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or certificate of incorporation or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.
12.Unfunded Status of Plan
The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Stock Rights and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
13.Nonexclusivity of the Plan

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Neither the adoption of the Plan by the Board nor any action taken in connection with the adoption or operation of the Plan shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
14.No Guarantee of Tax Consequences
Neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to the Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under, or payment in respect of an Award, including, but not limited to, that an Option granted as an Incentive Option has or will qualify as an “incentive stock option” within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code, pertaining non-qualified plans of deferred compensation, will or will not apply.
15.Termination and Amendment of the Plan
15.1    Termination or Amendment of the Plan. Subject to the limitations contained in Section 15.3 below, including specifically the requirement of stockholder approval if applicable, the Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.
15.2    No Repricing and No Cash Buyout. Other than in connection with an adjustment to an Award pursuant to Section 8, the Company shall not, without stockholder approval, at any time when the exercise price per share of Stock of an Option or SAR is greater than Market Value of the underlying shares of Stock, reduce the exercise price of such Option or SAR or exchange such Option or SAR for a new Award with a lower (or no) purchase price or for cash.
15.3    Limitations on Amendments, Etc.
Without the approval of the Company’s stockholders, no amendment or modification of the Plan by the Board may (i) increase the number of shares of Stock which may be issued under the Plan (except in accordance with Section 8.1 herein, to the extent stockholder approval is not required by Applicable Law), (ii) change the description of the persons eligible for Awards, (iii) implement an Exchange Program or (iv) effect any other change for which stockholder approval is required by Applicable Law.
No amendment or modification of the Plan by the Board, or of an outstanding Award by the Committee, shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification or such Award, as the case may be, without the Participant’s consent; provided, however, that no such consent shall be required if (i) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated.
16.Notices and Other Communications
Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its General Counsel or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.
17.Administrative Provisions
Nothing contained in the Plan shall require the issuance or delivery of certificates for any period during which the Company has elected to maintain or caused to be maintained the evidence of ownership of its shares of Stock, either generally or in the case of Stock acquired pursuant to Awards, by book entry, and all references herein to such actions or to certificates shall be interpreted accordingly in light of the systems maintained for that purpose. Furthermore, any reference herein to actions to be taken or notices (including of grants of Awards) to be provided in writing or pursuant to specific procedures may be satisfied by means of and pursuant to any electronic or automated voice response systems the Company may elect to establish for such purposes, either by itself or through the services of a third party, for the period such systems are in effect.
18.Limitations Applicable to Section 16 Insiders
Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 and any amendments thereto) that are requirements for the
8x8, Inc. | PROXY STATEMENT 91

application of such exemptive rule. To the extent permitted by Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
19.Compliance With Section 409A of the Code
The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code and any regulations or guidance promulgated thereunder (“Section 409A”), and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, a Participant shall not be considered to have terminated employment or service with the Company or an Affiliate for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company or any Affiliate within the meaning of Section 409A. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A and comparable provisions of any applicable state or local income tax laws. Notwithstanding anything to the contrary in the Plan or any Award, if and to the extent the Committee shall determine that the terms of any Award may result in the failure of such Award to comply with or be exempt from the requirements of Section 409A, the Committee shall have authority to take such action to amend, modify, cancel or terminate the Plan or any Award as it deems necessary or advisable to bring such Award into compliance with or maintain an exemption from Section 409A.
20.Governing Law
The Plan and, except as otherwise provided in an applicable Award Agreement, all actions taken thereunder, shall be governed, interpreted and enforced in accordance with the laws of the state of Delaware, without regard to the conflicts of laws principles thereof.

8x8, Inc. | PROXY STATEMENT 92

8X8, INC.
ATTN: INVESTOR RELATIONS
675 CREEKSIDE WAY
CAMPBELL, CA 95008

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T01714-P54042 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

8X8, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jaswinder Pal Singh
02) Monique Bonner
03) Andrew Burton
04) Todd Ford
05) Alison Gleeson
06) John Pagliuca
07) Elizabeth Theophille
08) Samuel Wilson

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as an attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

T01715-P54042

8X8, INC.
Annual Meeting of Stockholders
August 3, 2026 at 9:00 AM PDT
This proxy is solicited by the Board of Directors.

The stockholder(s) hereby appoint(s) Samuel Wilson and Laurence Denny, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them, or either of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of 8x8, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM PDT on August 3, 2026, live via the Internet at www.virtualshareholdermeeting.com/8X82026.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND THE PROPOSALS ON THE REVERSE SIDE HEREOF IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, AND IN THE BEST JUDGMENT OF THE PROXIES ON ALL OTHER MATTERS AS MAY BE PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Continued and to be signed on reverse side

Your **Vote** Counts!

8X8, INC.

2026 Annual Meeting of Stockholders
Vote by August 2, 2026
11:59 PM ET

8X8, INC.
ATTN: INVESTOR RELATIONS
675 CREEKSIDE WAY
CAMPBELL, CA 95008

T01716-P54042

You invested in 8X8, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on August 3, 2026.**

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August 3, 2026
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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors **Nominees:** 01) Jaswinder Pal Singh 02) Monique Bonner 03) Andrew Burton 04) Todd Ford 05) Alison Gleeson 06) John Pagliuca 07) Elizabeth Theophille 08) Samuel Wilson	For
2.	To approve, through an advisory vote, 8x8, Inc.'s executive compensation for the fiscal year ended March 31, 2026.	For
3.	To ratify the appointment of Grant Thornton LLP as 8x8, Inc.'s independent registered public accounting firm for the fiscal year ending March 31, 2027.	For
4.	To approve an amendment to 8x8, Inc.'s 2022 Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 8,338,000 shares.	For

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T01717-P54042